As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-292775

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

Amendment No. 1 to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Red Wisdom Creation Limited
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

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Cayman Islands	7310	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

807A on the 8th Floor

Office Tower 2 of The Harbourfront

22 Tak Fung Street

Hung Hom, Hong Kong
Tel: 852-46203591

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111	Anthony W. Basch, Esq. Alexander W. Powell, Jr., Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: (804) 771-5700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Emerging growth company. ☒

If an emerging growth company that prepares its consolidated financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion) Dated February 26, 2026

Red Wisdom Creation Limited

6,250,000 Class A Ordinary Shares

We are offering 6,250,000 Class A ordinary shares, US$0.0001 par value per share (“Class A Ordinary Shares”). This is the initial public offering of our Class A Ordinary Shares. Prior to this offering, there has been no public market for Class A Ordinary Shares. We expect the initial public offering price of the Class A Ordinary Shares will be in the range of $4.00 to $5.00 per share.

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market (“NASDAQ”) under the symbol “[*].” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The closing of this offering is conditioned upon NASDAQ’s final approval of our listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on NASDAQ.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Our Being an “Emerging Growth Company” and “Risk Factors” on pages 5 and 18, respectively.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to fifty (50) votes per share. Each Class B Ordinary Share shall be convertible into one Class A Ordinary Share at the option of the holder thereof at any time after issue, however, Class A Ordinary Shares are under no circumstances convertible into any Class B Ordinary Shares.

As of the date of this prospectus, 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares were issued and outstanding. A shareholder must keep more than 2,700,000 Class B Ordinary Shares to control 50% of the voting rights of the Company and control the outcome of matters submitted to shareholders for approval. We will issue 6,250,000 Class A Ordinary Shares in this Offering. Subsequent to the Offering, 26,250,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares will be issued and outstanding. A shareholder must keep more than 2,742,500 Class B Ordinary Shares after the Offering to control 50% of the voting rights of the Company and control the outcome of matters submitted to shareholders for approval.

Due to the disparate voting powers associated with our two classes of ordinary shares, Chen Qiu, our chief executive officer, director and controlling shareholder (the “Controlling Shareholder”), will beneficially own approximately 61.24% of our issued and outstanding share capital, and approximately 95.61% aggregate voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. See “Risk Factors — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

Upon the completion of this offering, Mr. Chen Qiu, our Controlling Shareholder, will beneficially own 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing approximately 53.87% of our total issued and outstanding Class A Ordinary Shares, and 100% of our total issued and outstanding Class B Ordinary Shares, and representing, in aggregate, 95.61% of the total voting power, assuming the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under corporate governance rules of NASDAQ and, therefore, eligible for certain exemptions from the corporate governance requirements of the NASDAQ Listing Rules. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 54.00% of Class B Ordinary Shares prior to the completion of this offering, or 55.25% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. We do not intend to rely on these exemptions. Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers. See section titled “Risk Factors — Risks Related to This Offering and the Class A Ordinary Shares — “We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.”

We are not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our primary operating subsidiary in Hong Kong, Red Wisdom Creation (Hong Kong) Limited, or Red Wisdom HK. While we have no operations in mainland China, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. As of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuer, including but not limited to the cyber security review and regulatory review over overseas listing of our Class A Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in Hong Kong and/or the value of our securities, which could cause the value of such securities to significantly decline or become worthless. See Risk Factors — “If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.” For more information.

There are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such governmental actions:

•        could result in a material change in our operations and/or the value of our Class A Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors; and

•        may cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

See Risk Factors — “All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” For more information.

We are aware that recently, the PRC government had initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cyber securities reviews, and expanding the efforts in anti-monopoly enforcement. Our PRC Counsel, Tenet & Partners, confirms that we are not directly subject to these regulatory actions or statements, as we do not operate in mainland China, do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could result in a material change in our operations and/could significantly limit or completely hinder our ability to conduct our business, accept foreign investment and complete this offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See Risk Factors — “All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” For more information.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listing by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Requirements: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. Our PRC Counsel, Tenet & Partners, has confirmed that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Review Measures 2021 stipulates that in addition to the “operator of critical information infrastructure” (“Operator”), any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review. It is further elaborated that the factors to be considered when assessing the national security risks of the relevant activities include, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has stated that under such rules, companies holding data of more than one million users must apply for cybersecurity approval when seeking listings in other countries because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

All of our operations are conducted by our operating subsidiary in Hong Kong. Our Company currently does not have any substantive operations in mainland China. Our PRC Counsel, Tenet & Partners, confirms that, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) our operating subsidiary was incorporated in Hong Kong and operates only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Review Measures 2021 and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iii) as of the date of this prospectus, neither has our Operating Subsidiary been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (iv) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Red Wisdom Creation (Hong Kong) Limited is not required to obtain any permissions or approvals from any Chinese authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by Red Wisdom Creation (Hong Kong) Limited or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Although we are not subject to cybersecurity review by the Corporate Affairs Commission nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the Corporate Affairs Commission nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, our Operating Subsidiary is subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPPs”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. We believe that our Operating Subsidiary has been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we or our Operating Subsidiary could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations. For more information, please see Risk Factors — “Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.”

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Class A Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuers audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA and PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

Our auditor, Enrome LLP, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections on its audit works to assess its compliance with the applicable professional standards. Our auditor is currently subject to inspection by the PCAOB.

On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuers audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by the then President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act from three years to two. See Risk Factors — Risks Related to Doing Business in Hong Kong — Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including NASDAQ, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited.” We cannot assure you whether NASDAQ or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Red Wisdom Creation Limited is incorporated in Cayman Islands. As a holding company with no material operations of our own, we conduct all our operations in Hong Kong through our primary Hong Kong operating subsidiary, Red Wisdom HK. Accordingly, we receive principally most of our revenues in HKD. Under our current corporate structure, our Company in the Cayman Islands will rely on dividend payments from Red Wisdom HK to fund any cash and financing requirements we may have. Although other means are available for us to obtain financing at the holding company level, Red Wisdom Creation Limited’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by Red Wisdom HK.

As of the date of this prospectus, we have not made any transfers between the holding company and our subsidiaries, and none of our subsidiaries have ever issued any dividends or distribution to the holding company or their respective shareholders outside of Hong Kong or China. There can be no assurance that the cash maintained in Hong Kong could be transferred out for the payment of dividends or the cash could be deployed into our business which shall be subject to Hong Kong regulations and policies. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong operating subsidiary”, “Dividend Policy”, “Summary Consolidated Financial Data”, and “Consolidated Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm for further details.”

The People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government also imposes regulations on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Cash is expected to be transferred through our organization in the following manner: (i) funds are transferred to Red Wisdom HK, from Red Wisdom Creation Limited through our BVI holding company subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Red Wisdom HK to Red Wisdom Creation Limited through our BVI holding company subsidiary. As of the date of this prospectus, we do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred and have not made any transfers for both directions.

In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our BVI holding company subsidiary and Red Wisdom HK, as the case may be. In order for us to pay dividends to our shareholders, we may rely on payments made by Red Wisdom HK, and the distribution of such payments to our overseas subsidiary as dividends from Red Wisdom HK. While current restrictions and limitations by the PRC government to transfer cash do not apply to Hong Kong entities, such restrictions and limitations by the PRC government could become applicable to Hong Kong and Hong Kong entities in the future, which may result in cash in the business in Hong Kong or a Hong Kong entity being unavailable to fund operations or for other use outside of Hong Kong.

Please see “Risk Factors” beginning on page 18 of this prospectus for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Class A Ordinary Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price(1)	$	$	$
Underwriting discounts(2)	$	$	$
Proceeds to us before offering expenses(3)	$	$	$

____________

(1)      Assumed an initial public offering price of $[4] per Class A Ordinary Share, the low end of the range set forth on the cover page of this registration statement.

(2)      Represents underwriting discounts equal to seven percent (7%) per Class A Ordinary Share. Does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from this offering, payable to the underwriter(s).

(3)      The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.” We have agreed to reimburse the representative up to a maximum of US$235,000 for out-of-pocket accountable expenses. See “Underwriting” on page 117 of this prospectus for a description of these arrangements.

We have granted the underwriter a 45-day option to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering, solely for the purpose of covering overallotments, at the initial public offering price less the underwriting discount.

The underwriter expects to deliver the shares to purchasers in the offering on or about [•], 2026.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Prospectus dated            , 2026

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

i

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

•        “Memorandum and Articles of Association” refers to the amended and restated memorandum and articles of association of the Company adopted on July 5, 2025;

•        “Class A Ordinary Shares” refers to the Company’s Class A Ordinary Shares, par value US$0.0001 per share, with 490,000,000 Class A Ordinary Shares authorized and 20,000,000 Class A Ordinary Shares outstanding as of the date of this prospectus;

•        “Class B Ordinary Shares” refers to the Company’s Class B ordinary shares, par value US$0.0001 per share, with 10,000,000 Class B Ordinary Shares authorized and 5,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus;

•        “China” or the “PRC” refers to the People’s Republic of China, including Taiwan and the special administrative regions of Hong Kong and Macau;

•        Depending on the context, “we,” “us,” “our company,” “our,” and “the Company” refer to Red Wisdom Creation Limited, a Cayman Islands company that will issue the Class A Ordinary Shares being offered. References to the “Group” refers to Red Wisdom Creation Limited and its subsidiaries;

•        “Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

•        “HKD” or “HK$” refers to the legal currency of Hong Kong;

•        “ICFR” refers to Internal Control over Financial Reporting, the processes and procedures a company puts in place to ensure the accuracy and reliability of its financial statements.

•        “mainland China” refers to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “Red Wisdom” refers to Red Wisdom Creation Limited, the issuer in this Offering, which is a Cayman Islands exempted company;

•        “Red Wisdom (BVI)” refers to Miaohong Creation Limited, which is the BVI intermediary holding subsidiary of Red Wisdom;

•        “Red Wisdom HK” refers Red Wisdom Creation (Hong Kong) Limited, the Hong Kong operating subsidiary of Red Wisdom.

•        “RMB” refers to the legal currency of China;

•        “shares”, “Shares” or “Ordinary Shares” refer to the Ordinary Shares of Red Wisdom Creation Limited., consisting of Class A Ordinary Shares and Class B Ordinary Shares;

•        “U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States.

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Companies Act, as the case may be.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

ii

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Market and Industry Data

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

The functional and reporting currency of the Group is the United States Dollar (“US$”). All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

The Group’s operating subsidiary in Hong Kong uses Hong Kong Dollars (“HK$”) as the functional currency.

The consolidated financial statements of the Company and its subsidiaries, other than subsidiaries with functional currency of US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and average exchange rate for the year for income and expense items. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Impact of COVID-19

The COVID-19 pandemic broadly affected the global economy. In the year of 2022, the resurgence of the COVID-19 pandemic initially negatively impacted our advertising business through an impact on our operations, an impact on the operations of our collaborators, third-party contractors and other entities, including governments, governmental agencies, and payers, which we interact, and an impact on our customers. However, the COVID-19 pandemic then accelerated the adoption of online lifestyles, triggering an upsurge in demand for premium digital content and amplifying the industry’s trajectory. Since the end of 2022, the control measures for epidemic prevention has gradually been removed. We expect the continuous optimization of epidemic prevention policy to stimulate the advertising industry and have a positive impact on our business. However, any resurgence of the COVID-19 pandemic could negatively affect the advertising business. The extent of any future impact of the COVID-19 pandemic on our business is still highly uncertain and cannot be predicted as of the date of this prospectus. Any potential impact to our operating results will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by competent authorities to contain the spread of the COVID-19 pandemic, almost all of which are beyond our control.

See “Risk Factors — Risks Related to Our Business and Industry — Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.”

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors” before deciding whether to buy our Class A Ordinary Shares. This prospectus contains certain estimates and information from industry report from Xiamen Flashstone Investment Management Consulting Co., Ltd. (“Flash-Stone Consulting”) commissioned by us on July 16, 2025 entitled “Global MCN and Digital Targeted Advertising Market Research Report” (the “Flash-Stone Report”), an independent market research firm, regarding our industries and our market positions in Hong Kong. This prospectus also contains information and statistics relating to Hong Kong and China’s economy and the industries in which we operate which are derived from various publications issued by market research companies and the Hong Kong and PRC governmental entities, and have not been independently verified by us, the underwriter or any of its respective affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside of Hong Kong and China.

Overview

We are an online multi-channel network (MCN) marketing solution provider based in Hong Kong SAR, specializing in influencer marketing and multi-platform media marketing, for the youth market with a customer base with ages between 14 and 35.

MCN (Multi-Channel Network) is an intermediary platform that connects brands with content creators, providing content production, monetization, and distribution services under revenue-sharing agreements. Its core value lies in reducing transaction costs between brands and creators while optimizing content marketing efficiency. We advise clients on online marketing strategies, offer advertising optimization services and facilitate the deployment of advertising campaigns. Our advertising campaigns can include various forms of content creation for social media and targeted marketing, such as short videos, live broadcasts, scenario-based content implantation, social media posts, search ads, in-feed ads, and banner ads.

We offer two types of advertising services: (i) online influencer marketing, and (ii) online precision marketing services.

Online Influencer Marketing

Our online influencer marketing services consist of a network of online influencers that can generate targeted content based on our directions on brand marketing for deployment on social media and short-video platforms. We provide a comprehensive service to clients, ranging from influencer screening to delivery optimization.

Our revenue is comprised primarily of net fees earned from clients using our MCN services that is subject to the contractual terms with the client, and we recognize the corresponding revenue when the services are delivered.

Each agreement explicitly specifies marketing services, agreed-upon publishing schedule, each party’s rights and obligations, as well as payment terms. The Company’s obligations include identifying and matching multi-platform influencers aligned with customer objectives, developing customized marketing content leveraging influencer reach, publishing content via influencer accounts per contractual schedules, and providing post-campaign performance reviews.

The Company adopts a model of bundling its services, believing this will be more beneficial for customers. Online influencer marketing services are highly interdependent; content creation is inseparable from influencer selection, and distribution is contingent on platform-specific accounts. We settle invoices with the relevant influencer agencies and organizations that are accrued in relation to a client project, which are then accounted for and billed in our invoices provided to the client.

For the year ended March 31, 2024 and 2025, revenue for online influencer marketing services constituted 49.3% and 72.3% of our revenue for the year, respectively. For the six months ended September 30, 2025 and 2024, revenue for online influencer marketing services constituted 60.5% and 70.1% of our revenue, respectively.

Online Precision Marketing Services

Our online precision marketing services consist of data driven online brand marketing through the implementation of search ad placements, in-feed ad placements search ads, and/or banner ad placements across dominant online platforms such as Google, TikTok, and YouTube.

For our online precision marketing services, revenue from the client is derived from our performance of the online precision marketing services in accordance with our customer agreements.

Contract consideration is fixed and determined by targeted exposure volume and “cost per mille” (“CPM”), which is based on the number of times an ad is displayed on behalf of a customer, regardless of whether a user clicks on it. The contract price is not further affected by executed exposure volume. Revenue is recognized over time as services are rendered, measured by progress against the agreed-upon release schedule, with marketing campaigns typically lasting one to two months. Completion is evidenced by signed confirmation letters verifying exposure volume achievement. The company usually requires a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a credit term of 90 days.

Advertising costs are calculated on a CPM basis, based on the number of times an ad is displayed on behalf of a client, regardless of whether a user clicks on it. Media channels typically charge a fixed cost for every 1,000 ad impressions for CPM marketing. Similarly, we settle invoices with the relevant media channels that are accrued in relation to a client project, which are then accounted for and billed in our invoices provided to the client.

For the year ended March 31, 2024 and 2025, revenue for online marketing services constituted 50.7% and 27.7% of our revenue for the year, respectively. For the six months ended September 30, 2025 and 2024, revenue for online marketing services constituted 29.9% and 39.5% of our revenue, respectively.

Our Competitive Strengths

We believe our main competitive strengths are as follows:

•        We work with a wide breadth of online influencer marketing suppliers, ensuring wide coverage to meet client’s demands.

•        Capability of offering multi-channel online marketing solutions; and

•        Capability of offering data driven market strategy services.

Our Business Strategies and Future Plans

•        Strengthen our online influencer marketing services;

•        Continuing to recruit and maintain talent; and

•        Improving information and technology capabilities

Our Corporate Structure and History

The following diagram illustrates the ownership structure of the Company, and aggregate share ownership before and after giving effect to this offering:

Chen Qiu
Zeng Yanming
Wang Wendong
Hu Bisheng
Fan Jianping
Li Mengting
100%
100%
100%
100%
100%
100%
Red Wisdom CQ Limited
Red Wisdom ZYM Limited
Red Wisdom WWD Limited
Red Wisdom HBS Limited
Red Wisdom FJP Limited
Red Wisdom LMT Limited
Public Shareholders
75.56%(97.82%)/ 65.44%(96.32%)(1)(2)
4.92%/0.45%(2)
4.81%/0.44%(2)
4.52%/3.86%(2)
4.54%/3.88%(2)
4.65%/3.97%(2)
0%/ 14.53%(2)
Red Wisdom Creation Limited (Cayman Islands)
100%
Miaohong Creation Limited (BVI)
100%
Red Wisdom Creation (Hong Kong) Limited (Hong Kong)

____________

1)       Mr. Chen Qiu, our Controlling Shareholder, beneficially owns 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing as of the date of this Prospectus, approximately 76.56% of our total issued and outstanding shares, consisting of approximately 56.56% of our total issued and outstanding Class A Ordinary Shares, and 100% of our total issued and outstanding Class B Ordinary Shares, and representing, in aggregate, 97.82% of the total voting power. After giving effect to this offering, Mr. Chen Qiu will own 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing approximately 61.24% of our total issued and outstanding shares, consisting of approximately 53.87% of our total issued and outstanding Class A Ordinary Shares, and 100% of our total issued and outstanding Class B Ordinary Shares, and representing, in aggregate, 95.61% of the total voting power, assuming the underwriters do not exercise their over-allotment option.

2)       Assumes an offering of 6,250,000 Class A Ordinary Shares and assumes no exercise by the underwriters of their over-allotment option.

Subsidiary Name	Background	Ownership
Miaohong Creation Limited (“Red Wisdom (BVI)”)	Incorporated in the BVI on February 27, 2025 as a BVI business company.	100% held by Red Wisdom Creation Limited
Red Wisdom Creation (Hong Kong) Limited (f/k/a Miao Hong Trading Co., Limited) (“Red Wisdom HK”)	Incorporated in Hong Kong on August 9, 2019 as a company limited by shares.	100% held by Miaohong Creation Limited

Red Wisdom Creation Limited, the issuer in this Offering, was incorporated in the Cayman Islands on February 12, 2025 as an exempted company. The Group first began operations in 2019 through its primary operating subsidiary, Red Wisdom HK.

Our Controlling Shareholder will own 65.44% of our issued and outstanding share capital, and approximately 96.32% aggregate voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option.

Reorganization

Prior to the incorporation of the Company, our principal operations were carried out through Red Wisdom HK. Red Wisdom HK was wholly controlled by 6 original individual shareholders, being Chen Qiu, Zeng Ruming, Wang Wentong, Hu Jusheng, Fan Jianping and Li Mengting.

On February 12, 2025, Red Wisdom was incorporated under the laws of the Cayman Islands, and controlled by the above 6 original individual shareholders upon the completion its share issuance.

On February 27, 2025, Red Wisdom (BVI) was incorporated under the laws of the BVI by Red Wisdom as a wholly owned subsidiary of Red Wisdom.

On April 15, 2025, as part of the reorganization in contemplation of this Offering, Red Wisdom (BVI) acquired 100% interest in Red Wisdom HK from the 6 original individual shareholders. As of the date of this prospectus, Red Wisdom HK, our Hong Kong operating subsidiary, is wholly-owned indirectly by the Company.

Corporate Information

Our principal office is 807A on the 8th Floor, Office Tower 2 of The Harbourfront, 22 Tak Fung Street, Hung Hom, Hong Kong. The telephone number of our principal office is 852-46203591. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Information contained on our website does not constitute part of this prospectus.

Transfers of Cash To and From Our Subsidiaries

As of the date of this prospectus, we have not made any transfers between the holding company and our subsidiaries, and none of our subsidiaries have ever issued any dividends or distribution to the holding company or their respective shareholders outside of Hong Kong or China.

Cash is expected to be transferred through our organization in the following manner: (i) funds are transferred to Red Wisdom HK, our HK operating entity, from Red Wisdom Creation Limited through our BVI holding company subsidiaries in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Red Wisdom HK to Red Wisdom Creation Limited through our BVI holding company subsidiary. As of the date of this prospectus, we do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred and have not made any transfers for both directions.

In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiary and Miaohong Creation Limited, as the case may be. In order for us to pay dividends to our shareholders, we may rely on payments made by Red Wisdom HK, and the distribution of such payments to our overseas subsidiary as dividends from Red Wisdom HK. If any of our subsidiaries or Red Wisdom HK incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

While current restrictions and limitations by the PRC government to transfer cash do not apply to Hong Kong entities, such restrictions and limitations by the PRC government could become applicable to Hong Kong and Hong Kong entities in the future, which may result in cash in the business in Hong Kong or a Hong Kong entity being unavailable to fund operations or for other use outside of Hong Kong. See the risk factor “In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our BVI holding company subsidiary and Red Wisdom HK, as the case may be. In order for us to pay dividends to our shareholders, we may rely on payments made by Red Wisdom HK, and the distribution of such payments to our overseas subsidiary as dividends from Red Wisdom HK. To the extent that cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the Company and our subsidiaries by the PRC Government to transfer cash or assets.” on page 30 for more information.

Cayman Islands.    Subject to Cayman law, the Companies Act and our Amended Memorandum and Articles, our board of directors may from time to time declare dividends in any currency to be paid to our members. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the memorandum and articles of association of an exempted company incorporated in the Cayman Islands, an exempted company incorporated in the Cayman Islands may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

Hong Kong.    Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiary through our intermediate holding company. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible, for up to five years, to take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•        the ability to include only two years of audited consolidated financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•        exemptions from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), in the assessment of our internal control over financial reporting;

•        to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards.

We elect to take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the consummation of this Offering or such earlier time that we are no longer an emerging growth company.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares. We do not know if some investors will find the Class A Ordinary Shares less attractive because we may rely on these exemptions. The result may be a less active trading market for the Class A Ordinary Shares, and the price of the Class A Ordinary Shares may become more volatile.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the date of this Offering; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.00 billion in non-convertible debt securities during any three-year period.

Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the rules under the Exchange Act requiring domestic filers to issue consolidated financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing consolidated financial statements audited by an independent registered public accounting firm.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the NASDAQ. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of NASDAQ, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Both foreign private issuers and emerging growth companies are also exempt from certain more extensive executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more extensive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer and will continue to be permitted to follow our home country practice on such matters.

Dual-Class Nature

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to fifty (50) votes per share. Each Class B Ordinary Share shall be convertible into one Class A Ordinary Share at the option of the holder thereof at any time after issue, however, Class A Ordinary Shares are under no circumstances convertible into any Class B Ordinary Shares. Due to the disparate voting powers associated with our two classes of ordinary shares, Chen Qiu, our chief executive officer, director and controlling shareholder, will beneficially own approximately 65.44% of our issued and outstanding share capital and approximately 96.32% of the aggregate voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option. The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. See “Risk Factors — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

Future issuances of our Class B Ordinary Shares, which can be approved by our board of directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares. In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any Class B holder retains their shares. See “Risk Factors — Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders”

Implications of Being a Controlled Company

Upon the completion of this Offering, we will be a “controlled company” as defined under the NASDAQ Listing Rules because our Controlling Shareholder will beneficially own approximately 65.44% of our issued and outstanding share capital, consisting of approximately 58.31% of our total outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary, Shares and approximately 96.32% aggregate voting power, assuming that the underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See section titled “Risk Factors — Risks Related to This Offering and the Class A Ordinary Shares — We will be a “controlled company” within the meaning of the NASDAQ Listing Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” for more information.

Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers. See section titled “Risk Factors — Risks Related to This Offering and the Class A Ordinary Shares — We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.” for more information.

Implications of Our Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

As a foreign private issuer, we may take advantage of certain provisions under the NASDAQ Listing Rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

See “Risk Factors — Risks Related to This Offering and the Class A Ordinary Shares — We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.”

Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Related to our Business and Industry” beginning on page 18 of this prospectus)

•        If advertiser clients stop purchasing online marketing services from our operating subsidiary or decrease the amount they are willing to spend on marketing campaigns and promotional activities, or if our operating subsidiary is unable to establish and maintain new relationships with advertiser clients, its business, financial condition, and results of operations could be materially adversely affected.

•        We are reliant on our influencer agency partners and their network of influencers to deliver the advertising services required by our clients

•        We are reliant on our media channel partners and their respective platforms to deliver the advertising services required by our clients, and for provision of accurate advertising performance data in order to evaluate marketing effectiveness.

•        We partially depend on contractors for our Hong Kong operating subsidiary’s business operations.

•        Our operating subsidiary is in the highly competitive online marketing industry and it may not be able to compete successfully against existing or new competitors, which could reduce its market share and adversely affect its competitive position and financial performance.

•        Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our clients.

•        Our operating results are affected by advertising trends. We may be unable to adapt to changing demands, preferences, market trends and technology needs for our customers to compete effectively.

•        The limited operating history of our operating subsidiary in rapidly evolving industry makes it difficult to accurately forecast its future operating results and evaluate its business prospects.

•        Our future growth may involve expansion into new and overseas business opportunities, and any efforts to do so that are unsuccessful or are not cost-effective could adversely affect our business, financial condition, and results of operations.

•        As a marketing company that relies on online advertisements and third-party influencer services, we are inherently exposed to cybersecurity risks arising from our partnerships with vendors that provide these services. We have established risk management and internal control systems to prevent and minimize the cybersecurity risks affecting our reputation and customers’ satisfaction.

•        Failure to attract and retain key management and technical staff may hinder our business prospects

•        Complaints from our clients may affect our reputation and our ability to retain our existing clients and secure new clients.

•        Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Shares.

•        We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong and China.

•        We are exposed to credit risks of our customers.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        We may be subject to litigation, claims or other disputes.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

•        Pandemics and epidemics, natural disasters, terrorist activities, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 25 of this prospectus)

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

•        Our corporate actions will be substantially controlled by Mr. Chen Qiu, our Controlling Shareholder, who will have the ability to control over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your shares and materially reduce the value of your investment.

•        Our directors and officers currently own an aggregate of 76.56% of our outstanding Ordinary Shares representing 97.82% of the total voting power, and will own approximately 65.44% of our outstanding Ordinary Shares representing approximately 96.32% of the total voting power immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

•        Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations.

•        Certain judgments obtained against us by our shareholders may not be enforceable.

Risks Related to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 29 of this prospectus)

•        All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our BVI holding company subsidiary and Red Wisdom HK, as the case may be. In order for us to pay dividends to our shareholders, we may rely on payments made by Red Wisdom HK, and the distribution of such payments to our overseas subsidiary as dividends from Red Wisdom HK. To the extent that cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the Company and our subsidiaries by the PRC Government to transfer cash or assets.

•        If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

•        Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

•        Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited.

•        Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, the PRC and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary, which represents all of our business.

•        If our Operating Subsidiary becomes subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed PRC-based companies, our Operating Subsidiary may have to expend significant resources to investigate and/or defend any allegations which could harm our Operating Subsidiary’s business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

•        There are political risks associated with conducting business in Hong Kong.

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Risks Related to This Offering and the Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors — Risks Related to This Offering and the Class A Ordinary Shares” beginning on page 39 of this prospectus)

•        There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell the Class A Ordinary Shares at or above the price you paid, or at all.

•        The market price for the Ordinary Shares may be volatile.

•        If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

•        Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

•        Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

•        Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

•        There can be no assurance that we will not be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in significant adverse U.S. federal income tax consequences to U.S. holders in our Class A Ordinary Shares.

Recent Regulatory Development in China

We are aware that, recently, certain laws and regulations especially regarding the cyber security and listing overseas of China-based companies have been issued and taken effect.

Cybersecurity Laws

On December 28, 2021, the CAC, the NDRC, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. Under the New Measures, (i) where a CIIO procures network products and services, it shall anticipate the national security risks that may be posed by the products and services once they are put into use. Those that affect or may affect national security shall be reported to the Cybersecurity Review Office for cybersecurity review; (ii) online platform operators controlling personal information of more than one million users, which are listing in a foreign country, must apply for cybersecurity review with the Cybersecurity Review Office; and (iii) the Cybersecurity Review Office will conduct cybersecurity review on critical information infrastructure operators and network platform operators in accordance with the laws if it considers necessary.

As of the date of this prospectus, (i) we and our Hong Kong subsidiary do not operate any online platforms, nor do we collect personal information through any online platforms in our business operations; (ii) we and our Hong Kong subsidiary have not been notified by any authorities of being classified as critical information infrastructure operators; and (iii) we and our Hong Kong subsidiary have not been involved in any investigations initiated by the CAC or any other competent authorities, nor have we received any inquiry, notice, warning, or sanction in such respect, our PRC Counsel, Tenet & Partners, confirms that we are not subject to cybersecurity review.

As of the date of this prospectus, our PRC Counsel, Tenet & Partners, confirms that our Hong Kong subsidiary, namely Red Wisdom Creation (Hong Kong) Limited, is not required to obtain any permissions from mainland Chinese authorities to operate its current business located in Hong Kong.

Nevertheless, since the New Measures are new, the impact of the New Measures on us shall be subject to the implementation and interpretation thereof. If new rules or explanations were promulgated later requiring that our Hong Kong operating subsidiary obtains approvals for this offering and any follow-on offering, we cannot assure you that we will be able to list our Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Shares.

Implications of HFCA Act

Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited.

Our auditor, Enrome LLP, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, Enrome LLP is subject to U.S. laws under which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. The most recent onsite inspection conducted in April 2025 and Enrome LLP is still waiting for the result of the inspection. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021.

The SEC adopted rules to implement the HFCA Act and, pursuant to the HFCA Act, the PCAOB issued its report on December 16, 2021, notifying SEC of its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act.

On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Regulatory Approval of the PRC and Hong Kong

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own governmental and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Loeb & Loeb LLP, our counsel with respect to Hong Kong law, has advised us that, as of the date of this prospectus, Red Wisdom Creation (Hong Kong) Limited, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation and business license. As of the date of this Prospectus, we have not been denied any permissions or approvals from the Hong Kong authorities to operate our business and we, including Red Wisdom Creation (Hong Kong) Limited are not required to obtain any permission or approval from Hong Kong authorities to offer our Class A Ordinary Shares to foreign investors. However, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Red Wisdom Creation (Hong Kong) Limited, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from PRC Authorities

As of the date of this prospectus, our PRC Counsel, Tenet & Partners, confirms that our Hong Kong subsidiary, namely Red Wisdom Creation (Hong Kong) Limited, is not required to obtain any permission from mainland Chinese authorities to operate its current business located in Hong Kong.

Our PRC Counsel, Tenet & Partners, has confirmed that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares.

As of the date of this prospectus, our PRC Counsel, Tenet & Partners, confirms that we are not subject to cybersecurity review with the CAC to conduct our business operations, given that: (i) our operating subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Review Measures 2021 and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iii) as of the date of this prospectus, neither has our Operating Subsidiary been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (iv) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Red Wisdom Creation (Hong Kong) Limited is not required to obtain any permissions or approvals from any Chinese authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by Red Wisdom Creation (Hong Kong) Limited or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Class A Ordinary Shares to investors and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

THE OFFERING

Shares Offered by Us:	6,250,000 Class A Ordinary Shares, or 7,187,500 Class A Ordinary Shares if the underwriters exercise the over-allotment option in full.
Offer Price:	We estimate the initial public offering price will be between US$4.00 and US$5.00 per Class A Ordinary Share.
Shares Outstanding Before This Offering:	20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are outstanding as of the date of this prospectus.
Shares to be Outstanding Immediately After This Offering:

26,250,000 Class A Ordinary Shares, and 5,000,000 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option.

27,187,500 Class A Ordinary Shares, and 5,000,000 Class B Ordinary Shares, assuming full exercise of the underwriters’ over-allotment option.

Voting Rights:

Holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association and approval of major corporate transactions.

Holders of Class B Ordinary Shares will be entitled to fifty (50) votes per share.

Over-Allotment Option:

We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts.

Use of Proceeds:	We intend to use the proceeds from this offering for the purposes as set out in “Use of Proceeds” on page 44.
Lock-up:

All of our directors, executive officers, and owners of 5% or more of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Class A Ordinary Shares or securities convertible into or exercisable or exchangeable for our Class A Ordinary Shares for a period of six months from the closing of this offering.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Controlled Company:

After this Offering, assuming an offering size as set forth in this section, Mr. Chen Qiu, our Controlling Shareholder, will beneficially own 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing approximately 61.24% of our total issued and outstanding share capital, consisting of approximately 53.87% of our total outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares and approximately 95.61% aggregate voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we expect to be a controlled company within the meaning of the corporate governance standards of the Nasdaq Capital Market, or Nasdaq. See section titled “Prospectus Summary — Implications of Being a Controlled Company.”

NASDAQ Symbol:	We intend to list our Class A Ordinary Shares on the NASDAQ under the symbol “[*].”
Transfer Agent:	Transhare Corporation
Risk Factors:	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Shares.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option and is based on 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding as of the date of this prospectus.

SUMMARY FINANCIAL INFORMATION

The following summary presents consolidated balance sheet data for the years ended March 31, 2024 and 2025, and for the six months ended September 30, 2024 and 2025, and consolidated balance sheet data as of March 31 2025 and September 30, 2025. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. You should read this “Selected Consolidated Financial And Operating Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

	For the years ended March 31,
	2024	2025
	US$	US$
Statements of Income Data
Total revenue	3,046,320	8,739,436
Total cost of revenue	(2,517,619)	(6,908,774)
Total operating expenses	(350,564)	(666,401)
Operating income	178,137	1,164,261
Total other income/(expenses), net	16,922	(10,467)
Income before income taxes	195,059	1,153,794
Income tax expenses	(15,759)	(168,972)
Net income	179,300	984,822
Earnings per ordinary share
Basic and diluted	0.01	0.04
Weighted average Ordinary Shares outstanding
Basic and diluted	25,000,000	25,000,000
	For the six months ended September 30,
	2024	2025
	US$	US$
Statements of Income Data
Total revenue	6,247,497	11,048,993
Total cost of revenue	(4,945,748)	(8,775,059)
Total operating expenses	(269,754)	(1,197,819)
Operating income	1,031,995	1,076,115
Total other (expenses)/income, net	(9,175)	16,127
Income before income taxes	1,022,820	1,092,242
Income tax expenses	(147,402)	(159,083)
Net income	875,418	933,159
Earnings per ordinary share
Basic and diluted	0.04	0.04
Weighted average Ordinary Shares outstanding
Basic and diluted	25,000,000	25,000,000
	As of March 31, 2025	As of September 30, 2025
	US$	US$
Balance Sheet Data
Cash	43,109	265,383
Current assets	2,189,417	6,586,800
Total assets	2,192,588	6,684,190
Current liabilities	1,028,466	4,586,909
Total liabilities	1,028,466	4,586,909
Shareholders’ equity	1,164,122	2,097,281
Total liabilities and shareholders’ equity	2,192,588	6,684,190

RISK FACTORS

Risks Related to Our Business and Industry

If advertiser clients stop purchasing online marketing services from our operating subsidiary or decrease the amount they are willing to spend on marketing campaigns and promotional activities, or if our operating subsidiary is unable to establish and maintain new relationships with advertiser clients, its business, financial condition, and results of operations could be materially adversely affected.

Our operating entity’s revenue is derived from providing online marketing services to advertiser clients. Its online marketing services are designed to help clients drive consumer demand, increase sales, and achieve operating efficiencies. Thus, our relationship with clients primarily depends on our ability to deliver quality marketing services at attractive volumes and prices. If clients are dissatisfied with the effectiveness of the marketing campaigns provided by us, they may stop purchasing its online marketing services or decrease the amount they are willing to spend on marketing campaigns and promotional activities. Our operating subsidiary’s agreements with clients are predominately short-term agreements, and clients may cease purchasing its online marketing services at any time with no prior notice.

In addition to the quality of our online marketing services, the willingness of clients to spend their online marketing budget with us, which is critical to our business and ability to generate revenue, can be influenced by a variety of factors, including:

•        macro-economic and social factors: domestic, regional, and global social, economic, and political conditions; economic and geopolitical challenges; the COVID-19 pandemic; and economic, monetary, and fiscal policies;

•        industry-related factors: the trends, preferences, and habits of audiences towards online marketing and the development of varying forms of online marketing and content; and

•        client-specific factors: a client brand’s specific development strategies, business performance, financial condition, and sales and marketing plans.

In view of the above, we cannot ensure you that clients will continue to purchase our services or that we will be able to replace, in a timely and effective manner, departing clients with potential new and quality clients. Neither can we guarantee the amount of online marketing services that our clients will purchase, or that we will be able to attract new advertisers or increase the amount of revenue we earn from advertiser clients over time. If we are unable to maintain existing relationships with our clients or continue to expand our client base, the demand for our marketing services will not grow and may even decrease, which could materially and adversely affect our revenue and profitability.

If we fail to maintain our relationship with media channel partners, and influencer agencies and organizations, our business, results of operations, financial condition and business prospects could be materially and adversely affected.

We have established and maintained relationships with a wide range of influencer agencies and organizations, as well as media channel partners. Our future growth will depend on our ability to maintain our relationships with existing influencer agencies and media channel partners, as well as building partnerships with new media channels and influencer agencies. If any influencer agency or media channel partner ends its cooperative relationship with our operating subsidiary or imposes commercial terms which are less favorable to our operating subsidiary, or our operating subsidiary fails to secure cooperative relationships with new influencer agencies or media channel partners, it may lose access to the relevant advertising channels, lose its advertiser clients, and lose potential revenue. As a result, our operating subsidiary’s business, results of operations, financial condition and prospects may be materially and adversely affected.

We are reliant on our influencer agency partners and their network of influencers to deliver the advertising services required by our clients.

Our business depends on our influencer agency partners orchestrating their network of influencers to deliver the required social media advertising services on the various platforms. As a result, any interruption or failure of their influencers to disseminate social media content or content appropriate for the client’s brand strategy may undermine the delivery of our operating subsidiary’s advertising services and cause it to lose clients, and our business, financial condition and results of operations would be adversely affected.

As we do not directly employ the influencers ourselves, there is no contractual or employment arrangement between our operating subsidiary and the influencer. As such, we do not exert direct control or management over the influencers. There is the risk of misalignment between client’s marketing plan and the actual content disseminated by influencers, due to miscommunication during the service process with the influencer agency partner and influencer. In the event of an influencer failure to deliver or misdelivering our client’s brand messaging, we may have limited recourse against the influencer for any harm caused to the client brand’s reputation.

In addition, our operating subsidiary depends on the accuracy and genuineness of advertising performance data and other data provided by influencer agencies in evaluating the effectiveness of clients’ advertising campaigns and calculating the amount of advertising costs that it is contracted to pay the influencer agencies. If the advertising performance data or other data provided by agency is inaccurate or fraudulent, it may undermine our operating subsidiary’s optimization efforts to achieve better performance for its clients’ marketing. This could also result in disputes with clients and the agencies, causing harm to our reputation, and loss of relationship with the client and the agency, and adversely affect its business, results of operations and financial condition.

We are reliant on our media channel partners and their respective platforms to deliver the advertising services required by our clients, and for provision of accurate advertising performance data in order to evaluate marketing effectiveness.

Our business depends on our media channel partners to deliver their advertising services on their platforms, which in turn relies on the performance, reliability and stability of the media channel’s Internet infrastructure and telecommunications systems. As a result, any interruption or failure of their information technology and communications systems may undermine the delivery of our operating subsidiary’s advertising services and cause it to lose clients, and our business, financial condition and results of operations would be adversely affected.

In addition, our operating subsidiary depends on the accuracy and genuineness of advertising performance data and other data provided by media partners in evaluating the effectiveness of clients’ advertising campaigns and calculating the amount of advertising costs that it is contracted to pay the media channel. If the advertising performance data or other data provided by the media channel is inaccurate or fraudulent, it may undermine our operating subsidiary’s optimization efforts to achieve better performance for its clients’ ads. This could also result in disputes with the client and the media channel, causing harm to our reputation and loss of relationship with the client and media channel, and adversely affect its business, results of operations and financial condition.

We partially depend on contractors for our Hong Kong operating subsidiary’s business operations.

We partially depend on third-party sourced contractors for the daily operations of our Hong Kong operating subsidiary’s business, with the total number of contractors engaged adjusted based on business needs. We have a human resources service agreement with a talent dispatch agency to facilitate such arrangement. Since October 2023, we have engaged a stable core team of 4 contractors, with additional contractors engaged on a monthly basis in accordance with project demands. As at the date of this Prospectus, we have an inhouse team comprising of 1 manager, 1 senior staff member, and 2 junior staff members operating at the Company’s operating subsidiary. In addition to the core team, the Company can request for further temporary contractors from the dispatch agency in accordance with its business needs.

There can be no assurance that contractors will perform their obligations fully under the talent dispatch arrangement. Although there is a stable core team of contractors consisting of the same personnel that are working for our Hong Kong operating subsidiary, there may be issues of continuity, team cohesion, and lack of familiarity with our operating subsidiary’s business operations in respect of other temporary operational contractors that are only engaged when there is a higher volume of projects. It may be difficult to build long-term strategies and collaboration efforts within the operating subsidiary when there is a potential high turnover, and less investment and accountability inherent with engaging contractors.

If any contractor is unable or unwilling to perform according to the negotiated terms and timetable or our operating subsidiary’s instructions, or terminates its agreement with the dispatch agency for any reason, we would be required to engage substitute contractors at short notice, which could be difficult in times of high market demand for advertising talent.

Our operating subsidiary is in the highly competitive online marketing industry and it may not be able to compete successfully against existing or new competitors, which could reduce its market share and adversely affect its competitive position and financial performance.

There are numerous companies that specialize in the provision of online advertising services in Hong Kong and China. Our operating subsidiary competes primarily with its competitors and potential competitors for access to agency relationships with quality influencer agencies and popular media channels, and advertiser client base. The online marketing industry in Hong Kong and China is rapidly evolving. Competition can be increasingly intensive and is expected to increase significantly in the future. Increased competition may result in price reductions for marketing services, reduced margins and loss of our market share. Our operating subsidiary competes with other competitors in Hong Kong and China primarily on the following bases:

•        brand recognition;

•        quality of services;

•        effectiveness of sales and marketing efforts;

•        creativity in design and contents of ads;

•        optimization capability;

•        pricing and discount policies;

•        strategic relationships; and

•        hiring and retention of talented staff.

Our operating subsidiary’s existing competitors may in the future achieve greater market acceptance and recognition, secure exclusive rights with quality influencer agencies, secure authorized agency status with popular media channels, and gain a greater market share. It is also possible that potential competitors may emerge and acquire a significant market share. If existing or potential competitors develop or offer services that provide significant performance, price, creative, optimization or other advantages over those offered by our operating subsidiary, our business, results of operations and financial condition would be negatively affected.

Our operating subsidiary’s existing and potential competitors may enjoy competitive advantages over it, such as a longer operating history, greater brand recognition, a larger advertiser base, greater access to ad inventory, and significantly greater financial, technical and marketing resources.

Our operating subsidiary also competes with traditional forms of advertising media, such as newspapers, magazines, radio and television broadcast, for advertiser clients and advertising revenue.

If our operating subsidiary fails to compete successfully, it could lose out in procuring advertiser clients, and securing agency relationships with potential influencer agencies and media partners, which could have an adverse impact on our business, results of operations, and prospects. We also cannot assure you that our operating subsidiary’s strategies will remain competitive or that they will continue to be successful in the future. Increasing competition could result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

Our business revenue is substantially project-based and non-recurring in nature, and our future business depends on our continuous ability to secure upcoming advertising projects from our clients.

Our business model is generally project-based, where we charge our clients a fee for marketing services rendered for a specific marketing campaign. Our quotations offered to clients generally do not include a contractual tenure of service or long-term obligations requiring them to continue to use our services. As such, our revenue is usually non-recurring in nature. As a result, we may have limited visibility regarding our future revenue streams.

Our success depends on our ability to maintain relationships with our recurring clients, which includes any current clients and clients with which we have done business within the past three years, and to attract new clients, while our existing competitors and new entrants into the market may be able to offer marketing packages at better terms than ourselves. While many of our clients have engaged us for recurring advertising projects, our clients are not bound by contractual agreement to continue a business relationship with us and are at their discretion to choose these competitors over us. We cannot assure you that our clients will continue to solicit our services, or that we will be able to replace, in a timely or effective manner, departing clients with potential clients that attribute a comparable level of revenue.

There is no guarantee that our existing clients will invite us to tender when they have new marketing projects, and there is no assurance that we will be awarded enough marketing projects in the future commensurate with our current revenue level. Our operations and financial results would be adversely affected if we are unable to retain our existing clients, or secure further advertising projects from them, or fail to provide competitive advertising packages to attract new clients, all of which may lead to a decrease in the number of marketing projects we cater for and the corresponding business revenue.

Our operating results are affected by advertising trends. We may be unable to adapt to changing demands, preferences, market trends and technology needs for our customers to compete effectively.

Our operating results are affected by trends in the marketing and advertising market. A reduction in demand for our marketing services could result from changes in trends in the advertising industry, including a preference for other forms of media, such as social media, internet, television, radio and printed media. Any reallocation of marketing expenditures to other available media by significant users of our marketing services could have a material adverse effect on our business, financial condition and results of operations. We are principally engaged in the provision of marketing services to our customers which may include content creation in the form of graphics, short animations, and short videos for the implementation of our customer’s marketing campaigns. Sometimes, we are only provided with abstract marketing ideas and we need to come up with the solutions to turn the ideas into actual marketing content. Given the subjective nature of the advertising business and the rapid change in the market trend, there is no assurance that our marketing services will continue to be able to capture, anticipate or respond timely to our customers’ preference. If we fail to do so, our business, results of operations and financial condition could be materially affected.

Since our marketing services are focused online, our success will depend on our ability to adapt to rapidly changing technologies, to enhance quality of existing services and to develop and introduce a variety of new solutions to address our customers’ changing demands. If we fail to keep pace with changing technologies and to introduce successful and well-accepted solutions for our existing customers or potential customers, our competitors may have a competitive advantage over us, which could have a material adverse effect on our business, results of operations and financial condition.

The limited operating history of our operating subsidiary in rapidly evolving industry makes it difficult to accurately forecast its future operating results and evaluate its business prospects.

Our operating subsidiary launched its online marketing services business in 2019 and has since seen the growth of its business. We expect our operating subsidiary will continue to grow as it seeks to expand its client base, influencer outreach, and media partnerships and explore new market opportunities. However, due to its limited operating history, its historical growth rate may not be indicative of its future performance. The online marketing industry in Hong Kong is rapidly evolving due to the constant development of digital technology and the variety of consumer demand. Our operating subsidiary’s future performance may be more susceptible to certain risks than a company with a longer operating history or in a different industry. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

•        the operating entity’s ability to maintain, expand, and further develop its relationships with advertisers to meet their increasing demands;

•        the operating entity’s ability to introduce and manage the development of new online marketing services;

•        the continued growth and development of the online marketing industry;

•        the operating entity’s ability to keep up with the technological developments or new business models of the rapidly evolving online marketing industry;

•        the operating entity’s ability to attract and retain qualified and skilled talent;

•        the operating entity’s ability to effectively manage our growth; and

•        The operating entity’s ability to compete effectively with its competitors in the online marketing industry.

We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect the operating entity’s business, results of operations, financial condition, and future prospects.

Our future growth may involve expansion into new and overseas business opportunities, and any efforts to do so that are unsuccessful or are not cost-effective could adversely affect our business, financial condition, and results of operations.

We expect that our future growth may involve expansion into overseas business opportunities by entering into business relationships with overseas clients and influencer agencies in foreign countries. We also intend to continue to recruit and maintain talent and improve our information and technology capabilities. All of these business expansion pursuits require significant investment that may not prove successful.

Our exposure to foreign operations is relatively limited, and our ability to successfully gain market acceptance in an overseas market is uncertain. Expanding our operations to a foreign country involves challenges caused by distance, language and cultural differences, and further subjects us to various operational risks associated with compliance with applicable foreign laws and regulations, recruiting and retaining talented overseas employees, etc.

We may encounter differences in consumer behavior and preferences from another culture, which may cause uncertainties in developing and customizing advertising materials that appeal to the tastes and preferences of users in an overseas market. Our competitors in the foreign country with established local market presence may have better marketing resources and competitive advantages over ourselves, such as longer operating histories, local market knowledge and media connection, and broader reach of clients. If we are unable to expand to an overseas market or successfully manage the complexity involved with foreign operations, our business and results of operations could be adversely affected.

Further, our plans for business expansion are formulated based on assumptions of certain future events, which may or may not materialize. Our future growth depends in part on our ability to correctly identify suitable candidates for strategic partnerships and execute our plans in a cost-effective manner. The deployment of significant resources towards a new opportunity may prove unsuccessful, and even if successful, the growth of new business opportunities could create substantial challenges for our management and operational resources and require considerable investment. As a result of our expanded business scope, our operating costs are expected to increase, while there is no assurance that our expansion plan will bring an increase in revenue sufficient to outweigh the additional costs and expenses.

Our expansion plan will also require us to maintain the consistency of our service offerings in the business to ensure that our market reputation and market position are not impaired as a result of deviations, whether actual or perceived, in the quality of services we offer. If we are unable to successfully implement our strategy to extend our business coverage, or if such expansion does not yield the benefits we anticipate, our business prospects, financial condition and results of operations may be adversely affected.

As a marketing company that relies on online advertisements and third-party influencer services, we are inherently exposed to cybersecurity risks arising from our partnerships with vendors that provide these services. We have established risk management and internal control systems to prevent and minimize the cybersecurity risks affecting our reputation and customers’ satisfaction.

While our partnerships with online influencer and advertisement providers and independent contracts offer substantial business value in internet marketing, they also increase the complexity of our threat surface and expose us to potential third-party risk.

One of the risks we face is supply chain attacks, where attackers infiltrate or attack through a third-party vendor. The challenge with these attacks is that the risk may not be apparent until there is malicious activity. We are also vulnerable to cyber threats due to our increasing reliance on computers, networks, programs, social media and data globally. Data breaches, a common cyber-attack, can have a massive negative business impact and often arise from insufficiently protected data.

In order to mitigate these risks, we have established risk management and internal control systems consisting of policies and procedures that we believe are appropriate for using and managing our technology software. These measures include implementing an email notice for malicious emails, hiring professional IT personnel to manage and review our technology software implementation system, and establishing a risk management assessment when contracting new vendors and independent contractors. As of the date of this prospectus, we have not had any cyber-attacks or breaches of our network security systems, nor have we suffered any cybersecurity incidents from our vendors. In addition to the implementation and maintenance of data security measures, we require our contractors to maintain the confidentiality of the proprietary information that we hold.

If a cybersecurity incident occurs or is perceived to occur, we may have to spend significant capital and other resources to mitigate the impact of the event and to develop and implement protection to prevent future events of such nature from occurring. Furthermore, we may also be subject to negative publicity and the public perception of the ineffectiveness of our security measures, and our reputation may be harmed in the event of any of the foregoing cybersecurity breaches or attacks. This could damage our relationships with existing or potential customers and could materially and adversely affect our business and financial condition.

Failure to attract and retain key management and technical staff may hinder our business prospects

Our success has been, to a large extent, attributable to the continued commitment of our senior management team with their extensive expertise, knowledge, experience and technical know-how in the online marketing industry. We believe that our future business growth and development will depend on our ability to attract, recruit, train and retain our key management and marketing personnel. Should any of our members of our senior management team ceases employment with our Group, we may not be able to recruit a competent replacement with comparable knowledge, skills and qualifications in a prompt and timely manner or at all, which may significantly disrupt our operations and adversely affect our financial results and business prospects.

Complaints from our clients may affect our reputation and our ability to retain our existing clients and secure new clients.

We may receive complaints from clients for any delay in the service progress and/or service delivery and/or substandard services provided by our third party suppliers in terms of influencers or online ads. If the number of complaints received by us increases, our reputation could be affected by these complaints which may have negative impact on our ability to retain existing clients or our ability to secure new clients. Our clients may not continue to place purchase orders with us and use our services which could have an adverse impact on our business and financial performance.

Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Shares.

Since our establishment, there has not been any negative publicity and allegations made against us. However, we cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Shares. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. In the event that our insurance coverage is inadequate, we may have to pay out of our own resources to compensate the personnel for any damages suffered if the court does not rule in our Group’s favor based on its interpretation of the facts of such claims and we are found to be at fault. If any complaint escalates to become a claim against us, even unsuccessful, we may have to divert resources to address the claim. Liabilities in respect of such claims could adversely affect our financial position and results of operations.

We are affected by the macroeconomic, political, regulatory, social and other factors beyond our control mainly in Hong Kong and China.

Currently, we have our operations based in Hong Kong, which is a special administrative region of China. We are affected by macroeconomic factors in the region, such as general economic conditions, population growth, infrastructure development, and market sentiment which are in part, influenced by government spending, infrastructure spending, unemployment rates, real disposable income, inflation, recession, stock market performance, interest rate environment, regulatory policies, foreign investment, gross domestic product growth, business sentiment and economic outlook, all of which are beyond our control. Moreover, political and social stability, taxation, price and exchange control regulations, industry laws and regulations in Hong Kong. There is no assurance that such conditions will not develop in a manner that will have an adverse effect for our operations and financial performance.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. As at March 31, 2025 and 2024, we had accounts receivable of US$2,492,060 and US$733,340, respectively. Our accounts receivables have increased due to our business having an influx of marketing projects. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experiences any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with customers, contractors, or other third parties. Claims may also arise from disputes with customers on matters relating to payment and/or contractual performance. Claims involving us could result in time-consuming and costly litigations, arbitration, administrative proceedings or other legal procedures. Expenses we incur in legal proceedings or arising from claims brought by or against us may materially and adversely affect our financial performance.

Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Moreover, liquidated damages, legal proceedings resulting in unfavorable judgment may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our ICFR. Our management has not completed an assessment of the effectiveness of our ICFR and our independent registered public accounting firm has not conducted an audit of our ICFR. However, in connection with the audits of our CFS for the years ended March 31, 2025 and 2024, we and our independent registered public accounting firm identified material weaknesses in our ICFR as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in ICFR. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) a lack of qualified personnel who are knowledgeable in U.S. GAAP and pertinent SEC reporting requirements; and (ii) a lack of robust and formal period-end financial reporting policies and procedures in place to address complex U.S. GAAP technical accounting and the SEC reporting requirements.

We intend to implement measures designed to improve our ICFR to address the underlying causes of these material weaknesses, including (i) developing and implementing a comprehensive set of processes and internal controls to timely and appropriately; (ii) hire additional accounting staff members with U.S. GAAP and SEC reporting experiences to implement the abovementioned financial reporting procedures and internal controls; and (iii) establishing an ongoing training program to provide sufficient and appropriate trainings for accounting and financial reporting personnel. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective ICFR is important to prevent fraud. The market for and trading price of our Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Shares. The absence of ICFR may inhibit investors from purchasing our Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the NASDAQ Listing Rules.

Pandemics and epidemics, natural disasters, terrorist activities, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics, epidemics around the world, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease, Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our contractors and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

While our financial performance for the fiscal year ended March 31, 2023 was not materially affected by COVID-19, the pandemic has had an impact on our operations, the operations of our collaborators, third-party contractors and other entities, including governments, governmental agencies, and payers, which we interact, and an impact on our customers. We continue to monitor the latest local COVID-19 trends in addressing the pandemic.

The extent of the impact of COVID-19 on our future financial results will be dependent on future developments, the potential resurgence of the pandemic, future actions in response to the pandemic and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, we are currently unable to quantify the expected impact of the COVID-19 pandemic on our future operations, financial condition, liquidity and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

Risks Related to Our Corporate Structure

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of amendment of memorandum and articles of association and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to fifty (50) votes per share. Due to the disparate voting powers associated with our two classes of ordinary shares, Upon the completion of this offering, Mr. Chen Qiu, our Controlling Shareholder, will beneficially own 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing approximately 65.44% of our total issued and outstanding share capital, consisting of approximately 58.31% of our total outstanding Class A Ordinary Shares and 100% of our outstanding Class B Ordinary Shares and approximately 96.32% aggregate voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under corporate governance rules of NASDAQ and, therefore, eligible for certain exemptions from the corporate governance requirements of the NASDAQ Listing Rules. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 54% of Class B Ordinary Shares prior to the completion of this offering, or 54.85% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. We do not intend to rely on these exemptions.

The interests of our Controlling Shareholder may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. To the extent that the interests of our Controlling Shareholder differ from your interests, you may be disadvantaged by any action that they may seek to pursue. This concentrated control could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A Ordinary Shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our corporate actions will be substantially controlled by Mr. Chen Qiu, our Controlling Shareholder, who will have the ability to control over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your shares and materially reduce the value of your investment.

Upon the completion of this offering, Mr. Chen Qiu, our Controlling Shareholder, will beneficially own 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing approximately 58.31% of our total issued and outstanding Class A Ordinary Shares, and 100% of our total issued and outstanding Class B Ordinary Shares, and representing, in aggregate, 96.32% of the total voting power, assuming the underwriters do not exercise their over-allotment option. As a result, we will be a “controlled company” as defined under corporate governance rules of NASDAQ and, therefore, eligible for certain exemptions from the corporate governance requirements of the NASDAQ Listing Rules. Assuming our Controlling Shareholder continues to hold all of his existing Class A Ordinary Shares, he will have to maintain at least 100% of Class B Ordinary Shares prior to the completion of this offering, or 100% of Class B Ordinary Shares immediately after the completion of this offering, to continue to control the outcome of matters submitted to shareholders for approval including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. We do not intend to rely on these exemptions.

As a result, Mr. Chen Qiu will have the ability to control over important corporate matters and investors may be prevented from influencing important corporate matters involving our company that require approval of shareholders, including:

•        the composition of our board of directors and, through the voting of the board of directors, any determinations with respect to our operations, business direction and policies, including the appointment and removal of officers;

•        any determinations with respect to mergers or other business combinations;

•        any amendment of our organizational documents

•        our disposition of all or substantially all of our assets; and

•        any change in control.

These actions may be taken even if they are opposed by our other shareholders, including the holders of the shares. Furthermore, this concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and reducing the price of the shares. As a result of the foregoing, the value of your investment could be materially reduced.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•        entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)     is given by a foreign court of competent jurisdiction;

(b)    imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)     is final;

(d)    is not in respect of taxes, a fine or a penalty; and

(e)     is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Shareholders of exempted companies incorporated under the laws of the Cayman Islands like us have no general rights under Cayman Islands law to inspect corporate records (other than memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents — Differences in Corporate Law”.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 10 percent of the rights to vote at such general meeting, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at 5 clear days is required for the convening of a general meeting (including an annual general meeting). A quorum required for a meeting of shareholders consists of one or more shareholders present or by proxy, representing not less than one-third of the outstanding shares of our company carrying the right to vote at such general meeting.

Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “ES Act”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Hong Kong. Also, our principal executive offices and substantially all of our assets are located in Hong Kong or the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States.

Name	Position	Nationality	Residence
Chen Qiu	Chief Executive Officer, Chairman of the Board of Directors	China	China
Lin Shenghong	Chief Financial Officer	China	China
Liao Lingjie	Independent director	China	China
Zhou Mo	Independent director	China	China
Zhou Wensi	Independent director	China	China

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Due to lack of reciprocity and cost and time constraints, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Cayman Islands, Hong Kong and China against us or our directors and officers based on foreign law.

Risks Related to Doing Business in Hong Kong

All our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

We are not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our primary operating subsidiary in Hong Kong, Red Wisdom Creation (Hong Kong) Limited, or Red Wisdom HK.

Hong Kong is a special administrative region of the PRC. All systems and policies practiced in Hong Kong must be based on the provisions of the Basic Law, the constitutional document of Hong Kong, which was enacted in accordance with the constitution of the PRC. Under the principle of “one country, two systems”, the socialist system and policies of the PRC shall not be practiced in Hong Kong, and national laws of the PRC shall not be applied in Hong Kong unless they are listed in Annex III to the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. The Basic Law provides for Hong Kong to exercise a high degree of autonomy and enjoy executive, legislative and independent judicial power, including that of final adjudication.

However, there is no assurance that there will not be any changes in the political and legal environment in Hong Kong in the future. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

As at the date of this prospectus, we are not affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in PRC-based issuers. However, due to certain long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in the PRC as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risks imposed by the PRC legal and regulatory system are by their nature very uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        increase our operating costs;

•        require significant management time and attention;

•        result in negative publicity; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the PRC with little advance notice, including cracking down on illegal activities in the securities markets, enhancing supervision over PRC-based companies listed overseas using a VIE structure (which we do not use and which we have no current intention to use), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operations, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

If we were to become subject to the direct influence and discretion of the PRC government at any time due to changes in laws or other unforeseeable reasons, the legal and operational risks associated with the PRC may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the PRC, complex and evolving PRC laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given our substantial operations in Hong Kong. It may require material changes in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not exert more oversight over our operations at any time.

Our PRC Counsel, Tenet & Partners, confirms that, we are not currently required to obtain permission from the China Securities Regulatory Commission (“CSRC”) or other PRC authorities for the trading of our Class A Ordinary Shares on NASDAQ or this offering or for the offering of our Class A Ordinary Shares to foreign investors outside of the PRC, however there is no guarantee that this will continue to be the case in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The PRC government may intervene in or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in PRC-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our BVI holding company subsidiary and Red Wisdom HK, as the case may be. In order for us to pay dividends to our shareholders, we may rely on payments made by Red Wisdom HK, and the distribution of such payments to our overseas subsidiary as dividends from Red Wisdom HK. To the extent that cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the Company and our subsidiaries by the PRC Government to transfer cash or assets.

While current restrictions and limitations by the PRC government to transfer cash do not apply to Hong Kong entities, such restrictions and limitations by the PRC government could become applicable to Hong Kong and Hong Kong entities in the future, which may result in cash in the business in Hong Kong or a Hong Kong entity being unavailable to fund operations or for other use outside of Hong Kong.

While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares.

If the PRC government chooses to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investment in PRC-based issuers, such action could have a material and adverse effect on our business, financial condition, and results of operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over cybersecurity, data protection, offerings that are conducted overseas and/or foreign investments in PRC-based issuers. These laws and regulations may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the Data Security Law (the “DSL”), which took effect on September 1, 2021. The DSL provides an overarching legislative framework for data security in the PRC and runs parallel to other legal regimes, such as those to cyber security, archives, and the administration of state secrets and classified information. Under the DSL, data is broadly defined to include “any record of information in electronic or other forms”, thus personal and non-personal data are included. The DSL imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The DSL also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. Data processing is also broadly defined to include the collection, storage, use, processing, transmission, provision and disclosure of data. The DSL regulates data processing conducted within the PRC and has extraterritorial reach to the extent that data processing activities outside the PRC harm national security, public interest or the lawful rights and interests of individuals or organizations of the PRC. The DSL expressly prohibits all data processors from providing any data stored in the PRC to the justice or law enforcement institutions of foreign countries without the prior approval of the competent organs of the PRC. The DSL stipulates that the provisions of the Cybersecurity Law of the PRC shall apply to cross-border transfer of important data collected or generated by Critical Information Infrastructure Operators (“CIIOs”) within the PRC and the measures for cross-border transfer of important data collected or generated by other data processors during their operation within the PRC shall be formulated by the national cyberspace authority in conjunction with the relevant departments under the State Council.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million target audience’s personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On August 30, 2024, China’s State Council approved the “Regulations on Network Data Security Management”, which took effect on January 1, 2025. This regulation further refines and improves existing relevant systems. It clearly defines important data as information that pertains to specific fields, groups, or regions, or has reached a certain level of precision and scale, and if tampered with, destroyed, leaked, or illegally obtained or used, it could directly endanger national security, economic operations, social stability, public health, and safety. The regulation requires network data handlers to identify and report important data. Additionally, it stipulates that network data handlers must fulfill a clear notification obligation before processing personal information. It specifies the conditions under which network data handlers can provide personal information overseas, clarifying that if such information is not informed by relevant regions or government departments or publicly disclosed as important data, it does not need to be reported for data export security assessment. Violations of this regulation may result in orders to rectify, warnings, or even suspension of related business operations, business rectification, revocation of relevant business licenses. In cases where the violation affects or may affect national security severely, a fine ranging from 1 million to 10 million yuan can be imposed.

On August 20, 2021, the Standing Committee of the National People’s Congress enacted the Personal Information Protection Law of the People’s Republic of China or the “PRC Personal Information Law” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the PRC that is carried out outside of the PRC where (i) such processing is for the purpose of providing products or services for natural persons within the PRC; (ii) such processing is to analyze or evaluate the behavior of natural persons within the PRC; or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

Furthermore, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for their offering and listing and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for their listing yet need to make filings for subsequent offerings in accordance with the Trial Measures. The companies that have already submitted an application for an initial public offering to overseas supervision administrations prior to the effective date of the Trial Measures but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing.

Our PRC Counsel, Tenet & Partners, confirms that, as of the date of this prospectus, we do not currently expect the DSL, the Revised Review Measures, the PRC Personal Information Law, or the Trial Measures to have an impact on our Operating Subsidiary’s business, operations or this offering as it is believed that our Operating Subsidiary is not deemed to be an CIIO or data processor controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. This is because: (i) our operating subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Review Measures 2021 and the Trial Administrative Measures does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) all of the data our operating subsidiary has collected is stored in servers located in Hong Kong, and we do not place any reliance on the collection and processing of any personal information to maintain our business operation; (iii) as of the date of this prospectus, neither has our Operating Subsidiary been informed by any PRC governmental authority of any requirement that it shall file for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (iv) data processed in our business operation should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator.

Furthermore, our PRC Counsel, Tenet & Partners, confirms, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) our Operating Subsidiary is headquartered in Hong Kong, with its officers and all members of the board of directors based in Hong Kong who are not PRC citizens; (ii) our Operating Subsidiary does not, directly or indirectly, own or control any entity or subsidiary in the PRC, nor is it controlled by any Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Operating Subsidiary in Hong Kong, none of our business activities are conducted in the PRC, and we have not generated revenues or profits from the PRC in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in the PRC; and (v) pursuant to the Basic Law, the constitutional document of Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense, foreign affairs, and other matters outside the autonomy of Hong Kong).

While our Operating Subsidiary has no current operations in the PRC, should we have any future operations in the PRC and should (i) we fail to receive or maintain such permissions or approvals, (ii) relevant permissions or approvals be indeed required (contrary to what we concluded), (iii) applicable laws, regulations, or interpretations change that require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC or other PRC regulatory agencies. These regulatory agencies may also impose limit on our ability to pay dividends outside of the PRC, or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As advised by our Hong Kong Counsel, as of the date of this prospectus, the Company and its subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the U.S. As advised by our Cayman Islands Counsel, as of the date of this prospectus, we are not required to obtain any permissions or approvals from Cayman Islands authorities to issue our Class A Ordinary Shares to foreign investors. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, we have been advised by Hong Kong Counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. securities exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that the PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. The relevant PRC governmental authority may not take a view that is consistent with ours. Also, if we were deemed to be an CIIO or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the Personal Information Protection Law, become applicable to us or our Operating Subsidiary in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If there are any changes to the applicable laws, regulations, or interpretations and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost of our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between the PRC and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we are able to obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the PRC as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. We may also be subject to sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in Hong Kong and/or the value of our securities, which could cause the value of such securities to significantly decline or become worthless.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy-related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the Corporate Affairs Commission nor any other PRC authorities for this offering or required to obtain regulatory approval regarding the data privacy and personal information requirements from the Corporate Affairs Commission nor any other PRC authorities for ours and our Operating Subsidiary’s operations in Hong Kong, our Operating Subsidiary is subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPPs”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that our Operating Subsidiary has been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this offering. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we or our Operating Subsidiary could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Our Class A Ordinary Shares may be prohibited from being traded on any U.S. securities exchange, including Nasdaq, or through any other trading method within the SEC’s regulatory jurisdiction, if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in trading in our Class A Ordinary Shares being prohibited.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a determination report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) the PRC, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a statement of protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new determination report which: (1) vacated the determination report issued on December 16, 2021; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A Ordinary Shares may be prohibited from trading or delisted. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, Enrome LLP, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections on its audit works to assess its compliance with the applicable professional standards. Our auditor is currently subject to inspection by the PCAOB on a regular basis.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC to implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCAA are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCAA. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our Class A Ordinary Shares, which could materially impair the market for and market price of our Class A Ordinary Shares.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, the PRC and other markets where the majority of our clients reside. The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary, which represents all of our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

On May 28, 2020, the National People’s Congress of the PRC approved a proposal to impose a new national security law for Hong Kong and authorized the Standing Committee of the National People’s Congress to proceed to work out details of the legislation to be implemented in Hong Kong (the “Decision”). The Decision states that the new law will target secession, subversion of state power, terrorism activities and foreign interference. The stated objective of the Decision is to protect the national security of the PRC as a whole (including Hong Kong and Macau) and is not intended to have a direct commercial bearing on commercial and economic activities. The government believes the new law may bring about more stability to Hong Kong, which in turn may lay the foundation for commercial and economic activities to flourish.

On June 30, 2020, the Standing Committee of the National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Trump signed the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including the former Hong Kong Special Administrative Region (“HKSAR”) chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Sino-British Joint Declaration or the Basic Law” of the Hong Kong Special Administrative Region of the People’s Republic of China, which is Hong Kong’s constitutional document. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority.

The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and the HKAA on Hong Kong and companies located in Hong Kong. If our Operating Subsidiary, which represents all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

Tariffs could increase the cost of goods and products which could affect customers’ purchasing decisions, which in turn can affect the spending habits of our clients. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on consumer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and the PRC are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial markets as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

If our Operating Subsidiary becomes subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed PRC-based companies, our Operating Subsidiary may have to expend significant resources to investigate and/or defend any allegations which could harm our Operating Subsidiary’s business operations, this offering and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in the PRC have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

It is uncertain what impact this widespread scrutiny, criticism, and negative publicity in this sector will have on us, our Operating Subsidiary’s business, or this public offering. If our Operating Subsidiary becomes the subject of such investigation, whether the allegations are valid or not, it may need to dedicate significant resources to investigate such allegations and/or defend our Group. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, past outbreaks or epidemics, occurrence of any future epidemic outbreaks, as well as significant natural disasters, may affect the market and may adversely affect our Operating Subsidiary’s business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any changes to such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. However, certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, and the signing of the HKAA in the U.S. on July 14, 2020 has led to various sanctions against certain Hong Kong individuals, including against the former HKSAR chief executive Carrie Lam. The U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from the PRC and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may further impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from the PRC. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., the PRC, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiary’s business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Since our Operating Subsidiary’s business is conducted in Hong Kong, its books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant fluctuations in the exchange rates between

Hong Kong dollars to U.S. dollars may have a material adverse effect on the results of our operations and financial condition. For example, to the extent that we are required to convert the net proceeds in U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion.

We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Related to This Offering and the Class A Ordinary Shares

There has been no public market for our Class A Ordinary Shares prior to this offering, and you may not be able to resell the Class A Ordinary Shares at or above the price you paid, or at all.

Prior to this initial public offering, there has been no public market for our Class A Ordinary Shares. We plan to list the Ordinary Shares on the NASDAQ. Our Class A Ordinary Shares will not be listed on any exchange or quoted for trading on any over-the-counter trading system. If an active trading market for the Class A Ordinary Shares does not develop after this offering, the market price and liquidity of the Class A Ordinary Shares will be materially and adversely affected.

Negotiations with the underwriters will determine the initial public offering price for the Class A Ordinary Shares which may bear no relationship to their market price after the initial public offering. We cannot assure you that an active trading market for the Class A Ordinary Shares will develop or that the market price of the Class A Ordinary Shares will not decline below the initial public offering price.

The market price for the Ordinary Shares may be volatile.

The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of the Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of the Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

•        regulatory developments affecting us, our consumers or our industry;

•        announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

•        changes in the economic performance or market valuations of other content marketing businesses;

•        actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•        changes in financial estimates by securities research analysts;

•        announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•        additions to or departures of our senior management;

•        detrimental negative publicity about us, our management or our industry;

•        fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•        release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

•        sales or perceived potential sales of additional Class A Ordinary Shares.

The trading market for the Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Class A Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Class A Ordinary Shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Class A Ordinary Shares, the market price for the Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay more for your Class A Ordinary Shares than the amount paid per share by our existing shareholders for their Class A Ordinary Shares. As a result, you will experience immediate and substantial dilution of approximately US$3.25 per Ordinary Share, representing the difference between the initial public offering price of US$4.00 per Class A Ordinary Share and our net tangible book value per Ordinary Share as of September 30, 2025 after giving effect to the net proceeds to us from this offering. In addition, you may experience further dilution to the extent that our Class A Ordinary Shares are issued upon the exercise of any share options. See “Dilution” for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon completion of this offering.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of the Class B Ordinary Shares retains their shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. Foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. In addition, we will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not subject to the insider short swing profit disclosure and recovery regime of Section 16 of the Exchange Act and the rules thereunder, until March 18, 2026, when an amendment to Section 16 requiring officers and directors of “foreign private issuers” to file public reports of their share ownership becomes effective. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares until on or after March 18, 2026. On December 18, 2025, President Trump signed into law the HFIAA, which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

The information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers.

As a Cayman Islands company listed on the NASDAQ, we will be subject to the NASDAQ corporate governance listing standards. However, NASDAQ rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the NASDAQ corporate governance listing standards. We do not currently plan to rely on home country practice with respect to any corporate governance matters. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the NASDAQ Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

Substantial future sales or perceived potential sales of Class A Ordinary Shares in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of the Class A Ordinary Shares to decline. Immediately after the completion of this offering, we will have 26,250,000 Class A Ordinary Shares outstanding. All Class A Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. All of our directors, executive officers, and owners of 5% or more of our Class A Ordinary Shares have agreed not to sell our Class A Ordinary Shares for a period of 180 days following the effective date of this prospectus, subject to extension under specified circumstances. Class A Ordinary shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Class A Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be deemed a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in significant adverse U.S. federal income tax consequences to U.S. holders in our Class A Ordinary Shares.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•        changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

•        the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

•        changes in the availability and cost of professional staff which we require to operate our business;

•        changes in customers’ preferences and needs;

•        changes in competitive conditions and our ability to compete under such conditions;

•        changes in our future capital needs and the availability of financing and capital to fund such needs;

•        changes in currency exchange rates or interest rates;

•        projections of revenue, profits, earnings, capital structure and other financial items;

•        changes in our plan to enter into certain new business sectors; and

•        other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Industry Data and Forecasts

This prospectus contains certain data and information including industry data and information from Xiamen Flashstone Investment Management Consulting Co., Ltd. Statistical data in these publications also include projections based on a number of assumptions. The advertising industry in China may not grow at the rate projected by market data, or at all. Failure of our industries to grow at the projected rate may have a material and adverse effect on our subsidiaries’ business and the market price of our Class A Ordinary Shares. In addition, the rapidly changing nature of the content management industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately US$21,845,329, if the underwriters do not exercise their over-allotment option, and US$25,595,329 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. These estimates are based upon an assumed initial offer price of $4.00 per share, the low end of the estimated range of the initial public Offer Price shown on the front cover of this prospectus.

We plan to use the net proceeds of this Offering in the following order of priority:

•        approximately 40% to scale up our business by expanding our operation services, business areas, and increasing customer base;

•        approximately 30% to purchase more online media resources; and

•        approximately 30% to fund working capital and other general corporate purposes.

As of the date of this Prospectus we have not entered into any material agreements in relation to the acquisition of any businesses.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

Our Board of Directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2025:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the issuance and sale of the 6,250,000 Class A Ordinary Shares at an assumed initial public Offer Price of 4.00 per share (the low end of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to fifty (50) votes per share. Each Class B Ordinary Share shall be convertible into one Class A Ordinary Share at the option of the holder thereof at any time after issue, however, Class A Ordinary Shares are under no circumstances convertible into any Class B Ordinary Shares. As of the date of this prospectus, 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares were issued and outstanding. A shareholder must keep more than 2,700,000 Class B Ordinary Shares to control 50% of the voting rights of the Company and control the outcome of matters submitted to shareholders for approval. We will issue 6,250,000 Class A Ordinary Shares in this Offering. Subsequent to the Offering, 26,250,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares will be issued and outstanding. A shareholder must keep more than 2,762,500 Class B Ordinary Shares after the Offering to control 50% of the voting rights of the Company and control the outcome of matters submitted to shareholders for approval.

	As of September 30, 2025
	Actual	As Adjusted(1)
	USD	USD
Amounts due to related parties	67,373	67,373
Shareholders’ equity:
Class A Ordinary Shares (par value of US$0.0001 per share; 490,000,000 Class A Ordinary Shares authorized, 20,000,000 Class A Ordinary Shares issued and outstanding on an actual basis; and 26,250,000 Class A Ordinary Shares issued and outstanding on an as adjusted basis)	2,000	2,625
Class B ordinary shares (par value of US$0.0001 per share; 10,000,000 Class B Ordinary Shares authorized, 5,000,000 Class B Ordinary Shares issued and outstanding on an actual basis; and 5,000,000 Class B Ordinary Shares issued and outstanding on an as adjusted basis)	500	500
Subscription receivable	(2,500)	(2,500)
Additional paid-in capital	—	21,844,704
Accumulated profits	2,097,281	2,097,281
Total shareholders’ equity	2,097,281	23,942,610
Total capitalization	2,164,654	24,009,983

____________

(1)      Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $21,845,329 (Offering proceeds of $25,000,000 less underwriting discounts of $1,750,000, non-accountable expense of $250,000 and Offering expenses of $1,154,671. The Class A Ordinary Shares reflects the net proceeds we expect to receive, after deducting underwriting discounts, Underwriter expense allowance and other expenses.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offer price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offer price per share is substantially in excess of the book value per ordinary share attributable to the existing Shareholders for our presently outstanding shares.

Net tangible book value represents the amount of our total assets, excluding goodwill and other intangible assets, less our total liabilities. Our net tangible book value as of September 30, 2025 was US$1,475,485, or US$0.06 per Ordinary Share.

After giving effect to the issuance and sale of 6,250,000 Class A Ordinary Shares in this Offering at an assumed initial public offer price of US$4.00 per share (the low end of the estimated price range set forth on the cover of this prospectus), and after deducting underwriting discounts and estimated Offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2025 would have been US$23,320,814, or US$0.75 per outstanding ordinary share. This represents an immediate increase in net tangible book value of US$0.69 per Class A Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of US$3.25 Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this offering. The following table illustrates such dilution:

Post- Offering
Assumed initial public offer price per Class A Ordinary Share	$4.00
Net tangible book value per Class A Ordinary Share as of September 30, 2025	$0.06
As adjusted net tangible book value per Class A Ordinary Share attributable to payments by new investors	$0.69
Pro forma net tangible book value per Class A Ordinary Share after giving effect to this Offering	$0.75
Amount of dilution in net tangible book value per Class A Ordinary Share to investors in this Offering	$3.25

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering would be US$0.83, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.77, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$3.17.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2025, the total number of Class A Ordinary Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing shareholders and by investors in this offering. The table below reflects an assumed initial public offering price of US$4.00 per share (the low end of the estimated price range set forth on the cover of this prospectus), for Shares purchased in this Offering and excludes underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	25,000,000	80%	—	—	—
Investors in this Offering	6,250,000	20%	25,000,000	100%	4.00
Total	31,250,000	100%	25,000,000	100%	0.80

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary presents consolidated balance sheet data as of March 31, 2025 and September 30, 2025, and consolidated statements of operations data for the years ended March 31, 2024 and 2025, as well as for the six months ended September 30, 2024 and 2025. These data have been derived from our audited financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with GAAP. You should read this “Selected Consolidated Financial and Operating Data” section together with our consolidated financial statements and the related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section included elsewhere in this prospectus.

	As of March 31, 2025	As of September 30, 2025
	US$	US$
Balance Sheet Data
Cash	43,109	265,383
Current assets	2,189,417	6,586,800
Total assets	2,192,588	6,684,190
Current liabilities	1,028,466	4,586,909
Total liabilities	1,028,466	4,586,909
Shareholders’ equity	1,164,122	2,097,281
Total liabilities and shareholders’ equity	2,192,588	6,684,190
	For the years ended March 31,
	2024	2025
	US$	US$
Statements of Income Data
Total revenue	3,046,320	8,739,436
Total cost of revenue	(2,517,619)	(6,908,774)
Total operating expenses	(350,564)	(666,401)
Operating income	178,137	1,164,261
Total other income/(expenses), net	16,922	(10,467)
Income before income taxes	195,059	1,153,794
Income tax expenses	(15,759)	(168,972)
Net income	179,300	984,822
Earnings per ordinary share
Basic and diluted	0.01	0.04
Weighted average Ordinary Shares outstanding
Basic and diluted	25,000,000	25,000,000
	For the six months ended September 30,
	2024	2025
	US$	US$
Statements of Income Data
Total revenue	6,247,497	11,048,993
Total cost of revenue	(4,945,748)	(8,775,059)
Total operating expenses	(269,754)	(1,197,819)
Operating income	1,031,995	1,076,115
Total other (expenses)/income, net	(9,175)	16,127
Income before income taxes	1,022,820	1,092,242
Income tax expenses	(147,402)	(159,083)
Net income	875,418	933,159
Earnings per ordinary share
Basic and diluted	0.04	0.04
Weighted average Ordinary Shares outstanding
Basic and diluted	25,000,000	25,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

OVERVIEW

We are an online multi-channel network (MCN) marketing solution provider based in Hong Kong SAR, specializing in influencer marketing and multi-platform media marketing, for the youth market. We are dedicated to helping our clients in implementing and enhancing their online marketing activities with a view to achieving their business goals.

MCN (Multi-Channel Network) is an intermediary platform that connects brands with content creators, providing content production, monetization, and distribution services under revenue-sharing agreements. Its core value lies in reducing transaction costs between brands and creators while optimizing content marketing efficiency. We advise clients on online marketing strategies, offer advertising optimization services and facilitate the deployment of advertising campaigns. Our advertising campaigns can include various forms of content creation for social media and targeted marketing, such as short videos, live broadcasts, scenario-based content implantation, social media posts, search ads, in-feed ads, and banner ads.

Relying on our well-established network of media resources and our management’s industry experience in connecting with youth culture, we have grown rapidly from a start-up digital marketing agency founded in 2019 to a MCN marketing solution provider. According to the Flashstone Report, the market size of the Asia MCN market has grown to $10.6 billion in 2024, and forecasted to grow to $22.4 billion by 2029, accounting for approximately 55.6% of the global MCN market. Hong Kong, serving as a critical bridge connecting Mainland China and Southeast Asia, leverages its distinctive position as a cross-border hub to attract substantial digital e-commerce activities. Concurrently, the establishment of operations by some leading Mainland China-based MCN institutions has catalysed the market’s expansion. Consequently, Hong Kong’s MCN market size accelerated rapidly from USD 162 million in 2019 to USD 637 million in 2024. This trajectory is expected to persist, with the market projected to sustain rapid growth momentum and reach USD 1,025 million by 2029.

We support clients by formulating their online advertising strategies, optimizing their social media presence, and running their ads on suitable advertising channels with a view to achieving their business goals. We have built a broad and diverse client base across various industries. We believe our ability to attract and retain these clients reflects our high level of efficacy, which is essential to our business growth.

We offer two types of advertising services: (i) online influencer marketing, and (ii) online precision marketing services. Our online influencer marketing services consist of a network of online influencers that can generate targeted content based on our directions on brand marketing for deployment on social media and short-video platforms. We provide a comprehensive service to clients, ranging from influencer screening to delivery optimization. Our online precision marketing services consist of data driven online brand marketing through the implementation of search ad placements, in-feed ad placements, search ads, and/or banner ad placements across dominant online platforms such as Google, TikTok, and YouTube.

Our total revenues increased by US$5.7 million, or 186.9%, to US$8.7 million for the year ended March 31, 2025, compared to US$3.0 million for the year ended March 31, 2024. Our total revenues increased by US$4.8 million, or 76.9%, to US$11.0 million for the six months ended September 30, 2025, compared to US$6.2 million for the six months ended September 30, 2024. Our net income increased by US$0.8 million, or 449.3%, to US$1.0 million for the year ended March 31, 2025, compared to US$0.2 million for the year ended March 31, 2024. Our net income were US$875,418 and US$933,159 for the six months ended September 30, 2024 and 2025, respectively.

KEY FACTORS THAT AFFECT OPERATING RESULTS

The historical performance and outlook for our business are influenced by numerous factors, including the following:

Our ability to retain our existing customers and secure new customers.

A significant portion of our revenue is generated from a small number of major customers which are based in the media and entertainment industry, the loss of, or significant reduction of business with, one or more of which could have a material adverse effect on our business. For the fiscal years ended March 31, 2024 and 2025, respectively, our top five customers, all of which operate in the media and entertainment industry, accounted for approximately 71.0% and 61.3% of our revenue. For the six months ended September 30, 2024 and 2025, respectively, our top five customers, all of which operate in the media and entertainment industry, accounted for approximately 59.8% and 81.8% of our revenue. Our success depends on our ability to maintain relationships with our recurring customers, which includes any current customers and customers with which we have done business within the past three years, and to attract new customers, while our existing competitors and new entrants into the market may be able to offer marketing packages at better terms than ourselves. While many of our customers have engaged us for recurring advertising projects, our customers are not bound by contractual agreement to continue a business relationship with us and are at their discretion to choose these competitors over us. We cannot assure you that our customer relationships will continue as presently in effect. The contract length of our customer agreements ranges from 1 month to 2 months, and typically terminates upon completion of fulfilment of the rights and obligations of both parties under the agreements. There is no assurance any of our customers will continue to utilize our services, renew our existing contracts, or continue at the same volume levels. A reduction in or termination of our services by one or more of our major customers could have a material adverse effect on our business, financial condition and results of operations.

There is no guarantee that our existing customers will invite us to tender when they have new marketing projects, and there is no assurance that we will be awarded enough marketing projects in the future commensurate with our current revenue level. Our operations and financial results would be adversely affected if we are unable to retain our existing customers, or secure further advertising projects from them, or fail to provide competitive advertising packages to attract new customers, all of which may lead to a decrease in the number of marketing projects we cater for and the corresponding business revenue.

Our ability to maintain our relationship with media channel partners, and influencer agencies and organizations.

We have established and maintained relationships with a concentrated network of influencer agencies and organizations, as well as media channel partners. For the fiscal years ended March 31, 2024 and 2025, respectively, our top five suppliers, accounted for approximately 89.2% and 66.9% of our cost of revenue. For the six months ended September 30, 2024 and 2025, respectively, our top five suppliers, accounted for approximately 64.2% and 79.5% of our cost of revenue. Our future growth will depend on our ability to maintain our relationships with existing influencer agencies and media channel partners, as well as building partnerships with new media channels and influencer agencies. If any influencer agency or media channel partner ends its cooperative relationship with our operating subsidiary or imposes commercial terms which are less favorable to our operating subsidiary, or our operating subsidiary fails to secure cooperative relationships with new influencer agencies or media channel partners, it may lose access to the relevant advertising channels, lose its advertiser clients, and lose potential revenue. As a result, our operating subsidiary’s business, results of operations, financial condition and prospects may be materially and adversely affected.

Our operating subsidiary’s ability to compete successfully.

There are numerous companies that specialize in the provision of online advertising services in Hong Kong and China. Our operating subsidiary competes primarily with its competitors and potential competitors for access to agency relationships with quality influencer agencies and popular media channels, and advertiser client base. The online marketing industry in Hong Kong and China is rapidly evolving. Competition can be increasingly intensive and is expected to increase significantly in the future. Increased competition may result in price reductions for marketing services, reduced margins and loss of our market share.

If our operating subsidiary fails to compete successfully, it could lose out in procuring advertiser clients, and securing agency relationships with potential influencer agencies and media partners, which could have an adverse impact on our business, results of operations, and prospects. We also cannot assure you that our operating subsidiary’s strategies will remain competitive or that they will continue to be successful in the future. Increasing competition could result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

KEY COMPONENTS OF OUR RESULTS OF OPERATIONS

Revenues

Our revenues consist of (i) revenues from online influencer marketing. By leveraging influencer resources across multi-platform ecosystems (e.g., TikTok, XShort, YouTube), we offer end-to-end solutions for brands. These solutions include identifying and matching multi-platform influencers aligned with customer objectives, developing customized marketing content leveraging influencer reach, publishing content via influencer accounts per contractual schedules, and providing post-campaign performance reviews; (ii) revenues from online precision marketing. By delivering full-funnel precision marketing services to brands across major social platforms like TikTok, Google, and YouTube, we deploy targeted ads through banners and video interstitials per agreed schedules and exposure targets.

Cost of Revenues

Cost of revenues represents costs and expenses incurred in order to generate revenue. Our cost of revenues primarily consists of integrated entertainer resources, short-video promotion campaigns, live-streaming e-commerce services, scenario-based content placements and other marketing related expenses purchased from suppliers. Such costs are recorded as incurred.

Gross Profit

Our gross profit equals our revenue less our cost of revenues. Our gross profit is primarily affected by our ability to generate revenue and the fluctuation of our cost. Our gross profit margin was 17.4% and 20.9%, respectively for the years ended March 31, 2024 and 2025. Our gross profit margin was 20.8% and 20.6%, respectively for the six months ended September 30, 2024 and 2025.

Operating expenses

Operating expenses include selling and marketing expenses and general and administrative expenses. Selling and marketing expenses primarily comprise project promotion fees, which are project referral commissions paid to project introducers, and other miscellaneous selling expenditures. General and administrative expenses mainly consist of professional service fees, rental and property management fee, office expenses, and other miscellaneous corporate expenses.

Taxation

Cayman Islands

We are incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, and we are not subject to income or capital gains taxes. Additionally, upon payments of dividends by us to its shareholders, no Cayman withholding tax will be imposed.

British Virgin Islands

Our subsidiary, Red Wisdom (BVI) is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Red Wisdom (BVI) is not subject to tax on income or capital gains. Additionally, upon payments of dividends by us to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

Our subsidiary, Red Wisdom HK is incorporated in Hong Kong and is subject to Hong Kong profits tax rate. Under the two-tiered profits tax rates regime, the first 2,000,000 Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD2,000,000 will be taxed at 16.5%. Additionally, upon payments of dividends by us to its shareholders, no Hong Kong withholding tax will be imposed.

RESULTS OF OPERATIONS

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of our revenues for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,						For the six months ended September 30,
	2024		2025		Variance		2024		2025		Variance
	US$	%	US$	%	US$	%	US$	%	US$	%	US$	%
	(Unaudited)
Revenues	3,046,320	100.0	8,739,436	100.0	5,693,116	186.9	6,247,497	100.0	11,048,993	100.0	4,801,496	76.9
Cost of revenues	(2,517,619)	(82.6)	(6,908,774)	(79.1)	(4,391,155)	174.4	(4,945,748)	(79.2)	(8,775,059)	(79.4)	(3,829,311)	77.4
Gross profit	528,701	17.4	1,830,662	20.9	1,301,961	246.3	1,301,749	20.8	2,273,934	20.6	972,185	74.7

Operating expenses:
Selling and marketing expenses	(221,199)	(7.3)	(470,731)	(5.4)	(249,532)	112.8	(160,252)	(2.6)	(550,000)	(5.0)	(389,748)	243.2
General and administrative expenses	(129,365)	(4.2)	(195,670)	(2.2)	(66,305)	51.3	(109,502)	(1.8)	(647,819)	(5.9)	(538,317)	491.6
Total operating expenses	(350,564)	(11.5)	(666,401)	(7.6)	(315,837)	90.1	(269,754)	(4.4)	(1,197,819)	(10.9)	(928,065)	344.0
Operating income	178,137	5.9	1,164,261	13.3	986,124	553.6	1,031,995	16.4	1,076,115	9.7	44,120	4.3
Other income/(expenses), net
Financial income/(expenses), net	16,922	0.6	(10,467)	(0.1)	(27,389)	(161.9)	(9,175)	(0.1)	16,127	0.1	25,302	(275.8)
Total other income/(expenses), net	16,922	0.6	(10,467)	(0.1)	(27,389)	(161.9)	(9,175)	(0.1)	16,127	0.1	25,302	(275.8)

Income before income tax expense	195,059	6.5	1,153,794	13.2	958,735	491.5	1,022,820	16.3	1,092,242	9.8	69,422	6.8
Income tax expenses	(15,759)	(0.5)	(168,972)	(1.9)	(153,213)	972.2	(147,402)	(2.4)	(159,083)	(1.4)	(11,681)	7.9
Net income	179,300	6.0	984,822	11.3	805,522	449.3	875,418	13.9	933,159	8.4	57,741	6.6

Six Months Ended September 30, 2024 Compared to Six Months Ended September 30, 2025

Revenues

The following table sets forth our revenues, both in absolute amount and as a percentage of the total revenues, for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024		2025		Variance
	US$	%	US$	%	US$	%
	(Unaudited)
Revenues:
Online influencer marketing	4,381,215	70.1	6,683,558	60.5	2,302,343	52.6
Online precision marketing	1,866,282	29.9	4,365,435	39.5	2,499,153	133.9
Total revenues	6,247,497	100.0	11,048,993	100.0	4,801,496	76.9

Our total revenues increased by approximately US$4.8 million, or 76.9%, from approximately US$6.2 million for the six months ended September 30, 2024 to approximately US$11.0 million for the six months ended September 30, 2025. This substantial growth is driven by the strong performance of both our business streams.

Across both business lines, customers engaged us for larger-scale and more comprehensive marketing campaigns, resulting in higher revenue generated per project. The average project size for online influencer marketing increased by approximately US$0.1 million, representing a year-over-year increase of approximately 52.6%, while the average project size for online precision marketing increased by approximately US$0.2 million, representing a year-over-year increase of approximately 169.9%.

In contrast, the total number of projects undertaken decreased slightly from 36 for the six months ended September 30, 2024 to 34 for the six months ended September 30, 2025. This decrease was primarily attributable to our strategic focus on higher-value, more integrated marketing engagements, as well as customers’ preference to consolidate marketing budgets into fewer but larger and longer-duration campaigns. As a result, although the number of projects declined modestly, overall project scale and revenue contribution per project increased.

Cost of Revenues

The following table sets forth our cost of revenues, both in absolute amount and as a percentage of the total cost of revenues, for six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024		2025		Variance
	US$	%	US$	%	US$	%
	(Unaudited)
Cost of revenues:
Online influencer marketing	3,428,347	69.3	5,283,267	60.2	1,854,920	54.1
Online precision marketing	1,517,401	30.7	3,491,792	39.8	1,974,391	130.1
Cost of revenues	4,945,748	100.0	8,775,059	100.0	3,829,311	77.4

Our cost of revenues increased by US$3.8 million, or 77.4% from US$4.9 million for the six months ended September 30, 2024 to US$8.8 million for the six months ended September 30, 2025, which was in line with the boost in our online influencer marketing and online precision marketing revenues. This growth involved more supplier partnerships to enhance cross-platform campaign capabilities. For the six months ended September 30, 2025, we extended our cooperation with seven new suppliers and incurred incremental cost of US$6.6 million to expand our influencer networks and diverse advertisement platforms. These investments supported our proactive response to market demand and positioned us for sustainable revenue growth.

Gross Profit

Our breakdown of gross profit by revenue streams for the six months ended September 30, 2024 and 2025 is set forth below:

	For the six months ended September 30,
	2024			2025			Variance
	US$	Margin	%	US$	Margin	%	US$	%
	(Unaudited)
Gross profit and margin
Online influencer marketing	952,868	21.7%	73.2	1,400,291	21.0%	61.6	447,423	47.0
Online precision marketing	348,881	18.7%	26.8	873,643	20.0%	38.4	524,762	150.4
Total	1,301,749	20.8%	100.0	2,273,934	20.6%	100.0	972,185	74.7

Our gross profit increased by US$1.0 million, or 74.7%, from US$1.3 million for the six months ended September, 2024 to US$2.3 million for the six months ended September 30, 2025, primarily driven by strong revenue growth resulting from larger average project sizes across both online influencer marketing and online precision marketing. Despite the significant expansion in business scale, overall gross profit margin remained relatively stable, decreasing slightly from 20.8% to 20.6%, reflecting our continued efforts to manage project-related costs and improve operating efficiency as project scale increased.

Operating Expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024		2025		Variance
	US$	%	US$	%	US$	%
	(Unaudited)
Operating expenses
Selling and marketing expenses	160,252	59.4	550,000	45.9	389,748	243.2
General and administrative expenses	109,502	40.6	647,819	54.1	538,317	491.6
Operating expenses	269,754	100.0	1,197,819	100.0	928,065	344.0

Operating expenses increased from US$0.3 million for the six months ended September 30, 2024 to US$1.1 million for the six months ended September 30, 2025, attributable to the increases both in our selling expenses and general and administrative expenses.

Selling and marketing expenses

Selling and marketing expenses increased by 243.2% from US$0.2 million for the six months ended September 30, 2024 to US$0.6 million for the six months ended September 30, 2025, which was primarily attributable to the increased referral commission fees to obtain new projects and new customers, including 20 new projects and 5 new customers during the period.

General and administrative expenses

General and administrative expenses increased by US$0.5 million, or 491.6% from US$0.1 million for the six months ended September 30, 2024 to US$0.6 million for the six months ended September 30, 2025. The increase was primarily attributable to an increase of US$0.6 million in the allowance of credit losses, mainly resulting from the aging of certain receivables and the reassessment of the recoverability of a receivable from a single customer, for which contact could no longer be established during the period, resulting in a full provision based on management’s assessment of recoverability.

Financial income/(expenses), net

Financial income/(expenses), net mainly consisted of exchange gain/(loss), which amounted to a net income of US$16,127 for the six months ended September 30, 2025, and a net loss of US$9,175 for the six months ended September 30, 2024.

Income tax expenses

Our income tax expenses were US$147,402 and US$159,083 for the six months ended September 30, 2024 and 2025, respectively. The slight decrease was generally in line with the decrease in pretax profit for the six months ended September 30, 2025.

Net income

As a result of the foregoing, our net income increased by US$57,741, or 6.6%, from US$875,418 for the six months ended September 30, 2024 to US$933,159 for the six months ended September 30, 2025.

Year Ended March 31, 2024 Compared to Year Ended March 31, 2025

Revenues

The following table sets forth our revenues, both in absolute amount and as a percentage of the total revenues, for the years ended March 31, 2024 and 2025:

	For the years ended March 31,
	2024		2025		Variance
	US$	%	US$	%	US$	%
Revenues:
Online influencer marketing	1,503,298	49.3	6,314,604	72.3	4,811,306	320.1
Online precision marketing	1,543,022	50.7	2,424,832	27.7	881,810	57.1
Total revenues	3,046,320	100.0	8,739,436	100.0	5,693,116	186.9

Our total revenues increased by approximately US$5.7 million, or 186.9%, from approximately US$3.0 million for the year ended March 31, 2024 to approximately US$8.7 million for the year ended March 31, 2025. This substantial growth is driven by the strong performance of both our business streams.

Revenues from our online influencer marketing increased by US$4.8 million, or 320.1%, from US$1.5 million for the year ended March 31, 2024 to US$6.3 million for the year ended March 31, 2025, which was primarily driven by the sharp rise in project volume for the year ended March 31, 2025. The number of projects soared from 6 for the year ended March 31, 2024 to 29 for the year ended March 31, 2025, which was attributed to our expanded market penetration, accumulated influencer resources across multi-platforms and growing brand partnerships.

Revenues from our online precision marketing increased by 57.1%, from US$1.5 million for the year ended March 31, 2024 to US$2.4 million for the year ended March 31, 2025, driven by two synergistic drivers: a 38.5% increase in project volume, with the number of projects climbed from 13 for the year ended March 31, 2024 to 18 for the year ended March 31, 2025, and a 13.5% rise in the average revenue per project, with the average project service fee increased by around US$16,019, or 13.5%. The above increase reflected the brands’ growing reliance on our data-driven, full-funnel campaigns, which utilized platforms such as TikTok, Google, and YouTube, and our ability to provide comprehensive, cross-sector, end-to-end solutions.

Cost of Revenues

The following table sets forth our cost of revenues, both in absolute amount and as a percentage of the total cost of revenues, for the years ended March 31, 2024 and 2025:

	For the years ended March 31,
	2024		2025		Variance
	US$	%	US$	%	US$	%
Cost of revenues:
Online influencer marketing	1,250,227	49.7	4,980,777	72.1	3,730,550	298.4
Online precision marketing	1,267,392	50.3	1,927,997	27.9	660,605	52.1
Cost of revenues	2,517,619	100.0	6,908,774	100.0	4,391,155	174.4

Our cost of revenues increased by US$4.4 million, or 174.4% from US$2.5 million for the year ended March 31, 2024 to US$6.9 million for the year ended March 31, 2025, which was in line with the boost in our online influencer marketing and online precision marketing revenues. The increased cost stemmed from our expanding project portfolio, with the number of projects rising from 19 for the year ended March 31, 2024 to 47 for the year ended March 31, 2025. This growth involved more supplier partnerships to enhance cross-platform campaign capabilities. For the year ended March 31, 2025, we extended our cooperation with five new suppliers and incurred incremental cost of US$2.3 million to expand our influencer networks and diverse advertisement platforms. These investments supported our proactive response to market demand and positioned us for sustainable revenue growth.

Gross Profit

Our breakdown of gross profit by revenue streams for the years ended March 31, 2024 and 2025 is set forth below:

	For the years ended March 31,
	2024			2025			Variance
	US$	Margin	%	US$	Margin	%	US$	%
Gross profit and margin
Online Influencer Marketing	253,071	16.8%	47.9	1,333,827	21.1%	72.9	1,080,756	427.1
Online Precision Marketing	275,630	17.9%	52.1	496,835	20.5%	27.1	221,205	80.3
Total	528,701	17.4%	100.0	1,830,662	20.9%	100.0	1,301,961	246.3

Our gross profit increased by US$1.3 million, or 246.3%, from US$0.5 million for the year ended March 31, 2024 to US$1.8 million for the year ended March 31, 2025. For the years ended March 31, 2024 and 2025, our overall gross profit margin was 17.4% and 20.9%, respectively.

This growth was driven by our enhanced brand reputation, which had empowered us to achieve higher pricing and deepen partnerships with leading brands. These collaborations recognized our service quality and capabilities, collectively boosting the premium-earning potential of our marketing campaigns. As a result, there was a rise in high-margin projects, which were defined as those with a gross profit margin exceeding 20%. The count of such high-margin projects soared from 5 for the year ended March 31, 2024 to 20 for the year ended March 31, 2025. Consequently, their proportion within the total project portfolio expanded from 26.3% to 42.6%. As these high-margin projects accounted for a larger share of the overall revenue, they successfully lifted the average profitability per project. In turn, this upward momentum drove a rise in the overall gross profit margin. This strategic prioritization of high-margin projects reflected our commitment to operational excellence and robust financial performance.

Operating Expenses

The following table sets forth our operating expenses, both in absolute amount and as a percentage of the total operating expenses, for the years ended March 31, 2024 and 2025:

	For the years ended March 31,
	2024		2025		Variance
	US$	%	US$	%	US$	%
Operating expenses
Selling and marketing expenses	221,199	63.1	470,731	70.6	249,532	112.8
General and administrative expenses	129,365	36.9	195,670	29.4	66,305	51.3
Operating expenses	350,564	100.0	666,401	100.0	315,837	90.1

Operating expenses increased from US$0.4 million for the year ended March 31, 2024 to US$0.7 million for the year ended March 31, 2025, attributable to the increases both in our selling expenses and general and administrative expenses.

Selling and marketing expenses

Selling and marketing expenses increased by 112.8% from US$0.2 million for the year ended March 31, 2024 to US$0.5 million for the year ended March 31, 2025, which was primarily attributable to the increased referral commission fees to obtain new projects.

General and administrative expenses

General and administrative expenses increased by US$66,305, or 51.3% from US$0.1 million for the year ended March 31, 2024 to US$0.2 million for the year ended March 31, 2025, which was primarily attributable to the expanded human resources services procured from a third-party provider as our business expanded.

Financial income/(expenses), net

Financial income/(expenses), net mainly consisted of exchange gain/(loss), which amounted to a net income of US$17,354 for the year ended March 31, 2024, and a net loss of US$8,608 for the year ended March 31, 2025.

Income tax expenses

Our income tax expenses were US$15,759 and US$0.2 million for the year ended March 31, 2024 and 2025, respectively. This increase was primarily attributable to the growth of pretax profit for the year ended March 31, 2025.

Net income

As a result of the foregoing, our net income increased by US$0.8 million, or 449.3%, from US$0.2 million for the year ended March 31, 2024 to US$1.0 million for the year ended March 31, 2025.

LIQUIDITY AND CAPITAL RESOURCES

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. To date, we have financed our working capital requirements from cash flow from operations, debt and equity financings. As of March 31, 2025 and September 30, 2025, we had cash of US$43,109 and US$265,383, respectively, and all of our cash were held in Hong Kong. Our net cash provided by operating activities was US$1,493 and US$288,911 for the years ended March 31, 2024 and 2025, respectively. Our net cash provided by operating activities was US$46,480 and US$295,436 for the six months ended September 30, 2024 and 2025, respectively.

We believe that our current cash and forecasted net cash flows will be sufficient to meet our forecasted working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months following this offering. We intend to finance our future working capital requirements primarily from cash generated from operating activities, and then from funds raised from financing activities, if necessary. We believe that our current cash, forecasted net cash flows, and our anticipated net proceeds from this offering will be sufficient to meet our forecasted working capital requirements and capital expenditures in the ordinary course of business beyond the next twelve months following this offering.

Our future capital requirements depend on many factors, including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our services, the expansion of sales and marketing activities, and the expansion and penetration of our business presence into different geographic regions and markets. To enhance our liquidity position or increase our cash reserve for future investments or operations through additional financing activities, we may in the future seek equity financing or obtain credit facilities. The issue of additional equity securities, including convertible debt securities, would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Cash Flows

Cash Flows for the Six Months Ended September 30, 2024, compared to the Six Months Ended September 30, 2025

The table below sets forth our cash flows for the six months ended September 30, 2024 and 2025.

	For the six months ended September 30,
	2024	2025	Variance
	US$	US$	US$	%
Net cash provided by operating activities	46,480	295,436	248,956	535.6
Net cash used in investing activities	(45,348)	—	45,348	NA
Net cash provided by/(used in) financing activities	15,502	(73,126)	(88,628)	NA
Effect of exchange rate changes	(165)	(36)	129	—
Net increase in cash	16,469	222,274	205,805	1,249.7
Cash at beginning of year	2,849	43,109	40,260	NA
Cash at end of year	19,318	265,383	246,065	1,273.8

Operating activities

Net cash provided by operating activities was US$0.3 million for the six months ended September 30, 2025, which primarily reflected our net income of US$1.0 million as mainly offset by amortization of operating lease right-of-use asset of US$2,392, interest receivables on loans to third parties of US$9,503, deferred tax benefit of US$96,575 and provision for credit losses of US$0.6 million. Adjustment for changes in operating assets and liabilities primarily consisted of (i) an increase of US$2.5 million in contract liabilities due to more advance payments from clients for future projects; and (ii) an increase of US$0.4 million in accounts payable; partially offset by (i) an increase of US$1.2 million in accounts receivable as a result of increased revenue; and (ii) an increase of US$3.0 million in advances to suppliers arose from early supplier payments to secure key resources.

Net cash provided by operating activities was US$46,480 for the six months ended September 30, 2024, which primarily reflected our net income of US$0.9 million as mainly offset by amortization of operating lease right-of-use asset of US$2,299. Adjustment for changes in operating assets and liabilities primarily consisted of (i) an increase of US$1.6 million in accounts receivable as a result of increased revenue; and (ii) an increase of US$0.6 million in contract liabilities; partially offset by (i) an increase of US$2.0 million in advances to suppliers; and (ii) an increase of US$1.2 million in accounts payable due to our business expansion.

Investing activity

For the six months ended September 30, 2024, our net cash used in investing activity was US$45,348, which was related to loans provided to third parties.

Financing activity

For the six months ended September, 2025, our net cash used in financing activities was US$73,126, which reflected US$107,500 payment for deferred offering cost and was partially offset by US$34,374 proceeds from loan provided by a related party.

For the six months ended September, 2024, our net cash provided by financing activities was US$15,502, which was related to proceeds from loan provided by a related party.

Cash Flows for the Years Ended March 31, 2024, compared to the Years Ended March 31, 2025

The table below sets forth our cash flows for the years ended March 31, 2024 and 2025.

	For the years ended March 31,
	2024	2025	Variance
	US$	US$	US$	%
Net cash provided by operating activities	1,493	288,911	287,418	19,251.0
Net cash used in investing activities		(221,348)	(221,348)	NA
Net cash provided by/(used in) financing activity	1,298	(27,316)	(28,614)	NA
Effect of exchange rate changes	58	13	(45)	—
Net increase in cash	2,849	40,260	37,411	1,313.1
Cash at beginning of year	—	2,849	2,849	NA
Cash at end of year	2,849	43,109	40,260	1,413.1

Operating activities

Net cash provided by operating activities was US$288,911 for the year ended March 31, 2025, which primarily reflected our net income of US$1.0 million as mainly offset by amortization of operating lease right-of-use asset of US$4,635. Adjustment for changes in operating assets and liabilities primarily consisted of (i) a decrease of US$1.8 million in accounts receivable resulted from more timely customer payments, driven by our intensified collection efforts; (ii) an increase of US$0.1 million in contract liabilities due to more advance payments from clients for future projects; and (iii) an increase of US$0.2 million in income tax payable due to the profit incurred for the year ended March 31, 2025; partially offset by (i) an increase of US$1.1 million in advance to suppliers arose from early supplier payments to secure key resources; (ii) a decrease of US$1.7 million in accounts payable.

Net cash provided by operating activities was US$1,493 for the year ended March 31, 2024, which primarily reflected our net income of US$0.2 million as mainly offset by amortization of operating lease right-of-use asset of US$1,140. Adjustment for changes in operating assets and liabilities primarily consisted of (i) an increase of US$2.1 million in accounts payable due to our business expansion; and (ii) an increase of US$0.2 million in accrued expenses and other current liabilities; partially offset by (i) an increase of US$2.5 million in accounts receivable as a result of increased revenue.

Investing activity

For the year ended March 31, 2025, our net cash used in investing activity was US$221,348, which was related to loans provided to third parties.

Financing activity

For the year ended March 31, 2025, our net cash used in financing activities was US$27,316, which reflected US$50,000 payment for deferred offering cost and was partially offset by US$22,684 proceeds from loan provided by a related party.

For the year ended March 31, 2025, our net cash provided by financing activities was US$1,298, which was related to proceeds from loan provided by a related party.

CONTRACTUAL OBLIGATIONS AND CONTINGENCIES

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity. We are not aware of any material pending or threatened claims and litigation through and as of September 30, 2025.

We did not have any significant capital or other commitments, long-term obligations, or guarantees as of September 30, 2025.

OFF-BALANCE SHEET COMMITMENTS AND ARRANGEMENTS

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

HOLDING COMPANY STRUCTURE

The Company is a holding company and has no material operations of its own. We conduct a substantial majority of our operations through our subsidiaries in Hong Kong. Because of our corporate structure as a Cayman Islands holding company with operations conducted through our subsidiaries in Hong Kong, it involves unique risks to investors. Investors in our Ordinary Shares should be aware that they will not and may never directly hold equity interests in the operating subsidiary, but rather purchasing equity solely in the Company, the Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

We prepared the consolidated financial statements in accordance with U.S. GAAP. When reviewing our financial statements, you should consider our selection of critical accounting policies, our judgments and other uncertainties affecting our applications of those policies and the sensitivity of reported results to changes of such policies, judgments and uncertainties. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following descriptions of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this proxy statement/prospectus.

Current expected credit loss

Since April 1, 2023, we adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 replaces the previous incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, we changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

We maintain an allowance for credit losses in accordance with ASC Topic 326, Credit Losses (“ASC 326”) and record the allowance with an expected loss methodology which will result in more timely recognition of credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance in the consolidated statements of operations. We assess collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business lines, services or product offerings and on an individual basis when we identify specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, we consider historical collectability based on past due status, the age of the accounts receivable balances, credit quality of our customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect from customer.

For the years ended March 31, 2024 and 2025, we did not provide expected credit losses against accounts receivable. For the six months ended September 30, 2024 and 2025, we recorded nil and US$585,302 credit losses against accounts receivable.

Revenue recognition

We applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all years presented.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.

The following five steps are applied to achieve that core principle:

Our revenues are mainly generated from online influencer marketing and online precision marketing.

Online influencer marketing

We contract with customers to deliver integrated online influencer marketing solutions targeting the youth market. Each contract explicitly specifies marketing services, agreed-upon publishing schedule, each party’s rights and obligations, as well as payment terms. Our promises include identifying and matching multi-platform influencers aligned with customer objectives, developing customized marketing content leveraging influencer reach, publishing content via influencer accounts per contractual schedules, and providing post-campaign performance reviews. We have concluded that it is considered as bundle of services due to the customer cannot benefit from each service on its own and the promises are not distinct within the context of the contract, as they are highly interdependent and significantly modify one another such as that content creation is inseparable from influencer selection, and distribution is contingent on platform-specific accounts. Furthermore, this bundle of services do not have an alternative use for another customer as there are practical limitation on our ability to redirect the content for another use. Consequently, the customer benefits from the bundles of services on the integrated solution rather than distinct services on its individual components.

The contract consideration is fixed and determined by influencer reach, content volume, and campaign duration that is typically one or two months. Revenue is recognized over time as services are rendered, measured by progress against the content publishing schedule. This method faithfully depicts the transfer of control, because the customer simultaneously receives and consumes the benefits of the online influencer marketing services as we deliver the services throughout the campaign period. Post-campaign completion is formalized via signed confirmation letters which is significant risk and reward transferred to the customer. We usually require a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a short credit term.

Online precision marketing

We contract with customers to provide online precision marketing services through placing advertisements to target users across platforms like TikTok, Google, and YouTube, etc. We usually enter online precision marketing contracts with the third-party advertising agencies that represent advertisers. Each contract explicitly specifies marketing services, agreed-upon release schedule with targeted exposure volume, each party’s rights and obligations, as well as payment terms. We promise to deploy targeted ads through banners and video interstitials, etc. over the contract period according to the predetermined release schedule and ensure the actual exposure volume exceeding the target level. We commit to display a series of advertisements which are substantially the same or similar in content and transfer pattern, and the display of the whole series of advertisements is identified as the single performance obligation under the contract.

The contract consideration is fixed and determined by targeted exposure volume and “cost per mille” (“CPM”), where it is based on the number of times an ad is displayed on behalf of a customer, regardless of whether a user clicks on it. The contract price is not further affected by executed exposure volume. Revenue is recognized over time as services are rendered, measured by progress against the agreed-upon release schedule. This method faithfully depicts the transfer of control, because the customer simultaneously receives and consumes the benefits of the online precision marketing services as we deliver the services throughout the campaign period that is typically one to two months. Completion is evidenced by signed confirmation letters verifying exposure volume achievement. We usually require a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a credit term of 90 days.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

In the course of preparing and auditing our consolidated financial statements as of and for the fiscal years ended March 31, 2024 and 2025, we and our independent registered public accounting firm identified two material weakness in our internal control over financial reporting as of March 31, 2025. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Two material weaknesses that have been identified related to:

•        Our lack of sufficient and competent accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; and

•        Our lack of robust and formal period-end financial reporting policies and procedures in place to address complex U.S. GAAP technical accounting and the SEC reporting requirements.

To remedy our identified material weakness, we plan to improve our internal control over financial reporting through the following measures, among others:

(1)    develop and implement a comprehensive set of processes and internal controls to timely and appropriately

(i)     identify transactions that may be subject to complex U.S. GAAP accounting treatment, (ii) analyze the transactions in accordance with the relevant U.S. GAAP, and (iii) review the accounting technical analysis;

(2)    hire additional accounting staff members with U.S. GAAP and SEC reporting experiences to implement the abovementioned financial reporting procedures and internal controls to ensure the consolidated financial statements and related disclosures under U.S. GAAP and SEC reporting requirements are prepared appropriately on a timely basis; and

(3)    establish an ongoing training program to provide sufficient and appropriate trainings for accounting and financial reporting personnel, including trainings related to U.S. GAAP and SEC reporting requirements.

However, we cannot assure you that we will remediate our material weakness in a timely manner. See “Risk Factors — Risks Related to Our Business and Industry — Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud..”

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risks

Economic and political risks

Our operations are mainly conducted in Hong Kong. Accordingly, our business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in Hong Kong.

Our operations in Hong Kong are subject to special considerations and significant risks. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. Our results may be adversely affected by changes in the political and social conditions in Hong Kong, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Liquidity Risk

We are also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Credit Risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, accounts receivable and other current asset.

We have designed our credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term in nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

INDUSTRY OVERVIEW

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report from Xiamen Flashstone Investment Management Consulting Co., Ltd. (“Flash-Stone Consulting”) commissioned by us on July 16, 2025 entitled “Global MCN and Digital Targeted Advertising Market Research Report” (the “Flash-Stone Report”). Flash-Stone Consulting has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

Market Size and Forecast of the Global and Asian MCN Industry

Global Market Size and Forecast

MCN (Multi-Channel Network) is an intermediary platform that connects brands with content creators, providing content production, monetization, and distribution services under revenue-sharing agreements. Its core value lies in reducing transaction costs between brands and creators while optimizing content marketing efficiency.

Propelled by rapid digitization across consumer and commercial spheres, the global MCN sector has moved from nascent emergence to sustained expansion. In its formative years the proliferation of the internet and digital media created low-friction pathways for content creation and distribution, catalysing early-stage growth. The COVID-19 pandemic then accelerated the adoption of online lifestyles, triggering an upsurge in demand for premium digital content and amplifying the industry’s trajectory. Today the MCN market is firmly in a phase of steady, secular growth, underwritten by continued technology innovation, constantly evolving content formats and the rise of large, under-penetrated emerging markets.

Emerging regions such as Southeast Asia are scaling quickly as connectivity and smartphone penetration deepen, creating substantial white-space opportunities for MCN operators worldwide. Against this backdrop, the industry’s gross market value grew from USD 3.9 billion in 2019 to USD 20.9 billion in 2024 and is expected to exceed USD 40.2 billion by 2029.

2019-2029E Global MCN Market Size (in Billion USD)
45.0
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
3.9
5.8
9.0
12.8
16.7
20.9
25.0
30.1
33.1
36.4
40.2
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Flash-Stone Consulting

Several structural drivers underpin the sector’s momentum. Foremost, the ascendance of short-form video and live streaming has fundamentally reset consumer content-consumption patterns. Their direct, immersive nature captures target audience’s ‘in-between’ moments and has become a mainstream gateway for entertainment and transaction. MCN operators have responded by investing across the full content-to-commerce stack — production, talent incubation and data-driven operations — to maximize creator monetisation.

Secondly, legacy e-commerce is migrating toward content-led commerce. Brand owners now rely on MCNs’ storytelling and distribution capabilities to deliver more engaging, immersive shopping journeys — strengthening brand affinity and boosting conversion. Deep alliances with leading e-commerce platforms enable MCNs to layer product placements, live-streaming commerce and other innovative formats, thereby diversifying revenue and adding incremental growth.

Ongoing advances in digital media technology form the industry’s backbone. Big data analytics allow granular insight into user preferences, driving personalised content recommendations and precision marketing. Artificial intelligence streamlines creation, editing and moderation workflows, significantly improving efficiency and reducing cost. Cloud computing, meanwhile, provides the scalable, secure infrastructure required to store, distribute and analyse large content libraries. Together these technologies enhance both operating leverage and content quality, attracting new creators and widening the ecosystem.

Advertising — the industry’s traditional foundation — has re-accelerated as marketers rebalance budgets toward digital inventory. By combining content strategy, influencer aggregation and data-driven targeting, MCNs are delivering integrated solutions that resonate with advertisers and are capturing a growing share of spend.

The rise of “see-now-buy-now” behavior further tightens the feedback loop between content and commerce. Through live-streaming commerce and influencer seeding, MCNs convert traffic into immediate sales, opening up an incremental growth avenue. Although the paid-content model is still in its early stages, it reflects rising willingness to pay for differentiated, high-quality content — offering another future revenue layer.

Looking forward, technology will remain the core catalyst. AI-generated content (AIGC) is redefining production economics; virtual and augmented reality tools are enabling immersive storytelling; and blockchain technologies show promise in rights management and attribution. Content formats will continue to diversify — short dramas, interactive video and virtual influencers — helping operators reach niche audiences and expand market share. As penetration deepens across emerging markets, the industry is on track to enter a larger-scale, higher-quality and more format-rich cycle.

Industry structure is likewise expected to become more granular. Specialist MCNs focused on specific verticals are likely to emerge, building high-impact content matrices that serve targeted communities and thereby securing defensible competitive positions.

Asian Market Size and Forecast

Asia represents the world’s most compelling MCN opportunity set. Ubiquitous internet access and widespread smartphone adoption have fundamentally altered information and entertainment consumption, while the region’s sizeable — and still expanding — population of internet users underpins outsized growth prospects. The Asian MCN market reached USD 10.6 billion in 2024 and is projected to grow to USD 22.4 billion by 2029, accounting for roughly 55.6 percent of global industry value.

2019-2029E Asian MCN Market Size (in Billion USD)
25.0
20.0
15.0
10.0
5.0
0.0
1.8
2.7
4.3
6.3
8.4
10.6
12.9
15.7
17.7
19.7
22.4
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Flash-Stone Consulting

The regional landscape shows divergent development trajectories China leads in scale, supported by sophisticated infrastructure, an integrated e-commerce value chain and supportive policy. Hong Kong, serving as a critical bridge connecting Mainland China and Southeast Asia, leverages its distinctive position as a cross-border hub to attract substantial digital e-commerce activities. Concurrently, the establishment of operations by some leading Mainland China-based MCN institutions has catalysed the market’s expansion. Consequently, Hong Kong’s MCN market size accelerated rapidly from USD 162 million in 2019 to USD 637 million in 2024. This trajectory is expected to persist, with the market projected to sustain rapid growth momentum and reach USD 1,025 million by 2029.

Southeast Asia, in particular, is emerging as the region’s incremental engine. Improved connectivity allows creators to produce and distribute high-definition video and live streams more efficiently, enhancing user experience and engagement. Favorable demographics — young, mobile-first consumers with a penchant for personalized content — further accelerate adoption. The region’s fast-growing e-commerce sector promotes tight MCN-retailer partnerships, enabling seamless conversion from content to transaction.

In Japan, the MCN model emphasizes meticulous production values and multi-platform syndication, while monetization spans advertising, merchandise, subscription and offline events. South Korea’s ‘idol + MCN’ formula, which combines formal talent training with social-media management, delivers rapid fan engagement and diversified cash-flow streams such as live-streaming commerce and brand endorsements.

Technological adoption — AI personalization, VR/AR immersion and 5G bandwidth — will continue to elevate user experience and creative productivity. As competition intensifies, scale players will double down on R&D and talent, whereas smaller entrants are expected to pursue niche verticals. Cross-sector entrants, including internet platforms and legacy media, are already reshaping the competitive landscape.

Monetization will likewise broaden. Beyond advertising and live-streaming commerce, recurring subscription income and knowledge-based products are poised to become additional growth pillars.

Market Size and Forecast of the Global and Asian Digital Targeted Advertising Industry

Global Market Size and Forecast

Global digital targeted advertising has scaled rapidly alongside advancements in digital targeting technologies, expanding from USD 332.5 billion in 2019 to USD 604.2 billion in 2024, and is forecast to reach USD 810.5 billion by 2029.

2019-2029E Global Digital Targeted Advertising Market Size (in Billion USD)
900.0
800.0
700.0
600.0
500.0
400.0
300.0
200.0
100.0
0.0
332.5
367.7
452.2
493.5
549.7
604.2
653.8
702.1
739.6
776.8
810.5
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Flash-Stone Consulting

Sustained growth is driven by technology, shifting consumer behavior, and rising penetration in underserved markets. Big data analytics, AI, and machine learning enable precise audience segmentation and optimize campaign performance, while cloud computing provides the elastic infrastructure to deploy ads at scale.

Digital consumption habits, such as online shopping, streaming entertainment, and social engagement, have made digital targeted advertising an integral part of brand strategy. Mobile usage, in particular, offers constant, context-rich touchpoints that amplify reach and effectiveness.

Emerging markets drive incremental growth. As connectivity and smartphone ownership rise, e-commerce flourishes, prompting advertisers to redirect budgets to capture incremental demand, thereby boosting overall spend.

Continued advances in AI and machine learning will sharpen personalization; IoT integration will pioneer new advertising scenarios across smart devices; and competitive pressure will accelerate innovation across formats and expression.

Video, especially short-form and live streaming, will remain the fastest-growing format. Interactive and AR-enabled ads are gaining traction, while programmatic trading is set to capture an ever-larger share of budgets, owing to its automation and efficiency.

Asian Market Size and Forecast

Asia’s digital targeted advertising market reached USD 215.3 billion in 2024 and is projected to exceed USD 300.7 billion by 2029, making it the primary global growth engine.

2019-2029E Asian Digital Targeted Advertising Market Size (in Billion USD)
350.0
300.0
250.0
200.0
150.0
100.0
50.0
0.0
102.3
118.1
148.2
169.6
193.1
215.3
235.7
252.0
268.4
284.5
300.7
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Flash-Stone Consulting

Widespread AI and big data adoption enables precision targeting, while smartphone ubiquity has made mobile inventory the dominant growth vector. The rise of regional e-commerce platforms further fuels digital advertising demand as merchants vie for consumer attention in increasingly crowded marketplaces.

Benefiting from widespread digital technology adoption, rising online consumption, and high social media penetration, Hong Kong’s digital advertising market experienced robust expansion from 2019 to 2024, growing from USD 1.3 billion to USD 2.1 billion. The accelerated rollout of 5G networks, near-universal smartphone adoption, and maturation of digital payment systems have driven consumers toward e-commerce platforms with increasing frequency. Advertisers have correspondingly shifted budgets from traditional media to higher-precision digital channels — particularly social platforms (e.g., Facebook, Instagram) and video streaming services (e.g., YouTube). This trajectory is projected to continue, with the market expected to reach USD 2.7 billion by 2029.

2019-2029E HongKong Digital Targeted Advertising Market Size（in Billion USD）
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.3
1.5
1.7
1.8
1.9
2.1
2.2
2.3
2.4
2.6
2.7
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E

Source: Flash-Stone Consulting

Japan and Korea continue to lead in terms of maturity and steady expansion. Southeast Asia, with accelerating penetration and a growing population of internet users, is recording the highest growth rates, aided by rapid uptake of programmatic and social media advertising.

Meanwhile, Southeast Asia possesses a substantial youth population cohort, with individuals aged 30 or younger constituting a significant majority of the regional demographic. This demographic cohort exhibits strong curiosity and enthusiasm for novel experiences, demonstrates distinct demand for personalized and diversified content formats, and actively engages through interactive participation. Multi-channel network (MCN) operators precisely identify the interest points of these young users and develop substantial volumes of content tailored to their preferences, thereby successfully attracting significant youth followings. This consumption momentum, principally driven by the youth demographic, continues to propel sustained and rapid expansion of the market scale.

Looking ahead, deeper enterprise digitization will support higher ad budgets, while technology advances such as AI, cloud, and AR/VR will enhance both effectiveness and user experience. Richer, more immersive formats will diversify monetization opportunities and cement Asia’s role at the center of global digital targeted advertising growth.

Competitive Landscape

Southeast Asia has emerged as one of the fastest-growing subregions within Asia’s digital targeted advertising landscape, benefiting from both a demographic dividend and rapid economic expansion. The region’s rising working-age population and ongoing consumer upgrading closely resemble the “golden window” China experienced about a decade ago, providing fertile ground for differentiated Chinese brands to scale internationally.

Southeast Asia is also home to one of the world’s largest concentrations of mobile device and social media users, with internet penetration in most major markets approaching or exceeding 80%. This combination of demographic momentum and widespread connectivity has significantly expanded the reach and depth of digital marketing across the region, driving robust growth in multiple formats, including MCNs. E-commerce platforms such as Shopee, Lazada, and TikTok play a critical role in this ecosystem. Notably, TikTok’s strong user engagement and rapid expansion have made it an increasingly important channel for Chinese brands seeking to build awareness and promote products to local consumers.

The local digital advertising agency ecosystem remains highly fragmented, with most players being small-to medium-sized enterprises and overall market concentration still low. As China’s domestic market matures and competitive intensity rises, a growing number of Chinese MCNs are accelerating their overseas expansion, with Southeast Asia as a key destination. Flagship players including Jiao Ge Peng You, VS MEDIA, and Three Sheep Network are leveraging proven operating models and executing deliberate internationalization strategies to capture this growth.

However, Southeast Asia is far from monolithic. Significant cultural, linguistic, and regulatory differences across markets require highly localized content, products, and compliance frameworks. Success in this region depends on deep local market knowledge and the ability to tailor creative design, marketing execution, and customer service to local consumer preferences. Regional specialist MCNs — such as Red Wisdom, GIM Media, MeLive Network, Big Host Agency, and Pongo — have established strong competitive positions by combining deep audience insights with the ability to deliver precision campaigns that resonate with local audiences.

OUR CORPORATE STRUCTURE AND HISTORY

The following diagram illustrates the ownership structure of the Company after giving effect to this offering:

____________

1)       Mr. Chen Qiu, our Controlling Shareholder, beneficially owns 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing as of the date of this Prospectus, approximately 76.56% of our total issued and outstanding shares, consisting of approximately 56.56% of our total issued and outstanding Class A Ordinary Shares, and 100% of our total issued and outstanding Class B Ordinary Shares, and representing, in aggregate, 97.82% of the total voting power. After giving effect to this offering, Mr. Chen Qiu will own 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, representing approximately 61.24% of our total issued and outstanding shares, consisting of approximately 53.87% of our total issued and outstanding Class A Ordinary Shares, and 100% of our total issued and outstanding Class B Ordinary Shares, and representing, in aggregate, 95.61% of the total voting power, assuming the underwriters do not exercise their over-allotment option.

2)       Assumes an offering of 6,250,000 Class A Ordinary Shares and assumes no exercise by the underwriters of their over-allotment option.

The above charge assumes an offering of 6,250,000 Class A Ordinary Shares and assumes no exercise by the underwriters of their over-allotment option.

Subsidiary Name	Background	Ownership
Miaohong Creation Limited (“Red Wisdom (BVI)”)	Incorporated in the BVI on February 27, 2025 as a BVI business company.	100% held by Red Wisdom Creation Limited
Red Wisdom Creation (Hong Kong) Limited (f/k/a Miao Hong Trading Co., Limited) (“Red Wisdom HK”)	Incorporated in Hong Kong on August 9, 2019 as a company limited by shares.	100% held by Miaohong Creation Limited

Red Wisdom Creation Limited, the issuer in this Offering, was incorporated in the Cayman Islands on February 12, 2025 as an exempted company. The Group first began operations in 2019 through its primary operating subsidiary, Red Wisdom HK.

Our Controlling Shareholder will own 61.24% of our issued and outstanding share capital, and approximately 95.61% aggregate voting power of our Company immediately following the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option.

Reorganization

Prior to the incorporation of the Company, our principal operations were carried out through Red Wisdom HK. Red Wisdom HK was wholly controlled by 6 original individual shareholders, being Chen Qiu, Zeng Ruming, Wang Wentong, Hu Jusheng, Fan Jianping and Li Mengting.

On February 12, 2025, Red Wisdom was incorporated under the laws of the Cayman Islands, and controlled by the above 6 original individual shareholders upon the completion of its share issuance.

On February 27, 2025, Red Wisdom (BVI) was incorporated under the laws of the BVI by Red Wisdom as a wholly owned subsidiary of Red Wisdom.

On April 15, 2025, as part of the reorganization in contemplation of this Offering, Red Wisdom (BVI) acquired 100% interest in Red Wisdom HK from the 6 original individual shareholders. As of the date of this prospectus, Red Wisdom HK, our Hong Kong operating subsidiary, are wholly-owned indirectly by the Company.

BUSINESS

OVERVIEW

We are an online multi-channel network (MCN) marketing solution provider based in Hong Kong SAR, specializing in providing influencer marketing and multi-platform media marketing, with a main target audience of users from the youth market. We are dedicated to helping our clients in implementing and enhancing their online marketing activities with a view to achieving their marketing goals.

MCN (Multi-Channel Network) is an intermediary platform that connects brands with content creators, providing content production, monetization, and distribution services under revenue-sharing agreements. Its core value lies in reducing transaction costs between brands and creators while optimizing content marketing efficiency. We advise clients on online marketing strategies, offer advertising optimization services and facilitate the deployment of advertising campaigns. Our advertising campaigns can include various forms of content creation for social media and targeted marketing, such as short videos, live broadcasts, scenario-based content implantation, social media posts, search ads, in-feed ads, and banner ads.

Relying on our well-established network of media resources and our management’s industry experience in connecting with youth culture, we have grown rapidly from a start-up digital marketing agency founded in 2019 to a MCN marketing solution provider. According to the Flash-Stone Report, the market size of the Asia MCN market has grown to $10.6 billion in 2024, and forecasted to grow to $22.4 billion by 2029, accounting for approximately 55.6% of the global MCN market. Hong Kong, serving as a critical bridge connecting Mainland China and Southeast Asia, leverages its distinctive position as a cross-border hub to attract substantial digital e-commerce activities. Concurrently, the establishment of operations by some leading Mainland China-based MCN institutions has catalysed the market’s expansion. Consequently, Hong Kong’s MCN market size accelerated rapidly from USD 162 million in 2019 to USD 637 million in 2024. This trajectory is expected to persist, with the market projected to sustain rapid growth momentum and reach USD 1,025 million by 2029.

We support clients by formulating their online advertising strategies, optimizing their social media presence, and running their ads on suitable advertising channels, with a main target audience of users from the youth market. We have built a broad and diverse client base across various industries. We believe our ability to attract and retain these clients reflects our high level of efficacy, which is essential to our business growth.

We offer two types of advertising services: (i) online influencer marketing, and (ii) online precision marketing services. Our online influencer marketing services consist consolidating a network of online influencers through our various suppliers consisting of influencer agencies, that can generate targeted content based on our directions on brand marketing for deployment on social media and short-video platforms. We provide a comprehensive service to clients, ranging from influencer screening to delivery optimization. Our online precision marketing services consist of data driven online brand marketing through the implementation of search ad placements, in-feed ad placements search ads, and/or banner ad placements across dominant online platforms such as Google, TikTok, and YouTube.

OUR COMPETITIVE STRENGTHS

We believe our success is attributed to, among other things, the following competitive strengths:

We work with a wide breadth of online influencer marketing suppliers, ensuring wide coverage to meet client’s demands.

We are able to meet the diverse needs of different clients through our experience of working with a wide breadth of online influencer marketing suppliers, consisting of influencer agencies. During the two years ended March 31, 2024 and 2025, we have worked with, in aggregate, over 9 influencer agencies, allowing us to work with a wide variety of influencers that can cater to and cover a wide range of client’s demands, enabling the clients to reach their target audience and achieve social media presence. Typically these target audiences include users from the youth market. Our engagement with influencer agencies is on a project-by-project basis, with agreements tailored to the specific scope, duration, and objectives of each marketing campaign. Our repeated collaborations have established ongoing commercial relationships with the influencer agencies that enable reliable access to their influencer networks.

We have experience working with online influencers at various levels of popularity, from micro-influencers to online celebrities. This experience allows us to provide clients with diversified choice ranging from small-scale promotions to large-scale marketing drives depending on their business needs. The effectiveness demonstrated by social media marketing has fueled demand for our online influencer marketing services.

For the year ended March 31, 2024 and 2025, revenue for online influencer marketing services constituted 49.3% and 72.3% of our revenue for the year, respectively. For the six months ended September 30, 2025 and 2024, revenue for online influencer marketing services constituted 60.5% and 70.1% of our revenue, respectively.

To manage the various influencers engaged for our projects, and to ensure quality of disseminated content, we operate a project management system with influencer agencies and their influencers, where our team communicates instructions relating to brand strategy throughout the service process. Online influencers provided by our suppliers also undergo our vigorous assessment process before being allowed to join our affiliated network. In addition, we provide content creation support to the network of online influencers provided by our suppliers, to ensure marketing content disseminated is engaging and appropriate for the client brand.

Capability of offering multi-channel online marketing solutions

Our online influencer marketing services is a component of our MCN marketing solutions. We offer online precision marketing services to clients, where we can place ads through multiple channels at the optimal formats for our clients, such as search ads on search engines, short video ads on video sharing platforms, and banner ads on popular websites. Our coverage capabilities span from global mainstream social media platforms, such as TikTok, Instagram, Facebook, Bing, Google or YouTube, to emerging social and content platforms. We have established a stable commercial relationship with such major social media and e-commerce platforms, that can provide clients with significant audience exposure and quality promotional services. We actively expand to new channels and explore cooperation with emerging platforms to enrich our marketing options to our clients.

Our company is experienced in MCN marketing, particularly to users in the youth market, and with our team of professional digital marketing experts, we are able to advise clients of suitable marketing solutions based on their differing needs. We address our clients’ advertising needs by orchestrating their marketing campaigns on suitable publication channels that can also achieve synergies between the various channels, aiming for maximum advertising impact within the parameters of clients’ marketing budget. Armed with our industry insights, we enable our clients’ brand message to be effectively disseminated in multi-channel distributions in order to achieve an all-rounded market coverage. By offering multi-channel marketing solutions, we believe it enhances our clients’ loyalty to us and sustains our future business growth.

Capability of offering data driven market strategy services

With our team of digital marketing experts being adept in multi-channel precision marketing and connection with a broad network of online influencers, we are able to provide clients with a one-stop marketing analysis and solution services that has a global reach. The market strategy services we offer ranges from market research, brand positioning, target audience analysis, competitor analysis, to marketing strategy formulation, creative planning and effect evaluation. We are attentive to industry dynamics and emerging trends through the use of data analysis, and integrate marketing strategies such as “emotional marketing” into our content creation and services. “Emotional marketing” uses emotion to influence consumer behavior and build lasting connections between brands and consumers. It appeals to target users’ emotions through storytelling and evoking a certain emotional narrative in the brand messaging. We help clients strategize their marketing approach through creation of their brand’s emotive messaging, design of emotional narrative in their media content, locating the appropriate content creators and/or online influencers, and analysis of the market, media channels, and target audience’s sentiments to enable targeted marketing. We facilitate cross-channel precision integrated marketing that is based on client brand’s characteristics and the advantages of different media channels to ultimately accomplish synergy on a multi-channel front.

Our ability to continuously generate creative content that attracts audience attention with precision is data driven and strategic. We run detailed analysis on viral or popular online media content to extrapolate traits and trends, with a view to increase our rate of generating viral content and heighten traffic flow to client brand content. Examples of features that can increase online traffic to content include strategic headlines, strategic content tagging, innovative storytelling, incorporating trending topics, use of trending slang, cooperation with famous intellectual proprietors, and formulating a product nickname.

We are able to meet the diverse needs of different clients through working with our online influencer marketing suppliers, which consists of influencer agencies. We are able to utilize our quality talent pool of inhouse content creators for animation works, post-production editing, webpage design, and advertising design that is highly compatible with the client brand’s strategy and can engage the target audience. In addition, we are able to help clients navigate the ever evolving marketing landscape and capture the attention of online audiences, by our data driven marketing strategy services that is bolstered by our team’s profound industry insights and ability to continuously generate creative content.

OUR STRATEGIES AND FUTURE PLAN

Strengthen our online influencer marketing services

In light of the increasing time consumers spend on social media platforms, especially in the fields of shopping and entertainment, we intend to strengthen and expand our capabilities in online entertainer marketing services to reach a global audience and broaden our customer base.

We recognize a boom in social media marketing, where there are a surging number of consumers having their shopping habits influenced by social media posts and live broadcasting rooms. Social media platforms such as TikTok, Instagram, YouTube, and Facebook are popular among users, with advertisers using these platforms for band promotions and product marketing to attract the younger generation of consumers. For MCN companies like us, developing a global positioning in the online influencer market is a natural next step. Based on our existing business foundation, we pursue an expansion of our customer base in different industries such as fashion, beauty, food, tourism and others, on both a domestic and international level, to improve our company’s visibility in the digital marketing industry. To facilitate strategizing our approach, we seek to conduct thorough research on the latest MCN market, competitive landscape, customer demand characteristics and pop culture trends of different countries and regions, by recruiting marketing talent that are familiar with the local market.

We intend to invest in the online influencer market by enhancing our strategic alliances with influencer agencies and agencies to gain access to a larger and more international pool of influencer resources, which will enable us to further unlock high-quality consumer groups in the global market. Our company also plans to deepen cooperation with global social media platforms such as TikTok, Instagram, Facebook, Bing, Google, and YouTube, by actively participating in such platform’s various partnership plans and marketing promotion activities, striving for more advantageous policies in respect of traffic support, resource support and advertising subsidies etc. This can lead to our company being able to provide clients and affiliated content creators with better promotional resources and service guarantees. We also intend to enhance cooperation in data mining and analysis with such platforms, to be able to fully utilize the big data resources available on the platforms and provide clients with heightened accuracy in the areas of target audience profiles and marketing effect evaluation, which would in turn improve marketing strategies and marketing impact.

Moreover, we plan to satisfy the diverse needs of clients by strengthening our cooperation with online influencer agencies, forming partnerships with more online influencer agencies with quality content creators, to boost the number and quality of online influencers we work with, and cover more content areas and stylistic types. We would explore forming an online influencer partnership coalition with overseas online influencer agencies and overseas MCN organizations, with the goal of providing clients with a stronger online influencer lineup and creative content support, as well as improving our company’s market position in online influencer marketing services industry.

By strengthening our capabilities in online influencer marketing services, we can enhance our company’s competitiveness and influence in the realm of international digital marketing. By developing and integrating resource channels on a global scale, we can build our company into a leading provider for MCN marketing services and solutions in Asia. As at the date of this Prospectus, we have no plans to diversify our business into the Chinese market.

Continuing to recruit and maintain talent

We have built a talented team with rich working experience and specialized knowledge in the realm of MCN marketing. As we expand the scale of our business, our demand for high-caliber candidates to join our team will continue to grow. To support our business growth, we will increase our recruitment efforts by offering market competitive employment packages and career development prospectus to attract talent with an international perspective, effective communication skills, cultural awareness, and strong digital marketing skills. We intend to introduce more marketing planning positions at different career levels, in order to strength our marketing planning capabilities and build up our production capacity in quality media content.

To continue to maintain talent at our company, we propose to initiate and implement a comprehensive training and development system to offer our contractors with internal and external training opportunities and online learning resources, so that our contractors can consistently improve their professional skills. We aim to build a positive and motivating corporate culture that fosters innovation and rewards talent.

Improving information and technology capabilities

As a MCN marketing company, we rely on efficient and advanced information and technology systems as part of our daily operations. Our company plans to invest in information and technology systems and intelligent content creation tools that can raise our technical strengths in content creation and data processing abilities, such as AIGC platforms, virtual humans, social media management platforms, and advertising delivery systems. In support of our business expansion, these are expected to increase efficiency in content creation, optimize social media operation processes, and improve the accuracy and effectiveness of advertising delivery.

We also intend to fortify our data collection, storage, analysis and mining capabilities by establishing a comprehensive data indicator system and analysis model, where an in-depth and accurate analysis of user, market data, and channel data can provide clients with accurate market insights, target audience positioning, marketing effect evaluation and other data-driven marketing solutions.

We believe that improving our information and technology capabilities will increase our competitiveness in the industry and place us in a market leading position for content creation and marketing strategy solutions.

OUR SERVICES

Our company is committed to providing clients with precise and efficient MCN marketing services and solutions. With our access to network of online influencers through our influencer agency suppliers, combined with our own creative team and production resources, we are able to generate and help influencers produce high-quality and diversified content, such as short videos, images, live broadcasts, and in-feed ads, to engage a range of users on major online platforms such as Tik Tok, Instagram, Facebook, Bing, Google, and YouTube. We cover content in a vast range of fields, including fashion, beauty, and food.

As a MCN marketing service provider, we consider that our value to clients mainly lie in our ability to provide one-stop services from brand positioning, target audience analysis to marketing planning, content production, influencer cooperation, and ad placement, to which we can ensure content disseminated on all channels are properly managed, aligned with the brand strategy, and effectively promotes the client brand to the target audience. As such, we are able to offer highly customized MCN marketing plans for clients according to their needs and budget.

While our services are discussed as separate service streams below, in practice customers or suppliers typically do not make such distinctions and may be involved in both our service streams simultaneously.

Online influencer marketing

As part of our online influencer marketing services, we offer access to a broad network of online influencers across industries at various levels of popularity. Through collaborating with our suppliers consisting of influencer agencies, we consolidate a network of online influencers which we can then partner with in providing online influencer marketing services to our clients.

After we obtain and analyze the client’s advertising needs, we first consult with the client whether they require online influencers to promote their products. If the client opts for our online influencer marketing services, based on the customer’s product and marketing timing, we provide consultation services on suitable influencer candidates and generate a marking plan for the client’s consideration. Once the client confirms their selection, we liaise with the relevant influencer agencies to source the influencers in alignment with the execution of our marketing plan.

The selected online influencers would produce and disseminate posts, short-videos, and live broadcasts on social media platforms under their own accounts to promote the client brand in line with our directions on brand strategy. We consolidate a network of influencers providing presences on popular social media platforms such as Tik Tok,

Instagram, YouTube, and Facebook, and covering a spectrum of industries including fashion, beauty, and food. The influencers are able to attract target audience’s attention to the product by disseminating engaging content in various forms such as product reviews and product placements (e.g. beauty influencer uses the client product as part of a makeup tutorial, or the client product is used as part of a skit video).

To ensure that online influencers’ content is up to a quality standard, our company has established a project management system to communication with influencer agencies and their influencers, where our team provides instructions relating to brand strategy and content creation to influencers throughout the service process, regarding product selection, launching, execution, to optimization of marketing. Through our talent dispatch model, we can also engage contractors in a timely manner in accordance with marketing project demands, in order to provide content creation support to online influencers, ensuring that content produced and disseminated by the affiliated influencers are of high quality, captures attention, and can effectively portray the brand’s message.

We evaluate the influencers that we select to work with through a multiple layer assessment system, which includes the influencer’s history of traffic generation in terms of trend and stability, and the influencer’s co-branded content output, as well as the delivery effect and cost performance of the influencer’s previous content output. In our selection of influencers, we consider factors such as the nature of the client’s brand being promoted, the client’s requirements and the influencers’ professional capabilities.

Online precision marketing services

As part of our online precision marketing services, we offer online advertising services on a “cost per mile” (“CPM”) basis, where it is based on the number of times an ad is displayed on behalf of a client, regardless of whether a user clicks on it. Our CPM ads are typically in the forms of search ads, in-feed ads, and banner ads.

Search ads

We offer search engine marketing (SEM) and search engine optimization (SEO) services:

•        Search engine marketing (SEM): a form of internet marketing that involves the promotion of the advertisers’ products or services by increasing the visibility of their ads on the search result pages or the derivative products of search engine operators, typically triggered by a keyword searching action initiated by the user of the search engine.

Generally, search ads may take the form of (i) ranked search ads, which are typically ads displayed among the search results triggered by and directly relevant to a user’s keyword searches, and are typically bought through an auction-based model; or (ii) display search ads that appear in other positions (such as the margin) of a search results page, which are more typically bought through a non-auctioned based model.

•        Search engine optimization (SEO): the practice of optimizing a website to improve its visibility and ranking in search engine results pages. The goal is to attract more organic (unpaid) traffic to a website by making it more appealing to search engine algorithms. This involves various techniques focused on enhancing both the website’s content and its technical structure to align with search engine best practices.

In-feed ads

In-feed ads are a form of display ads that blend into the environment they appear in, for instance, looking like part of the news feed on a news or social media webpage, or appearing as a video clip on a short-video sharing platform.

As a form of “precision marketing”, in-feed advertising pushes ads to viewers based on data collected that is relevant to the user’s interests and therefore improves the likelihood of delivering ads to the desired audience of the advertisers. Due to the nature of in-feed ads, optimization in their presentation based on the features of advertisers’ products and services, including factors such as the graphic design of ads and the selection of the target audience, time slots, geographic regions and tiers of cities to display the ads, plays a vital role in improving the likelihood to attract clicks.

Banner ads

Banner ads are a form of display ads that are typically displayed at the top, bottom, or sides of web pages or within apps, to attract attention and drive traffic to the advertiser’s website using visual elements, such as images, graphics, or animations. When users click on a banner ad, they are typically redirected to the advertiser’s website or landing page.

OPERATION FLOW

The below illustrates the major stages of operation flow for the delivery of our advertising services. While our services are discussed in separate service streams above, in practice customers or suppliers typically do not make such distinctions and may be involved in both our service streams simultaneously.

•        Acquiring clients — We acquire new clients primarily through referrals by our existing clients.

We negotiate with the client on the commercial terms of the engagement, then we would enter into legally-binding contracts (framework agreements or one-off agreements) for the provision of our services.

•        Pre-launch — Before launching an advertising campaign, we usually discuss with our client to understand its products or services to be marketed, its marketing budget and its marketing objectives. Depending on the needs of our client, we may provide advices and services on advertising strategies.

We have consultation meetings with the client to identify and analyze the client’s advertising needs, during which we consult with the client whether they require our online influencer marketing services to promote their product. If the client opts for our online influencer marketing services, based on the customer’s product and marketing timing, we provide further consultation and project management services on influencer selection and generate a marking plan for the client’s consideration. Once the client confirms their selection of influencers, we liaise with the relevant affiliated influencer agencies to source the influencers in alignment with the execution of our marketing plan.

For the clients who only require our online precision marketing services, similarly we provide further consultation and project management services on online marketing and generate a marking plan for the client’s consideration, based on the client’s product and marketing timing. Once the client confirms their selection of marketing specifications, such as target audience, ad type, target region, and marketing timing, we liaise with the relevant media channel agencies to source the advertising exposures in alignment with the execution of our marketing plan.

•        Campaign launch — After the advertising strategies and resources are agreed with our client, the advertising campaign will be ready to be launched.

Upon receiving our client’s orders, we would proceed to book the online influencers with the relevant influencer agency and/or make ad placement orders with the relevant media channels.

•        Performance review — After an ad is launched, we monitor and assess the overall effectiveness of the advertising campaign in various dimensions, such as the click consumption of search ads, ad exposure of in-feed ads and the visibility and degree of customer engagement of social media campaigns.

Based on the above review, we may further advise our clients on advertising strategies and optimization refinements to continuously improve the effectiveness of their ad campaigns. We update our clients of the effectiveness of their advertising campaigns. Review reports may be prepared to highlight our suggested optimization strategies. For social media campaigns, we may also issue closing reports to our clients to summarize the key ad deliverables (such as screen shots of the relevant social media accounts) and analyze the campaign effectiveness.

PRICING

Online influencer marketing

For our online influencer marketing services, we engage with influencers supplied by influencer agencies, in order to collaborate and carry out the marketing plan for the client. Revenue from the client is derived from our performance of the marketing plan pursuant to our customer agreements.

Contract consideration is fixed and agreed upon with the customer at contract inception based on the scope of the marketing campaign, including influencer reach, marketing content design and production, and campaign duration.

Our revenue is comprised primarily of net fees earned from clients using our MCN services that is subject to the contractual terms with the client, and we recognize the corresponding revenue when the services are delivered.

Each agreement explicitly specifies marketing services, agreed-upon publishing schedule, each party’s rights and obligations, as well as payment terms. The Company’s obligations include identifying and matching multi-platform influencers aligned with customer objectives, developing customized marketing content leveraging influencer reach, publishing content via influencer accounts per contractual schedules, and providing post-campaign performance reviews.

The Company adopts a model of bundling its services, believing this will be more beneficial for customers. Online influencer marketing services are highly interdependent; content creation is inseparable from influencer selection, and distribution is contingent on platform-specific accounts. We settle invoices with the relevant influencer agencies and organizations that are accrued in relation to a client project, which are then accounted for and billed in our invoices provided to the client.

For the year ended March 31, 2024 and 2025, revenue for online influencer marketing services constituted 49.3% and 72.3% of our revenue for the year, respectively. For the six months ended September 30, 2025 and 2024, revenue for online influencer marketing services constituted 60.5% and 70.1% of our revenue, respectively.

Online precision marketing

For our online precision marketing services, revenue from the client is derived from our performance of the online precision marketing services in accordance with our customer agreements.

Contract consideration is fixed and determined by targeted exposure volume and “cost per mille” (“CPM”), which is based on the number of times an ad is displayed on behalf of a customer, regardless of whether a user clicks on it. The contract price is not further affected by executed exposure volume. Revenue is recognized over time as services are rendered, measured by progress against the agreed-upon release schedule, with marketing campaigns typically lasting one to two months. Completion is evidenced by signed confirmation letters verifying exposure volume achievement. The company usually requires a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a credit term of 90 days.

Advertising costs are calculated on a CPM basis, based on the number of times an ad is displayed on behalf of a client, regardless of whether a user clicks on it. Media channels typically charge a fixed cost for every 1,000 ad impressions for CPM marketing. Similarly, we settle invoices with the relevant media channels that are accrued in relation to a client project, which are then accounted for and billed in our invoices provided to the client.

For the year ended March 31, 2024 and 2025, revenue for online marketing services constituted 50.7% and 27.7% of our revenue for the year, respectively. For the six months ended September 30, 2025 and 2024, revenue for online marketing services constituted 39.5% and 29.9% of our revenue, respectively.

Credit terms

We may grant credit terms of up to 90 days to our clients in settlement of our billing to them (i.e., payments made on their behalf for acquisition of ad currency units, ad inventory and other advertising services). When considering whether credit terms are to be granted to our clients and the duration of credit terms to be granted, we generally take into account a variety of factors, including, but not limited to, the scale and profile of our clients’ businesses, their length of business relationships with us, the media of their choices, their budgeted or committed total advertising spend, their financial conditions, their past legal proceedings, their reputation in the industry, and their historical settlement records. For clients with new or relatively short business history with us, we may require prepayments or deposits from our clients.

CUSTOMERS

A significant portion of our revenue is generated from a small number of major customers which are based in the media and entertainment industry. While our services are discussed as separate online influencer marketing and online precision marketing above, in practice customers typically do not make such distinctions and may be involved in both our service streams simultaneously. Our major customers which accounted for 10.0% or more of our Group’s total revenue for the years ended March 31, 2024 and 2025, and the six months ended September 30, 2024 and 2025 are as follows:

Customers	For the years ended March 31,
	2024	2025
Customer A	*	19%
Customer B	*	14%
Customer C	*	11%
Customer D	18%	*
Customer E	14%	*
Customer F	14%	*
Customer G	13%	*
Customer H	11%	*

____________

*        Represented the percentage below 10%

Customers	For the six months ended September 30,
	2024	2025
Customer A	*	27%
Customer B	*	18%
Customer C	*	17%
Customer D	*	13%
Customer E	17%	*
Customer F	15%	*
Customer G	11%	*

____________

*Represented the percentage below 10%

Except as disclosed above, our Directors are of the view that, as of September 30, 2025, our business and profitability are not materially dependent on any of our customers. To the best of our Directors’ knowledge, we are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major customers.

As at the date of this prospectus, none of the Directors or Principal Shareholders of the Company or their respective associates has any interest, direct or indirect, in any of our customers.

Salient Terms of our Customer Agreements

•        Project Overview — description of services and promotion channel

•        Cooperation Period — engagement term. The contract length of our customer agreements ranges from 1 month to 2 months, and typically terminates upon completion of fulfilment of the rights and obligations of both parties under the agreements.

•        Fees and Payment — service fees and payment method

•        Rights and Obligations of both parties, which may include the following:

•        Customer has the right to supervise progress and quality of advertising placement

•        Customer to provide advertising content in suitable file format several days in advance

•        Customer to ensure advertising content does not violate applicable laws.

•        Customer shall not use advertising resources to promote any other advertising client without the Company’s prior consent.

•        The Company shall be fully responsible for the brand advertising services, and may subcontract or sub-assign the work according to circumstances, and has the right to determine pricing for subcontracting/sub-assignment.

•        Liability for Breach of Contract — right to postpone service if fees are not paid. If a party terminates in advance, they are liable for 20% of the amount already paid. If the Client terminates, they will also be liable for losses and rights-protection costs suffered by the Company.

•        Intellectual Property Rights — the IP rights belong to the Client, but the Company shall have the right to be credited and has the right to display the IP within scope stipulated by the Agreement.

SUPPLIER

Our major suppliers consists of influencer agencies which are based in the media and entertainment industry. While our services are discussed as separate online influencer marketing and online precision marketing above, in practice suppliers typically do not make such distinctions and may be involved in both our service streams simultaneously. Our major suppliers which accounted for 10.0% or more of our Group’s total supplies purchases and sub-contractor costs for the years ended March 31, 2024 and 2025, and for the six months ended September 30, 2024 and 2025 are as follows:

	For the years ended March 31,
Supplier	2024	2025
Supplier A	32%	24%
Supplier B	*	14%
Supplier C	*	12%
Supplier D	*	10%
Supplier E	22%	*
Supplier F	12%	*
Supplier G	12%	*
Supplier H	11%	*

____________

*        Represented the percentage below 10%

	For the six months ended September 30,
Supplier	2024	2025
Supplier A	*	33%
Supplier B	*	21%
Supplier C	*	12%
Supplier D	23%	*
Supplier E	13%	*
Supplier F	10%	*

____________

*        Represented the percentage below 10%

Except as disclosed above, our Directors are of the view that, as of September 30, 2025, our business and profitability are not materially dependent on any of our suppliers. To the best of our Directors’ knowledge, we are not aware of any information or arrangement which would lead to a cessation or termination of our current relationship with any of our major suppliers.

As of the date of this prospectus, none of our Directors or Principal Shareholders or their respective associates has any interest, direct or indirect, in any of our major suppliers.

Salient Terms of our Supplier Agreements

•        Cooperation details — services provided by supplier, such as online influencer placement and interaction management.

•        Cooperation Period — engagement term, with automatic renewal terms for some suppliers.

•        Fees and Payment — service fees and payment method

•        Rights and Obligations of both parties, which may include the following:

•        The Company is to facilitate the supplier’s promotional services, including allowing the use of the customer’s trade name, trademark, and product identification marks.

•        The Company warrants that the intellectual property rights and product materials it provides or authorizes to the supplier does not breach any rights of third parties. Upon any such breach of third party rights, if the supplier incurs any loss, the Company shall bear the liability for the supplier’s loss.

•        The Company has the right of final review over the promotional content submitted by the supplier. The supplier is to submit complete videos, storyboards, copywriting, and other materials for review as required by the Company. The Company has the right to submit written modification opinions within 5 working days after receiving the materials submitted by the supplier. Upon receipt of the Company’s written modification opinions, the supplier is to complete the modifications within 3 working days and resubmit for the Company’s review until the content fully meets the customer’s standards and promotional requirements. If the supplier fails to submit content that meets the agreed standards after 3 modifications, the Company may terminate the contract by written notice without liability and the supplier is to return the payments already received.

•         If the supplier fails to deliver in a timely manner, it is deemed a breach of contract by the supplier.

•        Liability for Breach of Contract — penalty fee for late fee payment; liquidated damages payable by the supplier if the project under the agreement is terminated due to the supplier; if the content released by online influencer supplied by the supplier contains false information, infringement, illegal content or content that does not conform to the customer’s brand image, the supplier bears all legal liability and is to compensate to the Company the direct and indirect economic losses suffered.

COMPETITION

The local digital advertising agency ecosystem remains highly fragmented, with most players being small-to medium-sized enterprises and overall market concentration still low. As China’s domestic market matures and competitive intensity rises, a growing number of Chinese MCNs are accelerating their overseas expansion, with Southeast Asia as a key destination. Flagship players including Jiao Ge Peng You, VS MEDIA, and Three Sheep Network are leveraging proven operating models and executing deliberate internationalization strategies to capture this growth.

However, Southeast Asia is far from monolithic. Significant cultural, linguistic, and regulatory differences across markets require highly localized content, products, and compliance frameworks. Success in this region depends on deep local market knowledge and the ability to tailor creative design, marketing execution, and customer service to local consumer preferences. Regional specialist MCNs — such as Red Wisdom, GIM Media, MeLive Network, Big Host Agency, and Pongo — have established strong competitive positions by combining deep audience insights with the ability to deliver precision campaigns that resonate with local audiences.

In order to compete, we rely on our foundation and experience in the digital marketing industry, which allows us to quickly respond to customers’ personalized marketing demands and improving marketing quality. We have established long-term and stable cooperative relationships with different types of overseas influencer agencies, and have established a good professional image and market reputation in the industry. Through our experience and influencer networks, we have established competitive advantages in industries such as beauty, shoes and clothing, daily necessities, and fast-moving consumer goods.

EMPLOYEES

The Company was operating under a talent dispatch model, where it engages contractors in accordance with marketing project demands. Our Company has entered into a human resources service agreement with a talent dispatch agency, pursuant to which the dispatch agency provides contractors based on the Company’s requirements and term needed. Our Company settle the dispatch agency’s invoices on a quarterly basis based on the number of contractors that were engaged per month.

Salient Terms of Human Resources Services Agreement

•        Cooperation scope: Dispatch agency has a team of experienced talent, and is to provide consultancy services to the Company.

•        Term of agreement:    Term is October 1, 2023 to September 30, 2025. The agreement shall automatically renew for one-year unless either party raises objection prior to renewal. The automatic renewal period shall not exceed three years in total. Either party may terminate the agreement by providing one month’s notice to the other party, subject to the settlement of all outstanding sums and obligations under the agreement. If either party breaches the agreement by unilaterally termination and thereby causes loss to the other party, the breaching party shall be liable to compensate the other party for such loss.

•        The Company’s rights and obligations:    Includes timely payment of service fees to the dispatch agency, not to arrange for the dispatch agency’s talent to engage in illegal activity, activity physically or mentally harmful to the talent, or activities that do not correlate to the Company’s online precision marketing and online influencer marketing services.

•        The dispatch agency’s rights and obligations:    Includes verification of the talent’s background and provided documents, providing service standards and details to the talent, performing its obligations under the agreement in a manner that maximizes the Company’s interest while safeguarding the Company’s legal rights.

•        Fees:    The service fee shall be based on the invoices issued to the Company. An invoice is issued for every quarter, and the actual service fee payable will depend on the number and seniority of talent engaged by the Company during the covered months. Upon the Company’s confirmation of the invoice’s accuracy, the service fee is to be paid before the 25th day of that month into specified bank account of the dispatch agency.

•        Breach of contract and dispute resolution:    If a party breaches or unilaterally changes the terms of the agreement, the breaching party shall bear the economic loss suffered by the other party. In the event the Company fails to pay the service fee in accordance with the Agreement, a late penalty of 2% per day shall be payable to the dispatch agency. The dispatch agency may issue a demand notice upon late payment; if the Company fails to settle the outstanding amount within three days of such notice, the Company shall be deemed in breach of the agreement, and the dispatch agency shall have the right to terminate the Agreement and pursue compensation.

As at the date of this Prospectus, we have an inhouse team comprising of 1 manager, 1 senior staff member, and 2 junior staff members operating at the Company’s operating subsidiary. Please see Management on page 88 for more information on our directors and executive officers. In addition to the core team, the Company can request for further temporary contractors from the dispatch agency in accordance with its business needs.

The relationship and co-operation between the management, dispatch agency, and contractor staffs have been good and are expected to continue and remain as such in the future. There has not been any incidence of work stoppages or labor disputes which affected our operation.

SEASONALITY

Our operating results and operating cash flows historically have not been subject to seasonal variations.

LICENSES, PERMITS AND REGISTRATIONS

Nature of License, Permit and Registration	Granted by	Date of Registration	Expiry Date
Business Registration Certificate (Certificate No. 71055002-000-08-25-5)	Inland Revenue Department of Hong Kong	August 9, 2025	August 8, 2026

INTELLECTUAL PROPERTY

As of the date of this prospectus, the Company does not have any registered trademarks, copyrights, or patents.

FACILITIES

Our principal office is located at 807A on the 8th Floor, Office Tower 2 of the Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

As of the date of this prospectus, we have leased the following properties:

Address	Purpose	Occupy Period
807A on the 8th Floor, Office Tower 2 of the Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong	Commercial	January 1, 2024 to November 14, 2026

INSURANCE

We consider our insurance policies to be adequate and in line with the industry standard. As of the date of this prospectus, we have maintained the following key insurance policies: (i) employees’ compensation and office insurance for our contractors that include work injury under the regulatory requirements in Hong Kong; and (ii) personal accident insurance which provides indemnity to us against liabilities resulting from claims with respect to accidents occurred in the provision of advertising services. Our Directors believe that the insurance policies coverage subscribed by us is sufficient to provide protection to our operations and contractors.

LEGAL PROCEEDINGS

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of its business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which management believes, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

REGULATIONS

This section summarizes the principal Hong Kong laws, regulations, and rules relevant to our business and operations in Hong Kong. The summary does not purport to be a complete description of all laws and regulations applicable to our business and operations. Investors should note that the following summary is based on relevant laws and regulations in effect as of the date of this prospectus, which may be subject to change.

Laws and regulations in Hong Kong

Regulations related to business registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business within one month after the commencement of business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (the “EO”) is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Under the EO, the wage period in respect of which wages are payable under a contract of employment shall be deemed to be 1 month, until the contrary is proved. Wages shall become due on the expiry of the last day of the wage period and shall be paid as soon as is practicable but in any case not later than 7 days thereafter. In the case where wages are not paid within 7 days after which they become due and payable, interest will be imposed at a rate fixed by the Chief Justice in the Hong Kong Special Administrative Region Gazette under Section 50 of the District Court Ordinance (Chapter 336).

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (the “ECO”) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. The ECO establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity or dies arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (the “MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (the “MPF Schemes”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme within the first 60 days of employment. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme.

An employer who, without reasonable excuse, fails to comply with the requirement imposed on employers in relation to arrange for its employees to become scheme members, commits an offence and is liable on conviction to a fine of $350,000 and to imprisonment for 3 years, and to a daily penalty of $500 for each day on which the offence is continued.

An employer who, without reasonable excuse, fails to comply with the requirements in relation to making mandatory contributions to the MPF Scheme commits a criminal offence and is liable on conviction to a maximum fine of HK$50,000 and imprisonment for six months on the first conviction and maximum fine of HK$100,000 and imprisonment for one year on each subsequent conviction.

Regulations related to Hong Kong taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (the “IRO”), where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the Company.

Capital gains and profit tax

The IRO provides, among other things, that profits tax shall be charged on every person carrying on a trade, profession or business in Hong Kong in respect of his or her assessable profits arising in or derived from Hong Kong at the standard rate, which stood at 8.25% on assessable profits up to $2,000,000 and 16.5% on any part of assessable profits over $2,000,000 for corporate taxpayers as of the date of this prospectus. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

No tax is imposed in Hong Kong in respect of capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax. Certain categories of taxpayers (for example, financial institutions, insurance companies and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% (commencing from 1 August 2021) on the higher of the consideration for or the market value of the shares, will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Estate duty

Hong Kong estate duty was abolished effective from February 11, 2006. No Hong Kong estate duty is payable by shareholders in relation to the shares owned by them upon death.

Regulations related to anti-competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance that commenced full operation on December 14, 2015 (i) prohibits conduct that prevents, restricts or distorts competition in Hong Kong; (ii) prohibits mergers that substantially lessen competition in Hong Kong; and (iii) provides for incidental and connected matter.

The “First Conduct Rule” prohibits anti-competitive agreements, practices and decisions. It provides that an undertaking must not (i) make or give effect to an agreement; (ii) engage in a concerted practice; or (iii) as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong. Serious anti-competitive conduct includes (i) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (ii) allocating sales, territories, customers or markets for the production or supply of goods or services; (iii) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; and (iv) bid-rigging.

The “Second Conduct Rule” prohibits the abuse of market power. It provides that an undertaking that has a substantial degree of market power in a market must not abuse such power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong. This conduct may in particular, constitute an abuse of such market power if it involves predatory behavior towards competitors or limiting production, markets or technical development to the prejudice of consumers. Matters that may be taken into consideration when determining whether an undertaking has a substantial degree of market power in a market include (i) the market share of the undertaking; (ii) the undertaking’s power to make pricing and other decisions; (iii) any barriers to entry to competitors into the relevant market; and (iv) any other relevant matters specified in the guidelines issued in accordance with the Competition Ordinance.

The First Conduct Rule and the Second Conduct Rule apply to all sectors of the Hong Kong economy, including marketing and advertising services providers. Therefore, our business is subject to Competition Ordinance generally.

In the event of contravention of a competition rule, the Competition Tribunal may (i) on application by the Competition Commission, impose pecuniary penalty of any amount it considers appropriate subject to a maximum of 10% of the turnover of the undertaking concerned for each year in which the contravention occurred for each single contravention (if the contravention occurred in more than three years, 10% of the turnover of the undertaking for the three years that saw the highest, second highest and third highest turnover); (ii) on application by the Competition Commission, make an order disqualifying a person from being a director of a company or from otherwise being concerned in the affairs of a company; (iii) make orders it considers appropriate, including but not limited to prohibiting an entity from making or giving effect to an agreement, requiring modification or termination of an agreement, requiring payment of damages to a person who has suffered loss or damage as a result of the contravention.

Laws in Relation to Intellectual Property Rights

Copyright Ordinance (Chapter 528 of the Laws of Hong Kong)

The Copyright Ordinance currently in force in Hong Kong came into effect on June 27, 1997. The Copyright Ordinance as reviewed and revised from time to time provides comprehensive protection for recognized categories of literary, dramatic, musical and artistic works, as well as for sound recordings, films, television broadcasts and cable programs.

In the course of preparing interior design proposals, we may create original artistic works (such as drawings) or literary works (such as text) or videos that qualify for copyright protection without registration. Infringement of copyright is civilly actionable.

Regulations related to anti-money laundering and counter-terrorist financing

Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong)

The Anti-Money Laundering and Counter-Terrorist Financing Ordinance (the “AMLO”) imposes requirements relating to client due diligence and record-keeping and provides regulatory authorities with the powers to supervise compliance with the requirements under the AMLO. In addition, the regulatory authorities are empowered to (i) ensure that proper safeguards exist to prevent contravention of specified provisions in the AMLO; and (ii) mitigate money laundering and terrorist financing risks.

Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong)

The Drug Trafficking (Recovery of Proceeds) Ordinance (the “DTROP”) contains provisions for the investigation of assets suspected to be derived from drug trafficking activities, the freezing of assets on arrest and the confiscation of the proceeds from drug trafficking activities. It is an offence under the DTROP if a person deals with any property knowing, or having reasonable grounds to believe, it to be the proceeds from drug trafficking. The DTROP requires a person to report to an authorized officer if he/she knows or suspects that any property (directly or indirectly) is the proceeds from drug trafficking or is intended to be used or was used in connection with drug trafficking, and failure to make such disclosure constitutes an offence under the DTROP.

Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong)

The Organized and Serious Crimes Ordinance (the “OSCO”) empowers officers of the Hong Kong Police Force and the Hong Kong Customs and Excise Department to investigate organized crime and triad activities, and it gives the Hong Kong courts jurisdiction to confiscate the proceeds from organized and serious crimes, to issue restraint orders and charging orders in relation to the property of defendants of specified offences. The OSCO extends the money laundering offence to cover the proceeds of all indictable offences in addition to drug trafficking.

United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong)

The United Nations (Anti-Terrorism Measures) Ordinance (the “UNATMO”), provides that it is a criminal offence to: (i) provide or collect funds (by any means, directly or indirectly) with the intention or knowledge that the funds will be used to commit, in whole or in part, one or more terrorist acts; or (ii) make any funds or financial (or related) services available, directly or indirectly, to or for the benefit of a person knowing that, or being reckless as to whether, such person is a terrorist or terrorist associate. The UNATMO also requires a person to report his knowledge or suspicion of terrorist property to an authorized officer, and failure to make such disclosure constitutes an offence under the UNATMO.

MANAGEMENT

The following table sets forth information regarding our Directors and Executive Officers as at the date of this prospectus:

Name	Age	Position
Chen Qiu	42	Chief Executive Officer, Chairman of the Board of Directors
Lin Shenghong	33	Chief Financial Officer
Liao Lingjie	32	Independent Director
Zhou Mo	32	Independent Director
Zhou Wensi	34	Independent Director

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Mr. Chen Qiu, Chief Executive Officer, Chairman of the Board of Directors. Mr. Chen Qiu has been our Chief Executive Officer, Director and Chairman of the Board of Directors since February 12, 2025. With 9 years of experience in the MCN industry, Mr. Chen has played a pivotal role in revenue growth by strategically developing online influencer marketing. Mr. Chen’s deep understanding of the MCN industry and insights into the youth market has been instrumental in establishing our business framework. Since October 2016, Mr. Chen has been Executive Director and General Manager of Xiamen Hongfang Zhichuang Media Co., Ltd, spearheading strategic development and operations management of the company. From 2013 to 2016, Mr. Chen was Sales Director of Xiamen Maohong Supply Chain Management Co., Ltd, responsible for the business development and customer liaison work of the company. Immediately upon the effectiveness of this registration statement, Mr. Chen will resign from his position at Xiamen Hongfang Zhichuang Media Co., Ltd, to act as full-time CEO of the Company.

Mr. Chen obtained his associate’s degree in sports education from Fujian Yongan Vocational Secondary School in 2003.

Mr. Lin Shenghong, Chief Financial Officer. Mr. Lin Shenghong has been our Chief Financial Officer since July 1, 2025. From November 2024 to June 2025, Mr. Lin was Project Manager at Xiamen Jianyi Road Crossing Investment Co., Ltd., responsible for management consulting. From March 2023 to October 2024, Mr. Lin was Financial Director at Luoyin (Fuzhou) Enterprise Management Consulting Co., Ltd., responsible for management consulting. From October 2020 to February 2023, Mr. Lin was a senior auditor at Ernst & Young Hua Ming LLP, responsible for annual audits and listing audits. Mr. Lin obtained his master’s degree in professional accounting at Monash University, Australia in 2020.

Mr. Liao Lingjie, Independent Director. Mr. Liao Lingjie will be our independent director effective upon effectiveness of this registration statement. Since 2022, Mr. Liao has been Administrative Director at Tianjin Kayou Sports Consulting Co., Ltd, responsible for overseeing administrative affairs, coordinating internal and external relations, and ensuring efficiency in company operations. From 2016 to 2020, Mr. Liao was Account Manager at China Construction Bank Longyan Branch, responsible for maintaining customer relationships, business development, providing financial advice and handling banking transactions. Mr. Liao obtained his bachelor’s degree in accounting from Fujian Agriculture and Forestry University, China in 2016.

Mr. Zhou Mo, Independent Director. Mr. Zhou Mo will be our independent director effective upon effectiveness of this registration statement. Since May 2025, Mr. Mo has been an independent director of Star Fashion Culture Holdings Limited. Since October 2023, Mr. Mo has been Sales Director at Xiamen Yantian Technology Co., Ltd., responsible for performing market intelligence and analytics assessments, spearheading marketing innovation, and overseeing product promotion initiatives. From January 2020 to October 2023, Mr. Mo was Sales Director at Xiamen Yinghai Information Technology Co., Ltd., responsible for market search and analysis, driving marketing innovation and product promotion. Mr. Mo obtained his bachelor’s degree in musical performance from Jimei University, China in 2017.

Mr. Zhou Wensi, Independent Director. Mr. Zhou Wensi will be our independent director effective upon effectiveness of this registration statement. Since December 2024, Mr. Zhou has been Director for the AI Technology Sales department at Xiamen Fengzhishang Culture Media Co., Ltd., responsible for driving the expansion of content marketing IP projects and advertising operations, and supervising client advertising promotion and execution. From 2017 to December 2024, Mr. Zhou was Director of the Advertising and Marketing department at Xiamen Second Future Technology Co., Ltd., responsible for event IP’s expansion, sponsorship, implementation, and execution, online advertising and marketing, and corporate brand promotion. From 2014 to 2017, Mr. Zhou was in operations of Xiamen Linggan Fangzhou Information Technology Co., Ltd., responsible for new media and self media operations. From 2012 to 2014, Mr. Zhou was a designer at Xiamen Jianlei Decoration Co., Ltd., responsible for tooling design and on-site construction. Mr. Zhou obtained his associate degree’s in interior design from Hubei Science and Technology College, China in 2013.

Employment Agreements and Director Agreements

We have entered into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers until the executive officer’s successor is duly elected or appointed and qualified or until the executive officer’s earlier death, disqualification, resignation or removal from office, pursuant to the terms of the employment agreement, the Company’s then current memorandum and articles of association, as may be amended from time to time, or any applicable laws, rules, or regulations.

We may terminate the employment with our CEO with immediate effect, without advance or remuneration, if the CEO:

(a)     commits a material breach of his obligations under this Agreement;

(b)    commits any serious or repeated breach or non-observance of his obligations to the Company (which includes an obligation not to breach his duties to the Company, whether statutory, fiduciary or common law);

(c)     is guilty of any negligence, fraud or dishonesty or have acted in a manner which, in the opinion of the Company acting reasonably, brings or is likely to bring the Director or the Company and its subsidiaries (the “Group”) into disrepute or is materially adverse to the interests of the Group;

(d)    is convicted of any arrestable criminal offence other than an offence under road traffic legislation anywhere in the world for which a fine or non-custodial penalty is imposed;

(e)     is restricted or disqualified from acting as a director of any company;

(f)     in the opinion of the majority of the board of directors of the Company (the “Board”), becomes incapable by reason of mental disorder of discharging his duties as a director;

(g)    has been absent for more than six consecutive months without permission of the Board from meetings of the directors held during that period and his alternate director (if any) will not have attended any such meeting in his place during such period and all of his co-directors pass a resolution that by reason of such absence the Director has vacated his office;

(h)    is required in writing (whether in electronic form or otherwise) by all his co-directors to resign; or

(i)     has not complied with the Company’s anti-corruption and bribery policy and procedures or any applicable bribery or corruption legislation.

We may terminate the employment with our CFO with immediate effect, without advance or remuneration, if the CEO:

(a)     commits a material breach of his obligations under this Agreement;

(b)    commits any serious or repeated breach or non-observance of his obligations to the Company (which includes an obligation not to breach his duties to the Company, whether statutory, fiduciary or common law);

(c)     is guilty of any negligence, fraud or dishonesty or have acted in a manner which, in the opinion of the Company acting reasonably, brings or is likely to bring the CFO or the Company and its subsidiaries (the “Group”) into disrepute or is materially adverse to the interests of the Group;

(d)    is convicted of any arrestable criminal offence other than an offence under road traffic legislation anywhere in the world for which a fine or non-custodial penalty is imposed;

(e)     is restricted or disqualified from acting as a director of any company;

(f)     in the opinion of the majority of the board of directors of the Company (the “Board”), becomes incapable by reason of mental disorder of discharging his duties as a director;

(g)    is required in writing (whether in electronic form or otherwise) by all his co-directors to resign; or

(h)    has not complied with the Company’s anti-corruption and bribery policy and procedures or any applicable bribery or corruption legislation.

We may also terminate the employment with the CEO or CFO without cause at any time upon 30 days’ advance written notice. Each executive officer may resign in accordance with the Company’s memorandum and articles.

Each executive officer shall receive a monthly remuneration of 10,000.00 RMB which shall accrue on a day to day basis payable in arrears on the last day of each calendar month provided that if the appointment is terminated prior to the end of a calendar month, the executive officer shall only be entitled to a proportionate part of such salary in respect of the period of service during the relevant month up to the date of termination. The compensation may be reviewed during the term of the agreement by the compensation committee of the Board pursuant to its terms of reference after the effective date of the agreement. Any adjustment of the compensation shall be recommended by the compensation committee of the Board (when applicable) and approved by the Board duly convened pursuant to the then current memorandum and articles of association of the Company.

Each executive officer has agreed to faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of employment duties) any proprietary, confidential and secret information which is a competitive asset of the Company ( the “Confidential Information”), acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company’s business, and any and all other documents containing Confidential Information furnished to the executive officer by the Company or otherwise acquired or developed by the executive officer, shall at all times be the property of the Company, and that upon termination of the executive officer’s services, the executive officer shall return to the Company any such property or documents which are in the executive officer’s possession, custody or control, but this obligation of confidentiality shall survive such termination until and unless any such Confidential Information shall have become, through no fault of the executive officer, generally known to the public.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: directly or indirectly, solicit or attempt to solicit any of the Company’s employees, independent contractors, contacts, clients, suppliers, customers or other persons or entities introduced to the executive officer in their capacity as a representative of the Company for any purpose whatsoever, including but not limited to offering them employment or services that compete with the Company’s business or may harm the business relationship of the Company with these persons or entities. The employment agreements also contain other customary terms and provisions.

Board of Directors

Composition of our Board of Directors

Our Board of Directors will consist of four Directors. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the NASDAQ generally require that a majority of an issuer’s board of directors must consist of independent directors. Our Board of Directors has determined that each of Liao Lingjie, Zhou Mo, and Zhou Wensi is an “independent director” as defined under the NASDAQ rules. Our Board of Directors is composed of a majority of independent Directors.

Committees of the Board of Directors

We intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our Board of Directors effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. We intend to adopt a charter for each of the three committees effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our three independent Directors, and will be chaired by Liao Lingjie. We have determined that each member of our Audit Committee will satisfy the requirements of NASDAQ corporate governance rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the consolidated financial statements of our Company. The Audit Committee is responsible for, among other things:

Liao Lingjie

•        reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

•        approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

•        reviewing with the Independent Registered Public Accounting Firm any audit problems or difficulties and management’s response;

•        discussing with our independent auditor, among other things, the audits of the consolidated financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited consolidated financial statements with management and the Independent Registered Public Accounting Firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

•        establishing and overseeing procedures for the handling of complaints and whistleblowing; and

•        meeting separately and periodically with management and the Independent Registered Public Accounting Firm.

Compensation Committee.

Our Compensation Committee will consist of our three independent Directors, and will be chaired by Zhou Mo. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of NASDAQ corporate governance rules. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

•        overseeing the development and implementation of compensation programs in consultation with our management;

•        at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our Executive Officers;

•        at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive Directors;

•        at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

•        reviewing Executive Officer and director indemnification and insurance matters; and

•        overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to Directors and Executive Officers.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee will consist of our three independent Directors, and will be chaired by Zhou Wensi. We have determined that each member of our Nominating and Corporate Governance Committee will satisfy the “independence” requirements of NASDAQ corporate governance rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our Directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•        recommending nominees to the Board for election or re-election to the Board, or for appointment to fill any vacancy on the Board;

•        reviewing annually with the Board the current composition of the Board with regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        developing and recommending to our Board such policies and procedures with respect to nomination or appointment of members of our Board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NASDAQ rules, or otherwise considered desirable and appropriate;

•        selecting and recommending to the Board the names of Directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself; and

•        evaluating the performance and effectiveness of the Board as a whole.

Code of Business Conduct and Ethics

In connection with this Offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Clawback Policy

In connection with this Offering, our board of directors have adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recoupment of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act and the NASDAQ rules) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our register of members.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any; but no such term shall be implied in the absence of express provision. A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our memorandum and articles of association as may be amended from time to time.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law, our memorandum and articles of association as may be amended from time to time or applicable NASDAQ rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors, except to the extent any such indemnification may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that to the extent permitted by law, our Company shall indemnify each existing or former director (including alternate director), secretary and other officer of our Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning our Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, our Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of our Company in respect of any matter identified in the amended and restated articles of association on condition that the director (including alternate director), secretary or officer must repay the amount paid by our Company to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

Foreign Private Issuer Exemption

As a foreign private issuer, we may take advantage of certain provisions under the NASDAQ Listing Rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the NASDAQ. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other NASDAQ corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of NASDAQ, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of NASDAQ. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our Board of Directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules. On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (HFIAA), which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

We may also be eligible to utilize the controlled company exemptions under the NASDAQ corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the NASDAQ corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We do not currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this Offering.

COMPENSATION

For the years ended March 31, 2025 and 2024, and for the six months ended September 30, 2025 and 2024, we paid nil in cash and benefits in-kind granted to or accrued on behalf of all of our Directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our Directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class voting structure, holders of Class A Ordinary Shares will be entitled to one (1) vote per share in respect of matters requiring the votes of shareholders including the election of directors, amendment of memorandum and articles of association, and approval of major corporate transactions, while holders of Class B Ordinary Shares will be entitled to fifty (50) votes per share. Each Class B Ordinary Share shall be convertible into one Class A Ordinary Share at the option of the holder thereof at any time after issue, however, Class A Ordinary Shares are under no circumstances convertible into any Class B Ordinary Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage of Ordinary Shares beneficially owned prior to the offering is based on 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding as described in the “the Offering” section, The percentages of Ordinary Shares beneficially owned after the offering assume that the representative of the underwriters will not exercise their over-allotment option.

	Shares Beneficially Owned Prior to This Offering					Shares Beneficially Owned After This Offering
	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power	Class A Ordinary Shares		Class B Ordinary Shares		Aggregate Voting Power
Name of Beneficial Owners	Number	% of total outstanding shares(1)	Number	% of total outstanding shares(1)	Total %(2)	Number	% of total outstanding shares(1)	Number	% of total outstanding shares(1)	Total %(2)
Directors and Executive Officers:
Chen Qiu(3)	14,140,000	56.56	5,000,000	20	97.82	14,140,000	45.25	5,000,000	16.00	95.61

All directors and executive officers as a group	14,140,000	56.56	5,000,000	20	97.82	14,140,000	45.25	5,000,000	16.00	95.61

5% shareholders:
Red Wisdom CQ Limited(3)	14,140,000	56.56	5,000,000	20	97.82	14,140,000	45.25	5,000,000	16.00	95.61

____________

(1)      Giving effect to the reorganization of our Ordinary Shares, applicable percentage of ownership is based on 25,000,000 Ordinary Shares issued and outstanding as of the date of this prospectus, consisting of 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares;

(2)      Applicable percentage of ownership is based on 31,250,000 Ordinary Shares outstanding immediately after the offering. Each Class A Ordinary Share shall, on a poll, be entitled to one (1) vote per share, and each Class B Ordinary Share shall, on a poll, be entitled to fifty (50) votes per share.

(3)      Chen Qiu, through his 100% ownership of Red Wisdom CQ Limited, beneficially owns in aggregate 76.56% of the outstanding Ordinary Shares of the Company and in aggregate 97.82% voting power before the Offering, through his ownership of 14,140,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Share.

RELATED PARTY TRANSACTIONS

The following is a summary of transactions since 2023 and up to the date of this prospectus to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or major shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

The table below sets forth the major related party and the relationship with the Group as of March 31, 2025 and September 30, 2025:

No.	Names of related parties	Relationship
1	Mr. Chen Qiu	Shareholder and Executive Chairman of the Company
2	Xiamen Hongfang Zhichuang Media Co., Ltd.	63.63% held by Mr. Chen Qiu

Material Transactions with Related Parties

The Company entered into the following transactions with related parties for the fiscal years ended March 31, 2023, 2024 and 2025, and the six months ended September 30, 2024 and 2025:

	For the years ended March 31,			For the six months ended September 30
	2023	2024	2025	2024	2025
Expenses paid by a related party on behalf of the Company
Xiamen Hongfang Zhichuang Media Co., Ltd.	$—	$—	$—	$—	$34,294
Mr. Chen Qiu	$—	$3,701	$27,326	$17,671	$2,052

Amount due to a related party consisted of the following as of March 31, 2025 and September 30, 2025 indicated:

	As of March 31, 2025	As of September 30, 2025
Amounts due to Xiamen Hongfang Zhichuang Media Co., Ltd.	$—	$34,294
Amounts due to Mr. Chen Qiu	31,027	33,079
Amounts due to related parties	$31,027	$67,373

Amounts due to Xiamen Hongfang Zhichuang Media Co., Ltd. represented funds provided to the Company for deferred offering costs, which were unsecured interest-free and repayable on demand. Amounts due to Mr. Chen Qiu represented funds provided to the Company for its daily operations, which were unsecured interest-free and repayable on demand. Till the date of the prospectus, amounts due to Xiamen Hongfang Zhichuang Media Co., Ltd. and Mr. Chen Qiu were approximately US$34,294 and US$33,079, respectively.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association (as maybe amended from time to time), the Companies Act, and the common law of the Cayman Islands.

Our authorized share capital is US$50,000 divided into 490,000,000 Class A Ordinary Shares of a par value of US$0.0001 per Share and 10,000,000 Class B Ordinary Shares of a par value of US$0.0001 per Share.

As of the date of this prospectus, we had an aggregate of 25,000,000 Shares issued and outstanding, consisting of 20,000,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares. Upon the completion of this Offering, we will have 26,250,000 Class A Ordinary Shares, 5,000,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option. All of our Shares issued and outstanding prior to the completion of the offering will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

The following are a summary of the material provisions in our amended and restated memorandum and articles of association(the “amended memorandum” and the “amended articles”, respectively):

Objects of Our Company.    Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares.    Our shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or the credit standing in our company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Conversion Rights.    Each Class B Ordinary Share shall be convertible into one Class A Ordinary Share at the option of the holder thereof at any time after issue, however, Class A Ordinary Shares are under no circumstances convertible into any Class B Ordinary Shares.

Voting Rights.    On a poll, each holder of Class A Ordinary Share shall be entitled to one vote per share and each holder of Class B Ordinary Shares shall be entitled to exercise fifty (50) votes for each Class B Ordinary Share he or she holds on any and all matters. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy. A resolution put to the vote of the general meeting shall be decided on a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires a majority of not less than two-thirds of the votes by the shareholders, as being entitled to do so, vote in person or by proxy at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to, unless required by the listing rules of NASDAQ) in each year hold a general meeting as our annual general meeting, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Shareholders’ general meetings shall be convened by our board of directors.    Advance notice of at least five clear days is required for the convening of our general meetings (including an annual general meeting). The notice shall specify (a) the place, the date and the hour of the meeting; (b) whether the meeting will be held virtually, at a physical place or both; (c) if the meeting is to be held in any part at a physical place, the address of such place; (d) if the meeting is to be held in two or more places, or in any part virtually, the electronic communication facilities that will be used to facilitate the meeting, including the procedures to be followed by any shareholder or other participant of the meeting who wishes to utilise such electronic communication facilities for the purposes of attending and participating in such meeting; (e) subject to (f) and the requirements of (to the extent applicable) the listing rules of NASDAQ, the general nature of the business to be transacted; and (f) if a resolution is proposed as a special resolution, the text of that resolution. Notice of every general meeting shall also be given to the directors and our auditors. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the amended articles, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the amended articles.

Voting at any shareholders’ general meeting is by taking a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

Transfer of Ordinary Shares.    Subject to any applicable requirements set forth in the amended articles and provided that a transfer of Ordinary Shares complies with applicable rules of the NASDAQ, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the NASDAQ or in any other form approved by our board of directors, executed by or on behalf of:

•        where the Class A Ordinary Shares are fully paid, that shareholder; and

•        where the Class A Ordinary Shares are partly paid, that shareholder and the transferee.

The transferor shall be deemed to remain the holder of the Class A Ordinary Shares until the name of the transferee is entered into our register of members.

Where the Ordinary Shares of any class in question are not listed on or subject to the rules of the NASDAQ or any other designated stock exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any such Ordinary Shares that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        the shares transferred are fully paid and free of any lien in favor of us;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the NASDAQ may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine after compliance with any notice required of NASDAQ; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year.

Liquidation.    If our company is wound up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)    to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment and such shareholders shall (subject to receiving at least 14 clear days prior notice specifying when and where payment is to be made), pay to us the amount called on their shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

The shares that have been called upon and remain unpaid are subject to forfeiture.

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share being the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Redemption, Repurchase, and Surrender of Shares.    Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our board of directors (i) issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors before the issue of those shares; (ii) purchase any and all of our own shares (including any redeemable shares) on such terms and in such manner which the directors determine at the time of such purchase; and (iii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors may determine at the time of such variation. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no issued shares of our company other than shares held as treasury shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Alteration of Share Capital.    Subject to the Companies Act, our shareholders may, by ordinary resolution:

•        increase its share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

•        consolidate and divide all or any of our share capital into shares of larger amount than its existing shares;

•        convert all or any of our fully paid-up shares into stock, and reconvert that stock into fully paid-up shares of any denomination;

•        sub-divide our shares or any of them into shares of an amount smaller than that fixed by the amended memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

•        cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Issuance of Additional Shares.    Subject to the provisions of the Companies Act and our amended and restated memorandum and articles of association regarding redemption and purchase of the shares, our amended and restated memorandum and articles of association authorizes our board of directors to allot (with or without confirming rights of renunciation) grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide, issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Our board of directors may issue ordinary shares without action by our shareholders to the extent of available authorized but unissued ordinary shares. Issuance of these shares may dilute the voting power of holders of shares.

Inspection of Books and Records.    Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited consolidated financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our amended and restated memorandum and articles of association may discourage, delay, or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association (as may be amended from time to time) for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection by shareholders of that company;

•        does not have to hold an annual general meeting;

•        may not issue negotiable or bearer shares but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or on illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between two or more constituent Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When takeover offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by the dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that that we shall indemnify our existing or former secretary, officers (including an investment adviser or an administrator or liquidator) and directors (including alternate director):

(a)     all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such existing or former secretary, directors or officers, in or about the conduct of our Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning our Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by Companies Act, our Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of our Company in respect of any matter identified in amended articles on condition that the director (including alternate director), secretary or officer must repay the amount paid by our Company to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties — a duty to act bona fide in the best interests of the company, a duty to avoid fettering his or her discretion in the future, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill, diligence and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by the director in respect of the Company. However, English and Commonwealth courts have moved towards an objective standard in regard to the required skill, diligence which require the director to act with the skill, diligence and care in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and it does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding in aggregate not less than 10% of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the Cayman Islands from acting as a director; or (ii) becomes bankrupt or makes any arrangement or composition with his creditors; or (iii) resigns his office by notice to our company; or (iv) only held office as a director for a fixed term and such term expires; or (v) in the opinion of a registered medical practitioner by whom he is being treated, becomes physically or mentally incapable of acting as a director or (vi) is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or (vii) is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (viii) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute.    As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by an order of the courts of the Cayman Islands, or wound up voluntarily by a special resolution of its members, or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be dissolved, liquidated, or wound up voluntarily by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 26,250,000 Class A Ordinary Shares, 5,000,000 Class B Ordinary Shares issued and outstanding, assuming no exercise of the underwriters’ over-allotment option.

Prior to this Offering, there has been no public market for our Shares, and while we plan to apply to list our Shares on NASDAQ, we cannot assure you that a regular trading market for our Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Shares. Further, since a large number of our Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

We have agreed not to, for a period of six (6) months from the closing date of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our Class A Shares or securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors, executive officers, and owners of 5% or more of our Class A Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares. These parties collectively own all of our outstanding Class A Ordinary Shares, without giving effect to this offering.

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Shares outstanding prior to this Offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our Shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Subject to the Lock-Up Agreements, our affiliates may sell within any three-month period a number of Shares that does not exceed the greater of the following:

•        1% of the then outstanding Shares of the same class, which will equal approximately 242,500 Class A Ordinary Shares, and 50,000 Class B Ordinary Shares immediately after this Offering; or

•        the average weekly trading volume of our Shares on NASDAQ during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations of your particular situation relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of Class A Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Class A Ordinary Shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder as of the date hereof, which are subject to change; and the summary constitutes the opinion of our Cayman counsel, Ogier.

In the opinion of our Cayman counsel, Ogier, payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding tax will be required on the payment of a dividend or capital to any holder of the Class A Ordinary Shares nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

In the opinion of our Cayman counsel, Ogier, the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no foreign exchange controls or foreign exchange regulations or currency restrictions in the Cayman Islands.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the Class A Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling the Class A Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Class A Ordinary Shares.

•        Revenue gains from the sale of Class A Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Class A Ordinary Shares, where the purchases and sales of Class A Ordinary Shares are effected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Class A Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Class A Ordinary Shares.

Material United States Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        the Company’s officers or directors;

•        holders who are not U.S. Holders;

•        holders that actually, indirectly, or constructively own 5% or more of (i) the total combined voting power of all classes of the Company’s shares that are entitled to vote or (ii) the total value of all classes of the Company’s shares; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including NASDAQ. It is unclear whether dividends that we pay on our Class A Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares would be eligible for the reduced rates of taxation described in this paragraph.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will generally be treated as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of individual and certain other non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile). Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a

U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. Failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the taxable years for which such form is required to be filed. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Cathay Securities, Inc., as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Cathay Securities, Inc.
Total

The underwriters are committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters are not obligated to purchase the Class A Ordinary Shares covered by the underwriters’ over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters are offering the Class A Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Class A Ordinary Shares. The public offering price for our Class A Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development, and other factors deemed relevant. The public offering price of our Class A Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value, or other established criteria of value of our company.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the offering) at the public offering price per Class A Ordinary Share less underwriting discounts and commissions. The underwriters may exercise this option for 45 days from the date of closing of this offering solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the underwriters will offer the additional Class A Ordinary Shares at the initial public offering price per Class A Ordinary Share.

The underwriter will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[*] per share. If the over-allotment option is exercised in full, the total offering price to the public will be US$[*] per share and the total net proceeds to us will be $[*] million.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to 7.0% of the public offering price. The underwriting discounts do not include (i) a 1.0% non-accountable expense allowance, or (ii) certain out-of-pocket expenses, each as described below.

The following table shows the price per share and total offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Class A Ordinary Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$	$	$
Underwriting discounts to be paid by us(1)	$	$	$
Proceeds to us, before expenses	$	$	$

____________

(1)      This only includes the proceeds of the sale of Class A Ordinary Shares underwritten by the underwriters.

We have agreed to pay to the underwriters, by deduction from the gross proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Class A Ordinary Shares in this offering.

We have agreed to pay expenses relating to the offering, including: (i) our legal and accounting fees and disbursements; (ii) the costs of preparing, printing, mailing, and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, and the underwriting agreement and related documents (all in such quantities as the representative may reasonably require); (iii) the costs of preparing and printing stock certificates and warrant certificates; (iv) the costs of any “due diligence” meetings; (v) all reasonable and documented fees and expenses for conducting a net road show presentation; (vi) all filing fees and communication expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with FINRA; (vii) the reasonable and documented fees and disbursements of the representative’s counsel; (viii) background checks of the Company’s officers and directors; (ix) preparation of bound volumes and mementos in such quantities as the representative may reasonably request; (x) transfer taxes, if any, payable upon the transfer of securities from us to the representative; and (xi) the fees and expenses of the transfer agent, clearing firm, and registrar for the shares; provided that the actual accountable expenses of the representative shall not exceed $235,000. We are required to supply the representative and its counsel, at our cost, with a reasonable number of bound volumes of the offering materials within a reasonable time after the closing of this offering as well as commemorative tombstones.

We have paid an advanced expense of $60,000 to the representative, upon the execution of the Letter of Engagement between us and the representative for the representative’s anticipated out-of-pocket expenses. Upon the first public filing with the SEC, we will pay up to an additional $50,000 to the representative. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A) and Rule 5110(g)(4)(B).

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts referred to above and non-accountable expenses, will be approximately $[*], including a maximum aggregate reimbursement of $235,000 of representative’s accountable expenses.

Right of First Refusal

We have granted the representative a right of first refusal on an exclusive basis, for a period of twelve (12) months from the closing of the offering, to manage any future public and private equity and debt offering, including all equity linked financings (excluding (i) shares issued under any compensation or stock option plan approved by the Company’s shareholders, (ii) shares issued as consideration of an acquisition or as part of a strategic partnership or transaction and (iii) conventional banking arrangements and commercial debt financing), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, with the representative receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the shares sold in this offering (excluding shares issued upon the exercise of the underwriters’ over-allotment option). If the representative fails to accept in writing any such proposal within fifteen (15) business days after receipt of a written notice from us containing such proposal, the representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public or private sale, and the representative shall have the right of first refusal with respect to such revised proposal as set forth above. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales of this offering.

Tail Financing

We have agreed that the underwriters shall be entitled to compensation commensurate set forth above, if the Company completes an offering with an investor introduced to the Company by the underwriters and not-known to the Company before such introduction regarding an offering prior to the termination or expiration of our engagement letter with the underwriters (collectively, the “Identified Party”) during the twelve (12) month period following the termination of such engagement letter. The underwriters shall provide the Company with a list of the Identified Party and proof of such communication in connection with this offering.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the representative, it will not, for a period of six (6) months after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any share of capital share of the Company or any securities convertible into or exercisable or exchangeable for shares of capital share of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital share of the Company of any securities convertible into or exercisable or exchangeable for shares of capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in cash or otherwise.

Our directors, executive officers and holders of more than 5% of our Class A Ordinary Shares have agreed, subject to limited exceptions set forth below, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (the “Lock-Up Securities”), that transfers, in whole or in part, any of the economic consequences of ownership of our Class A Ordinary Shares or such other securities for a period of six (6) months after the date of this prospectus, without the prior written consent of the representative.

Notwithstanding the foregoing to the contrary and subject to the conditions below, a holder may transfer Lock-Up Securities without the prior written consent of the representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift, by will or intestacy, (ii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iii) to a family member or trust for the benefit of a family member (for purposes hereof, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the holder, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the representative a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

Indemnification

We have agreed to indemnify the underwriters and their affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for NASDAQ Listing

We plan to apply to list our Class A Ordinary Shares on the NASDAQ under the symbol “[*]” We will not consummate this offering without a listing approval letter from the NASDAQ.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Class A Ordinary Shares to selling group members for sale to their online brokerage account holders. The Class A Ordinary Shares to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and it should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on NASDAQ may engage in passive market making transactions on NASDAQ, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the Class A Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Class A Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate-covering transactions, stabilizing transactions, and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate-covering transactions. There is no contractual limit on the size of any syndicate-covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate-covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount. The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A Ordinary Shares in the open market that could adversely affect investors who purchased in this offering.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Class A Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate-covering transactions, and penalty bids may have the effect of raising or maintaining the market price of our Class A Ordinary Shares or preventing or delaying a decline in the market price of our Class A Ordinary Shares. As a result, the price of our Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Class A Ordinary Shares. These transactions may occur on NASDAQ or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Offers Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Class A Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Class A Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Class A Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Class A Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the NASDAQ listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$5,000
NASDAQ Market Listing Fee	50,000
FINRA Filing Fee	5,000
Legal Fees and Other Expenses	570,831
Accounting Fees and Expenses	464,896
Printing and Engraving Expenses	25,000
Transfer Agent Expenses	15,000
Miscellaneous Expenses	18,944
Total	1,154,671

____________

*        To be filed by amendment

LEGAL MATTERS

Certain other legal matters as to United States Federal and New York State law, and Hong Kong Law in connection with this Offering will be passed upon for us by Loeb & Loeb LLP, New York, New York. The legal matters concerning this offering relating to Cayman Islands law will be passed upon for us by Ogier. The legal matters concerning this offering relating to PRC law will be passed upon for us by Tenet & Partners. Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the Underwriters by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The consolidated financial statements of March 31, 2025 and 2024, included in this prospectus have been so included in reliance on the report of Enrome LLP, Independent Registered Public Accounting Firm, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street #19-03/04 GB Building Singapore 069542.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Also, our principal executive offices and substantially all of our assets are located in Hong Kong or the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States.

Name	Position	Nationality	Residence
Chen Qiu	Chief Executive Officer, Chairman of the Board of Directors	China	China
Lin Shenghong	Chief Financial Officer	China	China
Liao Lingjie	Independent director	China	China
Zhou Mo	Independent director	China	China
Zhou Wensi	Independent director	China	China

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Due to lack of reciprocity and cost and time constraints, you may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Cayman Islands, Hong Kong and China against us or our directors and officers based on foreign law.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Ogier that, notwithstanding the above, a judgment obtained in the United States, however, may be recognized and enforced in the courts of the Cayman Islands in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

BVI

We have been advised by Ogier, our counsel as to BVI law, that there is uncertainty as to whether the courts of the British Virgin Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Ogier, our counsel as to BVI law, that although there is no statutory enforcement in the BVI of judgments obtained in the federal or state courts of the United States (and the BVI are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the BVI court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) which had jurisdiction to give the judgment of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes, penalties or fines, where the judgment was obtained by fraud or where enforcement would be contrary to public policy). The BVI court can also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company. The BVI court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering if the judgment creditor has a foreign judgment based on a cause of action recognized under BVI law, can establish that the BVI court has jurisdiction over the judgment debtor and whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable and arrears of interest on a judgment debt cannot be recovered after 6 years from the date on which the interest was due. The courts of the BVI are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the BVI to give rise to obligations to make payments that are penal or punitive in nature. A court of the BVI may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The BVI court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

Loeb & Loeb LLP, our counsel with respect to Hong Kong law, has advised us that judgment of U.S. courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Shares represented by the Shares to be sold in this Offering.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

Red Wisdom Creation Limited

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Red Wisdom Creation Limited

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Red Wisdom Creation Limited and its subsidiaries (the “Company”) as of March 31, 2025 and 2024, the related combined statements of operations, changes in shareholders’ equity and cash flows for each of the years ended March 31, 2025 and 2024 and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years ended March 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2025

Singapore
August 12, 2025

RED WISDOM CREATION LIMITED
COMBINED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of March 31,
	2024	2025
ASSETS
Current assets
Cash	$2,849	$43,109
Accounts receivable	2,492,060	733,340
Advance to suppliers	—	1,141,620
Other current asset	—	221,348
Deferred offering cost	—	50,000
Total current assets	2,494,909	2,189,417

Non-current asset
Right-of-use asset	7,819	3,171
Total non-current asset	7,819	3,171
TOTAL ASSETS	$2,502,728	$2,192,588

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	2,108,354	440,350
Contract liabilities	39,000	144,040
Income tax payable	15,759	184,732
Accrued expenses	150,000	226,345
Amounts due to a related party	3,701	31,027
Lease liability	4,632	1,972
Total current liabilities	2,321,446	1,028,466

Non-current liability
Lease liability	1,982	—
Total non-current liability	1,982	—
Total liabilities	$2,323,428	$1,028,466

Commitments and contingencies (Note 10)

Shareholders’ equity
Class A ordinary shares (par value of US$0.0001 per share; 490,000,000 Class A ordinary shares authorized, 20,000,000 Class A ordinary shares issued and outstanding as of March 31, 2024 and 2025, respectively)*	2,000	2,000
Class B ordinary shares (par value of US$0.0001 per share; 10,000,000 Class B ordinary shares authorized, 5,000,000 Class B ordinary shares issued and outstanding as of March 31, 2024 and 2025, respectively)*	500	500
Subscription receivable	(2,500)	(2,500)
Accumulated profit	179,300	1,164,122
Total shareholders’ equity	179,300	1,164,122
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,502,728	$2,192,588

____________

*        The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on July 5, 2025 (Note 1(b)).

The accompanying notes are an integral part of these combined financial statements.

RED WISDOM CREATION LIMITED
COMBINED STATEMENTS OF OPERATIONS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended March 31,
	2024	2025
Revenues
Online influencer marketing	$1,503,298	$6,314,604
Online precision marketing services	1,543,022	2,424,832
Total revenues	3,046,320	8,739,436
Cost of revenues	(2,517,619)	(6,908,774)
Gross profit	528,701	1,830,662

Operating expenses
Selling and marketing expenses	(221,199)	(470,731)
General and administrative expenses	(129,365)	(195,670)
Total operating expenses	(350,564)	(666,401)
Operating income	178,137	1,164,261

Other income/(expenses), net
Financial income/(expenses), net	16,922	(10,467)
Total other income/(expenses), net	16,922	(10,467)

Income before income tax expense	195,059	1,153,794
Income tax expense	(15,759)	(168,972)
Net income	179,300	984,822
Total comprehensive income	$179,300	$984,822

Income per ordinary share attributable to the Company’s shareholders
Basic and diluted*	0.01	0.04
Weighted average numbers of shares outstanding
Basic and diluted*	25,000,000	25,000,000

____________

*        The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on July 5, 2025 (Note 1(b)).

The accompanying notes are an integral part of these combined financial statements.

RED WISDOM CREATION LIMITED
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Class A Ordinary shares*		Class B Ordinary shares*		Subscription receivable	Accumulated profit	Total shareholders’ equity
	Share	Amount	Share	Amount
Balance as of March 31, 2023	20,000,000	$2,000	5,000,000	$500	$(2,500)	$—	$—
Net income	—	—	—	—	—	179,300	179,300
Balance as of March 31, 2024	20,000,000	$2,000	5,000,000	$500	$(2,500)	$179,300	$179,300
Net income	—	—	—	—	—	984,822	984,822
Balance as of March 31, 2025	20,000,000	$2,000	5,000,000	$500	$(2,500)	$1,164,122	$1,164,122

____________

*        The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on July 5, 2025 (Note 1(b)).

The accompanying notes are an integral part of these combined financial statements.

RED WISDOM CREATION LIMITED
COMBINED STATEMENTS OF CASH FLOWS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended March 31,
	2024	2025
Cash flows from operating activities:
Net income	$179,300	$984,822

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of operating lease right-of-use asset	1,140	4,635

Changes in operating assets and liabilities:
Accounts receivable	(2,492,060)	1,758,720
Advance to suppliers	—	(1,141,620)
Accounts payable	2,108,354	(1,668,004)
Contract liabilities	39,000	105,040
Income tax payable	15,759	168,973
Accrued expenses	150,000	76,345
Net cash provided by operating activities	1,493	288,911

Cash flows from investing activities:
Loans to third parties	—	(221,348)
Net cash used in investing activities	—	(221,348)

Cash flows from financing activity:
Payment for deferred offering cost	—	(50,000)
Loans from related parties	1,298	22,684
Net cash provided by/(used in) financing activity	1,298	(27,316)

Effect of exchange rate changes	58	13

Net increase in cash	2,849	40,260
Cash at beginning of year	—	2,849
Cash at end of year	$2,849	$43,109

Supplemental disclosures of non-cash flow information:
Obtaining a right-of-use asset in exchange for a lease liability	$9,017	$—

The accompanying notes are an integral part of these combined financial statements.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

1.      Organization and principal activities

(a)    Principal activities

Red Wisdom Creation Limited (“Red Wisdom”, “the Company”) was incorporated under the law of the Cayman Islands as an exempted company with limited liability on February 12, 2025. The Company is a holding company with no business operation and its principal operating subsidiary is Red Wisdom Creation (Hong Kong) Limited (“Red Wisdom HK”), which is a multi-channel network (“MCN”) service provider. Red Wisdom owns 100% of Red Wisdom HK which was incorporated in Hong Kong on August 9, 2019.

(b)    Reorganization

Red Wisdom HK is the main operating entity in Hong Kong, which is controlled by six original individual shareholders. In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook the following steps to effect a reorganization (the “Reorganization”):

•        Formation of the ultimate Cayman holding company Red Wisdom on February 12, 2025, which is controlled by the above six original individual shareholders since July 5, 2025 when the share issuance was completed.

•        Miaohong Creation Limited (“Red Wisdom (BVI)”) was incorporated in the British Virgin Islands (the “BVI”) as a wholly owned subsidiary of Red Wisdom on February 27, 2025.

•        On April 15, 2025, Red Wisdom (BVI) acquired 100% interests in Red Wisdom HK from its original shareholders. Therefore, the Company controls Red Wisdom HK since then.

Accordingly, the Company became the ultimate holding company of Red Wisdom HK. The Company considered the transactions as a reorganization of entities since the ultimate individual shareholders remained unchanged and all entities were all under common control before and after the Reorganization. The Reorganization has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure had existed at that time. In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended March 31, 2024 and 2025, the results of these subsidiaries are included in the combined financial statements for both periods. The accompanying financial statements have been prepared using the historical cost basis as if the Reorganization had occurred at the beginning of the first period presented. The results of operations for the periods presented reflect the combined performance of the previously separate entities from the beginning to the end of each period, with the effects of intra-entity transactions eliminated.

As of March 31, 2025, the Company’s principal subsidiaries are as follows.

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest	Principal activities
Main subsidiaries:
Red Wisdom (BVI)	February 27, 2025	BVI	100%	Investment holding
Red Wisdom HK	August 9, 2019	Hong Kong	100%	Online Influencer Marketing; Online precision marketing services

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies

(a)    Basis of presentation

The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying combined financial statements are summarized below.

(b)    Principles of consolidation

The combined financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company have been eliminated upon consolidation. All intercompany transactions and balances among the Company have been eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned by the Company. The non-controlling interest is presented in the combined balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating result is presented on the face of the combined statements of income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company.

(c)     Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. In accordance with ASC 250, the changes in estimates will be recognized in the same period of changes in facts and circumstances. The Company bases its estimates on past experiences and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to revenue recognition, allowance for credit losses, accounting for deferred income taxes and valuation allowance for deferred tax assets.

(d)    Foreign currency transactions and translations

The reporting currency and the functional currency of the Company and its subsidiaries is the United States Dollar (“US$”) and the accompanying combined financial statements have been expressed in US$.

In preparing the financial statements, transactions in currencies other than an entity’s functional currency (“foreign currencies”) are recorded at the rates of exchange prevailing at the dates of the transactions. At each balance sheet date, monetary assets and liabilities are translated using the year-end foreign exchange rate. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All gains and losses on translation of these foreign currency transactions are included in the combined statements of operations.

(e)     Cash

Cash consists of cash at bank that can be added to or withdrawn without limitation, which are unrestricted as to withdrawal and use.

(f)     Accounts receivable

Accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses from the customers. Accounts receivable do not bear interest.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

Since April 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 replaces the previous incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Company changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

The Company maintains an allowance for credit losses in accordance with ASC Topic 326, Credit Losses (“ASC 326”) and records the allowance with an expected loss methodology which will result in more timely recognition of credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance in the combined statements of operations. The Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business lines, services or product offerings and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customer.

For the years ended March 31, 2024 and 2025, the Company did not provide expected credit losses against accounts receivable.

(g)    Advance to suppliers

Advances to suppliers consist of balances paid to suppliers for integrated marketing services that have not been provided. The Company makes advance payments as part of its normal business practice, mainly to lock in media resources and secure advertising placements at agreed prices, since suppliers usually require prepayments before confirming campaigns. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide services to the Company or refund an advance. The allowance for advance to suppliers as of March 31, 2024 and 2025 were nil.

(h)    Deferred offering costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. As of March 31, 2025, the Company has incurred deferred offering costs of US$50,000.

(i)     Related parties and transactions

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation. Amounts due from/(to) related parties are measured at amortized cost.

(j)     Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

•        Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

•        Level 3 — Unobservable inputs which are supported by little or no market activity.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash, accounts receivable, other current asset, accounts payable, amounts due to related parties, and other payables included in accrued expenses. As of March 31, 2024 and 2025, the carrying amounts of above financial assets and liabilities approximated to their fair values due to the short-term nature of these instruments.

(k)    Revenue recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all years presented.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company’s revenues are mainly generated from online influencer marketing and online precision marketing services.

Online influencer marketing

The Company contracts with customers to deliver integrated online influencer marketing solutions targeting the youth market. Each contract explicitly specifies marketing services, agreed-upon publishing schedule, each party’s rights and obligations, as well as payment terms. The Company’s promises include identifying and matching multi-platform influencers aligned with customer objectives, developing customized marketing content leveraging influencer reach, publishing content via influencer accounts per contractual schedules, and providing post-campaign

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

performance reviews. The Company has concluded that it is considered as bundle of services due to the customer cannot benefit from each service on its own and the promises are not distinct within the context of the contract, as they are highly interdependent and significantly modify one another such as that content creation is inseparable from influencer selection, and distribution is contingent on platform-specific accounts. Furthermore, this bundle of services do not have an alternative use for another customer as there are practical limitation on the Company entity ability to redirect the content for another use. Consequently, the customer benefits from the bundles of services on the integrated solution rather than distinct services on its individual components.

The contract consideration is fixed and determined by influencer reach, content volume, and campaign duration that is typically one or two months. Revenue is recognized over time as services are rendered, measured by progress against the content publishing schedule. This method faithfully depicts the transfer of control, because the customer simultaneously receives and consumes the benefits of the online influencer marketing services as the Company delivers the services throughout the campaign period. Post-campaign completion is formalized via signed confirmation letters which is significant risk and reward transferred to the customer. The Company usually requires a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a short credit term.

Online precision marketing

The Company contracts with customers to provide online precision marketing services through placing advertisements to target users across platforms like TikTok, Google, and YouTube, etc. The Company usually enters online precision marketing contracts with the third-party advertising agencies that represent advertisers. Each contract explicitly specifies marketing services, agreed-upon release schedule with targeted exposure volume, each party’s rights and obligations, as well as payment terms. The Company promises to deploy targeted ads through banners and video interstitials, etc. over the contract period according to the predetermined release schedule and ensure the actual exposure volume exceeding the target level. The Company commits to display a series of advertisements which are substantially the same or similar in content and transfer pattern, and the display of the whole series of advertisements is identified as the single performance obligation under the contract.

The contract consideration is fixed and determined by targeted exposure volume and “cost per mille” (“CPM”), where it is based on the number of times an ad is displayed on behalf of a customer, regardless of whether a user clicks on it. The contract price is not further affected by executed exposure volume. Revenue is recognized over time as services are rendered, measured by progress against the agreed-upon release schedule. This method faithfully depicts the transfer of control, because the customer simultaneously receives and consumes the benefits of the online precision marketing services as the Company delivers the services throughout the campaign period that is typically one to two months. Completion is evidenced by signed confirmation letters verifying exposure volume achievement. The company usually requires a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a credit term of 90 days.

Principal versus agent considerations

For all of the revenue types, relevant services were mainly purchased from third parties, and the Company evaluates the presentation of revenue on a gross versus net basis based on whether it controls the services before transfers them to customers. The Company considers itself the principal for transactions that it is in control of establishing the transaction price and bearing the credit risk. It is also primary responsible for fulfilling the promises to provide relevant online influencer marketing and online precision marketing services to the customer. “Primarily responsible” is demonstrated as the Company leads the full service-delivery process — from formulating customized marketing strategies (e.g., selecting influencers, devising concepts) to resolving in-execution service issues (e.g., content defects, platform problems) — ensuring seamless fulfillment and acting as the customers’ first point of contact. Therefore, such revenues are reported on a gross basis.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

The following table disaggregates the Company’s revenue for the years ended March 31, 2024 and 2025:

	For the years ended March 31,
	2024	2025
By revenue type:
Online influencer marketing	$1,503,298	$6,314,604
Online precision marketing services	1,543,022	2,424,832
Total	$3,046,320	$8,739,436

Timing of revenue recognition may differ from the timing of invoicing the customers. Accounts receivable are amounts billed by a business to its customers when it delivers goods or services to them in the ordinary course of business. These billings are typically documented on formal invoices. Contract assets represent the Company’s right to consideration in exchange for services that the Company has transferred to a customer when that right is conditioned on something other than the passage of time. The Company has no contract assets as of March 31, 2024 and 2025.

Contract liabilities represent the obligation to transfer services to a customer for which the entity has received consideration from the customer. Contract liabilities were US$39,000 and US$144,040 as of March 31, 2024 and 2025, respectively. The Company expects to recognize the balance of contract liabilities as revenue over time in the next 12 months. For the years ended March 31, 2024 and 2025, the movement of contract liabilities were as follows:

	For the years ended March 31,
	2024	2025
Opening balance	$—	$39,000
Addition of contract liabilities	1,111,171	2,580,377
Revenue recognition during the year	(1,072,171)	(2,475,337)
Ending balance of contract liabilities	$39,000	$144,040

(l)     Cost of revenues

Amounts recorded as cost of revenues relate to direct expenses incurred in order to generate revenue. Cost of revenues primarily consists of integrated influencer resources, short-video promotion campaigns, live-streaming e-commerce services, scenario-based content placements and other marketing related expenses purchased from suppliers. Such costs are recorded as incurred.

(m)   Selling and marketing expenses

Selling and marketing expenses primarily comprise project promotion fees, which are referral commissions paid to project introducers, and other miscellaneous selling expenditures. Project promotion fees were US$217,162 and US$469,323 for the years ended March 31, 2024 and 2025, respectively.

(n)    General and administrative expenses

General and administrative expenses mainly consist of professional service fees, rental and property management fee, office expenses, and other miscellaneous corporate expenses. Professional service fees were US$127,756 and US$190,792 for the years ended March 31, 2024 and 2025, respectively.

(o)    Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the combined financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for combined financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax in the year incurred.

Red Wisdom HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income derived from its activities conducted in Hong Kong. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

(p)    Leases

The Company accounts for lease applies ASC 842 Lease, with the presentation of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the combined balance sheet. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use asset and related lease liability are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Right-of-use of asset

The Company recognizes right-of-use asset at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use asset is measured at cost, less any accumulated depreciation and impairment losses and adjusted for any remeasurement of lease liability. The cost of right-of-use asset includes the amount of lease liability recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use asset is depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the asset. The right-of-use asset is reviewed for impairment annually.

The right-of-use asset is reviewed for impairment whenever there is any objective evidence or indication that these assets may be impaired. At the end of each reporting period, the Company reviews the carrying amounts of the asset to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any), on an individual asset. There was no impairment for right-of-use asset for the years ended March 31, 2024 and 2025.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

Lease liability

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise. Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

(q)    Net income per share

In accordance with ASC 260, Earnings per Share, basic net income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. For the calculation of diluted net income per share, the weighted average number of ordinary shares is adjusted by the effect of dilutive potential ordinary shares, including unvested restricted shares, ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. The effect mentioned above is not included in the calculation of the diluted income per share when inclusion of such effect would be anti-dilutive.

(r)     Segment reporting

The Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) identified as the Company’s Chief Executive Officer, relies upon the combined results of operations as a whole when making decisions about allocating resources and assessing the performance of the Company. As a result of the assessment made by CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company has concluded that combined net income is the measure of segment profitability. The CODM assesses performance for the Company, monitors budget versus actual results, and determines how to allocate resources based on combined net income as reported in the combined statements of operations. There are no other expense categories regularly provided to the CODM that are not already included in the primary financial statements herein. As the Company’s long-lived assets are substantially located in the PRC, no geographical segments are presented.

(s)     Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (CODM), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s consolidated or combined financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively. The adoption of ASU 2023-07 did not have a material impact on the Company’s combined financial statements and related disclosures.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. The adoption of ASU 2023-09 did not have a material impact on the Company’s combined financial statements and related disclosures.

In November 2024, the FASB updated 2024-03 focuses on the disaggregation of income statement expenses to provide more detailed and transparent financial reporting. This update enhances the relevance and usefulness of financial information by requiring entities to disaggregate specific income statement expenses. Entities must disclose the nature and amount of significant expense categories, such as employee compensation, depreciation, and amortization, separately in the income statement or in the notes to the financial statements. This update applies to all entities that issue financial statements in accordance with US GAAP. Effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact the updated guidance will have on its combined financial statements and disclosures.

In January 2025, the Financial Accounting Standards Board (“FASB”) updated 2025-01: Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. Public business entities must adopt the guidance in Update 2024-03 for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The update clarifies that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is evaluating the impact the updated guidance will have on its combined financial statements and disclosures.

The Company did not identify other recent accounting pronouncements that could potentially have a material impact to the Company’s combined results of operations or financial position

3.      Accounts receivable

Accounts receivable consisted of the following:

	As of March 31,
	2024	2025
Accounts receivable	$2,492,060	$733,340

4.      Other current asset

Other current asset consisted of the following:

	As of March 31,
	2024	2025
Receivables from third parties	$—	$221,348
Other current asset	$—	$221,348

The Company’s receivables from third parties primarily consisted of short-term fund lending arrangements with a 5% annual interest rate, which are expected to be recovered in the short term.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

5.      Accrued expenses

Accrued expenses consisted of the following:

	As of March 31,
	2024	2025
Accrued referral expenses(1)	$150,000	$195,000
Accrued professional expenses(2)	—	31,345
Accrued expenses	$150,000	$226,345

____________

(1)      Accrued referral expenses represented project-related referral-driven fees, specifically denoting referral commissions payable to project introducers.

(2)      Accrued professional expenses arose from the accrual for procuring human resources services from a third — party provider.

6.      Leases

Effective on January 1, 2024, the Company adopted Topic 842. At the inception of a contract, the Company determines if the arrangement is, or contains, a lease. The leases of the Company mainly consisted of office leasing. Management determined the incremental borrowing rate was 3.99% for the lease that began in 2024 according to the Hong Kong Government Bond yield.

Supplemental balance sheet information related to operating lease was as follows:

	As of March 31,
	2024	2025
Right-of-use asset	$7,819	$3,171
Lease liability – current	(4,632)	(1,972)
Lease liability – non-current	(1,982)	—
Total lease liability	$(6,614)	$(1,972)

The weighted average remaining lease terms and discount rates for the operating lease as of March 31, 2024 and 2025 were as follows:

	For the years ended March 31,
	2024	2025
Weighted average remaining lease term (years)	1.58	0.58
Weighted average discount rate	3.99%	3.99%

For the years ended March 31, 2024 and 2025, the lease expense was as follows:

	For the years ended March 31,
	2024	2025
Operating lease expense	$1,225	$4,878

The following is a schedule of future minimum payments under the Company’s operating leases as of March 31, 2025:

For the year ended March 31, 2025	Operating Leases
Remainder of 2025	$1,998
Total lease payments	1,998
Less: imputed interest	(26)
Present value of lease liability	$1,972

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

7.      Related party transactions

The table below sets forth the major related parties and their relationships with the Company as of March 31, 2024 and 2025:

No.	Names of related parties	Relationship
1	Mr. Chen Qiu	Shareholder and Executive Chairman of the Company

The Company had the following balances with a related party:

	As of March 31,
	2024	2025
Amounts due to Mr. Chen Qiu	$3,701	$31,027
Amounts due to a related party	$3,701	$31,027

Amounts due to Mr. Chen Qiu represented funds provided to the Company for its daily operations, which were unsecured interest-free and repayable on demand.

8.      Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman withholding tax will be imposed.

British Virgin Islands (“BVI”)

Red Wisdom (BVI) is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Red Wisdom (BVI) is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

The Company’s subsidiary incorporated in Hong Kong is subject to profits tax in Hong Kong at the rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations.

For the years ended March 31, 2024 and 2025, the Company generated substantially all of its taxable income in Hong Kong. The tax expenses recorded in the Company’s result of operations are almost entirely attributable to income earned in Hong Kong. Should the Company’s operations expand or change in the future, where the Company generates taxable income in other jurisdictions, the Company’s effective tax rates may substantially change.

The following table sets forth current portion of income tax expense of the Company’s subsidiaries:

	For the years ended March 31,
	2024	2025
Current income tax expenses	$15,759	$168,972

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

8.      Income tax (cont.)

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the years ended March 31,
	2024	2025
Income before income tax	$195,059	$1,153,794
Hong Kong Profits Tax rate	8.25%	16.50%
Non-deductible expenses	(333)	(232)
Income tax expenses	$15,759	$168,972
Effective income tax rate	8.08%	14.64%

No deferred tax assets or liabilities has been recognized in the financial statements as the Company did not have material temporary differences arising between the tax bases of assets and liabilities and their carrying amounts as at March 31, 2024 and 2025.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended March 31, 2024 and 2025 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2025.

9.      Ordinary shares

The shareholders’ equity structures of the Company as of March 31, 2024 and 2025 were presented after giving retroactive effect to the Reorganization of the Company that was completed on July 5, 2025.

The authorized share capital of the Company is $50,000 divided into 490,000,000 Class A Ordinary Shares of $0.0001 par value per share and 10,000,000 Class B Ordinary Shares of $0.0001 par value per share.

On July 5, 2025, 25,000,000 ordinary shares of the Company, including (i) 20,000,000 Class A ordinary shares and (ii) 5,000,000 Class B ordinary shares, were issued to the participating shareholders in connection with the restructuring of the Company with par value of US$0.0001. In accordance with SEC SAB Topic 4, the nominal share issuance was accounted for as a stock split and that all share and per share information has been retrospectively restated to reflect such stock split for all periods presented.

All shares rank equally with regard to the participating shareholders’ residual assets. The holders of ordinary shares are entitled to receive dividends as declared from time to time. The holders of Class A ordinary shares are entitled to one vote per share at meetings of the Company. The holders of Class B ordinary shares are entitled to fifty votes per share at meetings of the Company.

During the years ended March 31, 2024 and 2025, the Company didn’t declare and paid any dividend to its shareholders.

The share subscription receivable presents the receivable for the issuance of ordinary shares of the Company and is reported as a deduction of equity and presented on a retroactive basis before the incorporation of the Company. Subscription receivable has no payment terms nor any interest receivable accrual.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

10.    Contingencies

Legal proceedings

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

11.    Concentration and Risk

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended March 31,
	2024	2025
Percentage of the Company’s total revenue
Customer A	*	19%
Customer B	*	14%
Customer C	*	11%
Customer D	18%	*
Customer E	14%	*
Customer F	14%	*
Customer G	13%	*
Customer H	11%	*

____________

*        Represented the percentage below 10%

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of March 31,
	2024	2025
Percentage of the Company’s accounts receivable
Customer I	10%	29%
Customer J	*	22%
Customer K	*	18%
Customer B	*	11%
Customer A	*	11%
Customer D	22%	*
Customer E	17%	*
Customer F	17%	*
Customer G	12%	*

____________

*        Represented the percentage below 10%

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

11.    Concentration and Risk (cont.)

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended March 31,
	2024	2025
Percentage of the Company’s total cost of revenue
Supplier A	32%	24%
Supplier B	*	14%
Supplier C	*	12%
Supplier D	*	10%
Supplier E	22%	*
Supplier F	12%	*
Supplier G	12%	*
Supplier H	11%	*

____________

*        Represented the percentage below 10%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s accounts payable:

	For the years ended March 31,
	2024	2025
Percentage of the Company’s total accounts payable
Supplier D	*	54%
Supplier B	*	32%
Supplier A	28%	*
Supplier E	24%	*
Supplier F	15%	*
Supplier G	13%	*

____________

*        Represented the percentage below 10%

Economic and political risks

The Company’s operations are mainly conducted in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in Hong Kong.

The Company’s operations in Hong Kong are subject to special considerations and significant risks. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Hong Kong, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Liquidity Risk

The Company is also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

11.    Concentration and Risk (cont.)

Credit Risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable and other current asset.

The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Company periodically evaluates the creditworthiness of the existing clients in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

12.    Subsequent events

The Company has evaluated events subsequent to the balance sheet date of March 31, 2025 through August 12, 2025, the date on which the combined financial statements were issued and noted that there are no other subsequent events.

13.    Schedule I — Parent Only Financial Information

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiary exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of combined subsidiary in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s subsidiary exceeded 25% of the combined net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of combined subsidiary shall mean that amount of the Company’s proportionate share of net assets of combined subsidiary (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiary in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s combined financial statements except that the parent company used the equity method to account for investment in its subsidiary. Such investment is presented on the condensed balance sheets as “Investment in a subsidiary” and the respective profit as “Equity in earnings of a subsidiary” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the combined financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

As of March 31, 2025, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the combined financial statements, if any.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

13.    Schedule I — Parent Only Financial Information (cont.)

The following presents condensed parent company only financial information of March 31, 2024 and 2025.

Condensed Balance Sheets

	As of March 31,
	2024	2025
ASSETS
Non-current asset:
Investment in a subsidiary	$179,300	$1,164,122
Total current assets	179,300	1,164,122
TOTAL ASSETS	$179,300	$1,164,122

SHAREHOLDERS’ EQUITY
Class A ordinary shares (par value of US$0.0001 per share; 490,000,000 Class A ordinary shares authorized, 20,000,000 Class A ordinary shares issued and outstanding as of March 31, 2024 and 2025, respectively)*	2,000	2,000
Class B ordinary shares (par value of US$0.0001 per share; 10,000,000 Class B ordinary shares authorized, 5,000,000 Class B ordinary shares issued and outstanding as of March 31, 2024 and 2025, respectively)*	500	500
Subscription receivable	(2,500)	(2,500)
Accumulated profit	179,300	1,164,122
Total shareholders’ equity	179,300	1,164,122
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$179,300	$1,164,122

____________

*        The shares amounts are presented on a retroactive basis.

Condensed Statements of Operation

	For the years ended March 31,
	2024	2025
EQUITY IN EARNINGS OF A SUBSIDIARY	$179,300	$984,822

INCOME BEFORE INCOME TAX EXPENSES	179,300	984,822
INCOME TAX EXPENSES	—	—
NET INCOME	$179,300	$984,822

Condensed Statements of Cash Flows

The Parent Company had no cash activities for the years ended March 31, 2024 and 2025.

(a)     Basis of presentation

The Company was incorporated under the law of the Cayman Islands as an exempted company with limited liability on February 12, 2025 and as a holding company.

The condensed parent company financial information of the Company has been prepared using the same accounting policies as set out in the accompanying combined financial statements.

The condensed parent-company-only financial statements are presented as if the incorporation of the Company and its subsidiary had taken place on August 9, 2019 and throughout the two-year periods ended March 31, 2025.

RED WISDOM CREATION LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

13.    Schedule I — Parent Only Financial Information (cont.)

(b)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiary exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiary shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiary (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiary in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiary of Red Wisdom exceed 25% of the combined net assets of Red Wisdom. The abilities of the Company’s subsidiary in Hong Kong to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiary of Red Wisdom does not exceed 25% of the combined net assets of Red Wisdom and accordingly the above condensed parent company only financial information of Red Wisdom is presented for supplementary reference.

As of March 31, 2024 and 2025, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the combined Financial Statements, if any.

RED WISDOM CREATION LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
ASSETS
Current assets
Cash	$43,109	$265,383
Accounts receivable	733,340	1,370,538
Advance to suppliers	1,141,620	4,098,232
Other current assets	221,348	230,851
Deferred offering costs	50,000	621,796
Total current assets	2,189,417	6,586,800

Non-current assets
Right-of-use asset	3,171	815
Deferred tax asset	—	96,575
Total non-current assets	3,171	97,390
TOTAL ASSETS	$2,192,588	$6,684,190

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	440,350	889,670
Contract liabilities	144,040	2,669,825
Income tax payable	184,732	440,389
Accrued expenses	226,345	519,652
Amounts due to related parties	31,027	67,373
Lease liability	1,972	—
Total current liabilities	1,028,466	4,586,909
Total liabilities	$1,028,466	$4,586,909

Commitments and contingencies (Note 10)

Shareholders’ equity
Class A ordinary shares (par value of US$0.0001 per share; 490,000,000 Class A ordinary shares authorized, 20,000,000 Class A ordinary shares issued and outstanding as of March 31, 2025 and September 30, 2025, respectively)*	2,000	2,000
Class B ordinary shares (par value of US$0.0001 per share; 10,000,000 Class B ordinary shares authorized, 5,000,000 Class B ordinary shares issued and outstanding as of March 31, 2025 and September 30, 2025, respectively)*	500	500
Subscription receivable	(2,500)	(2,500)
Retained earnings	1,164,122	2,097,281
Total shareholders’ equity	1,164,122	2,097,281
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,192,588	$6,684,190

____________

*        The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on July 5, 2025 (Note 1(b)).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RED WISDOM CREATION LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Revenues
Online influencer marketing	$4,381,215	$6,683,558
Online precision marketing	1,866,282	4,365,435
Total revenues	6,247,497	11,048,993
Cost of revenues	(4,945,748)	(8,775,059)
Gross profit	1,301,749	2,273,934

Operating expenses
Selling and marketing expenses	(160,252)	(550,000)
General and administrative expenses	(109,502)	(647,819)
Total operating expenses	(269,754)	(1,197,819)
Operating income	1,031,995	1,076,115

Other (expenses)/income
Financial (expenses)/income, net	(9,175)	16,127
Total other (expenses)/income, net	(9,175)	16,127

Income before income tax expense	1,022,820	1,092,242
Income tax expense	(147,402)	(159,083)
Net income	875,418	933,159
Total comprehensive income	$875,418	$933,159

Income per ordinary share attributable to the Company’s shareholders
Basic and diluted*	0.04	0.04
Weighted average numbers of shares outstanding
Basic and diluted*	25,000,000	25,000,000

____________

*        The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on July 5, 2025 (Note 1(b)).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RED WISDOM CREATION LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
SHAREHOLDERS’ EQUITY
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Class A Ordinary shares		Class B Ordinary shares		Subscription receivable	Retained earnings	Total shareholders’ equity
	Share	Amount	Share	Amount
Balance as of March 31, 2024	20,000,000	$2,000	5,000,000	$500	$(2,500)	$179,300	$179,300
Net income	—	—	—	—	—	875,418	875,418
Balance as of September 30, 2024	20,000,000	$2,000	5,000,000	$500	$(2,500)	$1,054,718	$1,054,718

Balance as of March 31, 2025	20,000,000	$2,000	5,000,000	$500	$(2,500)	$1,164,122	$1,164,122
Net income	—	—	—	—	—	933,159	933,159
Balance as of September 30, 2025	20,000,000	$2,000	5,000,000	$500	$(2,500)	$2,097,281	$2,097,281

____________

*        The shares and per share information are presented on a retroactive basis to reflect the Reorganization completed on July 5, 2025 (Note 1(b)).

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RED WISDOM CREATION LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Cash flows from operating activities:
Net income	$875,418	$933,159

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	—	585,302
Amortization of operating lease right-of-use asset	2,299	2,392
Interest receivables on loans to third parties	—	(9,503)
Deferred tax benefit	—	(96,575)

Changes in operating assets and liabilities:
Accounts receivable	1,592,237	(1,222,500)
Advance to suppliers	(1,999,200)	(2,956,612)
Accounts payable	(1,178,647)	449,320
Contract liabilities	649,920	2,525,785
Income tax payable	147,402	255,657
Accrued expenses	(42,949)	(170,989)
Net cash provided by operating activities	46,480	295,436

Cash flows from investing activities:
Loans to third parties	(45,348)	—
Net cash used in investing activities	(45,348)	—

Cash flows from financing activities:
Payment for deferred offering costs	—	(107,500)
Loans from related parties	15,502	34,374
Net cash provided by/(used in) financing activities	15,502	(73,126)

Effect of exchange rate changes	(165)	(36)

Net increase in cash	16,469	222,274
Cash at beginning of the period	2,849	43,109
Cash at end of the period	$19,318	$265,383

Supplemental disclosures of non-cash flow information:
Deferred offering costs paid by third-parties on behalf of the Company	$—	$324,969

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

1.      Organization and principal activities

(a)    Principal activities

Red Wisdom Creation Limited (“Red Wisdom”, “the Company”) was incorporated under the law of the Cayman Islands as an exempted company with limited liability on February 12, 2025. The Company is a holding company with no business operation and its principal operating subsidiary is Red Wisdom Creation (Hong Kong) Limited (“Red Wisdom HK”), which is a multi-channel network (“MCN”) service provider. Red Wisdom owns 100% of Red Wisdom HK which was incorporated in Hong Kong on August 9, 2019.

(b)    Reorganization

Red Wisdom HK is the main operating entity in Hong Kong, which is controlled by six original individual shareholders. In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook the following steps to effect a reorganization (the “Reorganization”):

•        Formation of the ultimate Cayman holding company Red Wisdom on February 12, 2025, which is controlled by the above six original individual shareholders since July 5, 2025 when the share issuance was completed.

•        Miaohong Creation Limited (“Red Wisdom (BVI)”) was incorporated in the British Virgin Islands (the “BVI”) as a wholly owned subsidiary of Red Wisdom on February 27, 2025.

•        On April 15, 2025, Red Wisdom (BVI) acquired 100% interests in Red Wisdom HK from its original shareholders. Therefore, the Company controls Red Wisdom HK since then.

Accordingly, the Company became the ultimate holding company of Red Wisdom HK. The Company considered the transactions as a reorganization of entities since the ultimate individual shareholders remained unchanged and all entities were all under common control before and after the Reorganization. The Reorganization has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure had existed at that time. In accordance with Accounting Standards Codification (“ASC”) 805-50-25, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the six months ended September 30, 2024 and 2025, the results of these subsidiaries are included in the consolidated financial statements for both periods. The accompanying financial statements have been prepared using the historical cost basis as if the Reorganization had occurred at the beginning of the first period presented. The results of operations for the periods presented reflect the consolidated performance of the previously separate entities from the beginning to the end of each period, with the effects of intra-entity transactions eliminated.

As of September 30, 2025, the Company’s principal subsidiaries are as follows.

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest	Principal activities
Main subsidiaries:
Red Wisdom (BVI)	February 27, 2025	BVI	100%	Investment holding
Red Wisdom HK	August 9, 2019	Hong Kong	100%	Online Influencer Marketing; Online precision marketing services

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies

(a)    Basis of presentation

The unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying unaudited condensed consolidated financial statements are summarized below.

(b)    Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company have been eliminated upon consolidation. All intercompany transactions and balances among the Company have been eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned by the Company. The non-controlling interest is presented in the unaudited condensed consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating result is presented on the face of the unaudited condensed consolidated statements of income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company.

(c)     Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. In accordance with ASC 250, the changes in estimates will be recognized in the same period of changes in facts and circumstances. The Company bases its estimates on past experiences and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to revenue recognition, allowance for credit losses, accounting for deferred income taxes and valuation allowance for deferred tax assets.

(d)    Foreign currency transactions and translations

The reporting currency and the functional currency of the Company and its subsidiaries is the United States Dollar (“US$”) and the accompanying unaudited condensed consolidated financial statements have been expressed in US$.

In preparing the financial statements, transactions in currencies other than an entity’s functional currency (“foreign currencies”) are recorded at the rates of exchange prevailing at the dates of the transactions. At each balance sheet date, monetary assets and liabilities are translated using the year-end foreign exchange rate. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All gains and losses on translation of these foreign currency transactions are included in the unaudited condensed consolidated statements of operations.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

(e)     Cash

Cash consists of cash at bank that can be added to or withdrawn without limitation, which are unrestricted as to withdrawal and use.

(f)     Accounts receivable

Accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses from the customers. Accounts receivable do not bear interest.

Since April 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 replaces the previous incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Company changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

The Company maintains an allowance for credit losses in accordance with ASC Topic 326, Credit Losses (“ASC 326”) and records the allowance with an expected loss methodology which will result in more timely recognition of credit losses as an offset to accounts receivable, and the estimated credit losses charged to the allowance in the unaudited condensed consolidated statements of operations. The Company assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business lines, services or product offerings and on an individual basis when the Company identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the accounts receivable balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customer.

The Company recorded nil and US$585,302 credit losses for the six months ended September 30, 2024 and 2025, respectively.

(g)    Advance to suppliers

Advances to suppliers consist of balances paid to suppliers for integrated marketing services that have not been provided. The Company makes advance payments as part of its normal business practice, mainly to lock in media resources and secure advertising placements at agreed prices, since suppliers usually require prepayments before confirming campaigns. The Company reviews its advances to suppliers on a periodic basis and makes general and specific allowances when there is doubt as to the ability of a supplier to provide services to the Company or refund an advance. The allowance for advance to suppliers as of March 31, 2025 and September 30, 2025 were nil.

(h)    Deferred offering costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. Deferred offering costs consist of professional and registration fees that are directly related to the Proposed Public Offering. Should the in-process equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. Deferred offering costs were US$50,000 and US$621,796 as of March 31, 2025 and September 30, 2025, respectively.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

(i)     Related parties and transactions

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation. Amounts due from/(to) related parties are measured at amortized cost.

(j)     Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

•        Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — Include other inputs that are directly or indirectly observable in the marketplace.

•        Level 3 — Unobservable inputs which are supported by little or no market activity.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company primarily consist of cash, accounts receivable, other current asset, accounts payable, amounts due to related parties, lease liability, and other payables included in accrued expenses. For lease liability, fair value approximates their carrying value at the period-end as the fair value is estimated by used discounted cash flow, in which interest rates used to discount the host contracts approximate market rates. As of March 31, 2025 and September 30, 2025, the carrying amounts of above financial assets and liabilities approximated to their fair values due to the short-term nature of these instruments.

(k)    Revenue recognition

The Company applied ASC Topic 606 “Revenue from Contracts with Customers” (“ASC 606”) for all years presented.

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company’s revenues are mainly generated from online influencer marketing and online precision marketing services.

Online influencer marketing

The Company contracts with customers to deliver integrated online influencer marketing solutions targeting the youth market. Each contract explicitly specifies marketing services, agreed-upon publishing schedule, each party’s rights and obligations, as well as payment terms. The Company’s promises include identifying and matching multi-platform influencers aligned with customer objectives, developing customized marketing content leveraging influencer reach, publishing content via influencer accounts per contractual schedules, and providing post-campaign performance reviews. The Company has concluded that it is considered as bundle of services due to the customer cannot benefit from each service on its own and the promises are not distinct within the context of the contract, as they are highly interdependent and significantly modify one another such as that content creation is inseparable from influencer selection, and distribution is contingent on platform-specific accounts. Furthermore, this bundle of services do not have an alternative use for another customer as there are practical limitation on the Company entity ability to redirect the content for another use. Consequently, the customer benefits from the bundles of services on the integrated solution rather than distinct services on its individual components.

The contract consideration is fixed and determined by influencer reach, content volume, and campaign duration that is typically one or two months. Revenue is recognized over time as services are rendered, measured by progress against the content publishing schedule. This method faithfully depicts the transfer of control, because the customer simultaneously receives and consumes the benefits of the online influencer marketing services as the Company delivers the services throughout the campaign period. Post-campaign completion is formalized via signed confirmation letters which is significant risk and reward transferred to the customer. The Company usually requires a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a short credit term.

Online precision marketing

The Company contracts with customers to provide online precision marketing services through placing advertisements to target users across platforms like TikTok, Google, and YouTube, etc. The Company usually enters online precision marketing contracts with the third-party advertising agencies that represent advertisers. Each contract explicitly specifies marketing services, agreed-upon release schedule with targeted exposure volume, each party’s rights and obligations, as well as payment terms. The Company promises to deploy targeted ads through banners and video interstitials, etc. over the contract period according to the predetermined release schedule and ensure the actual exposure volume exceeding the target level. The Company commits to display a series of advertisements which are substantially the same or similar in content and transfer pattern, and the display of the whole series of advertisements is identified as the single performance obligation under the contract.

The contract consideration is fixed and determined by targeted exposure volume and “cost per mille” (“CPM”), where it is based on the number of times an ad is displayed on behalf of a customer, regardless of whether a user clicks on it. The contract price is not further affected by executed exposure volume. Revenue is recognized over time as services are rendered, measured by progress against the agreed-upon release schedule. This method faithfully depicts the transfer of control, because the customer simultaneously receives and consumes the benefits of the online precision marketing services as the Company delivers the services throughout the campaign period that is typically

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

one to two months. Completion is evidenced by signed confirmation letters verifying exposure volume achievement. The company usually requires a certain portion of prepayment and settlement of the remaining portion after the acknowledgement of service completion within a credit term of 90 days.

Principal versus agent considerations

For all of the revenue types, relevant services were mainly purchased from third parties, and the Company evaluates the presentation of revenue on a gross versus net basis based on whether it controls the services before transfers them to customers. The Company considers itself the principal for transactions that it is in control of establishing the transaction price and bearing the credit risk. It is also primary responsible for fulfilling the promises to provide relevant online influencer marketing and online precision marketing services to the customer. “Primarily responsible” is demonstrated as the Company leads the full service-delivery process — from formulating customized marketing strategies (e.g., selecting influencers, devising concepts) to resolving in-execution service issues (e.g., content defects, platform problems) — ensuring seamless fulfillment and acting as the customers’ first point of contact. Therefore, such revenues are reported on a gross basis.

The following table disaggregates the Company’s revenue for the six months ended September 30, 2024 and 2025:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
By revenue type:
Online influencer marketing	$4,381,215	$6,683,558
Online precision marketing	1,866,282	4,365,435
Total	$6,247,497	$11,048,993

Timing of revenue recognition may differ from the timing of invoicing the customers. Accounts receivable are amounts billed by a business to its customers when it delivers goods or services to them in the ordinary course of business. These billings are typically documented on formal invoices. Contract assets represent the Company’s right to consideration in exchange for services that the Company has transferred to a customer when that right is conditioned on something other than the passage of time. The Company has no contract assets as of March 31, 2025 and September 30, 2025.

Contract liabilities represent the obligation to transfer services to a customer for which the entity has received consideration from the customer. Contract liabilities were US$144,040 and US$2,669,825 as of March 31, 2025 and September 30, 2025, respectively. The Company expects to recognize the balance of contract liabilities as revenue over time in the next 12 months. The following table presents the movement of contract liabilities:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Opening balance	$39,000	$144,040
Addition of contract liabilities	2,580,377	6,045,214
Revenue recognition during the period	(2,475,337)	(3,519,429)
Ending balance of contract liabilities	$144,040	$2,669,825

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

(l)     Cost of revenues

Amounts recorded as cost of revenues relate to direct expenses incurred in order to generate revenue. Cost of revenues primarily consists of integrated influencer resources, short-video promotion campaigns, live-streaming e-commerce services, scenario-based content placements and other marketing related expenses purchased from suppliers. Such costs are recorded as incurred.

(m)   Selling and marketing expenses

Selling and marketing expenses primarily comprise project promotion fees, which are referral commissions paid to project introducers, and other miscellaneous selling expenditures. Project promotion fees were US$158,844 and US$550,000 for the six months ended September 30, 2024 and 2025, respectively.

(n)    General and administrative expenses

General and administrative expenses mainly consist of expected credit losses, professional service fees, rental and property management fee, office expenses, and other miscellaneous corporate expenses.

(o)    Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the unaudited condensed consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for unaudited condensed consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax in the year incurred.

Red Wisdom HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income derived from its activities conducted in Hong Kong. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

(p)    Leases

The Company accounts for lease applies ASC 842 Lease, with the presentation of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the unaudited condensed consolidated balance sheet. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Company elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

The right-of-use asset and related lease liability are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Right-of-use of asset

The Company recognizes right-of-use asset at the commencement date of the lease (i.e. the date the underlying asset is available for use). Right-of-use asset is measured at cost, less any accumulated depreciation and impairment losses and adjusted for any remeasurement of lease liability. The cost of right-of-use asset includes the amount of lease liability recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Right-of-use asset is depreciated on a straight-line basis over the shorter of the lease term and the estimated useful lives of the asset. The right-of-use asset is reviewed for impairment annually.

The right-of-use asset is reviewed for impairment whenever there is any objective evidence or indication that these assets may be impaired. At the end of each reporting period, the Company reviews the carrying amounts of the asset to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any), on an individual asset. There was no impairment for right-of-use asset for the six months ended September 30, 2024 and 2025.

Lease liability

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise. Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

(q)    Net income per share

In accordance with ASC 260, Earnings per Share, basic net income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. For the calculation of diluted net income per share, the weighted average number of ordinary shares is adjusted by the effect of dilutive potential ordinary shares, including unvested restricted shares, ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. The effect mentioned above is not included in the calculation of the diluted income per share when inclusion of such effect would be anti-dilutive.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

(r)     Segment reporting

The Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) identified as the Company’s Chief Executive Officer, relies upon the unaudited condensed consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Company. As a result of the assessment made by CODM, the Company has only one reportable segment. The Company does not distinguish between markets or segments for the purpose of internal reporting. The Company has concluded that unaudited condensed consolidated net income is the measure of segment profitability. The CODM assesses performance for the Company, monitors budget versus actual results, and determines how to allocate resources based on unaudited condensed consolidated net income as reported in the unaudited condensed consolidated statements of operations. There are no other expense categories regularly provided to the CODM that are not already included in the primary financial statements herein. As the Company’s long-lived assets are substantially located in the PRC, no geographical segments are presented.

(s)     Recent accounting pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in this ASU are intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. This ASU requires disclosure of significant segment expenses that are regularly provided to the chief operating decision mark (CODM), an amount for other segment items by reportable segment and a description of its composition, all annual disclosures required by FASB ASU Topic 280 in interim periods as well, and the title and position of the CODM and how the CODM uses the reported measures. Additionally, this ASU requires that at least one of the reported segment profit and loss measures should be the measure that is most consistent with the measurement principles used in an entity’s consolidated financial statements. Lastly, this ASU requires public business entities with a single reportable segment to provide all disclosures required by these amendments in this ASU and all existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments should be applied retrospectively. The adoption of ASU 2023-07 did not have a material impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income taxes (Topic 740), Improvements to Income Tax Disclosures, which provides guidance on the requirements such as the requirement that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. For entities other than public business entities (non-PBEs), the requirements will be effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The ASU should be applied prospectively. Retrospective application is permitted. The adoption of ASU 2023-09 did not have a material impact on the Company’s unaudited condensed consolidated financial statements and related disclosures.

In November 2024, the FASB updated 2024-03 focuses on the disaggregation of income statement expenses to provide more detailed and transparent financial reporting. This update enhances the relevance and usefulness of financial information by requiring entities to disaggregate specific income statement expenses. Entities must disclose the nature and amount of significant expense categories, such as employee compensation, depreciation, and amortization, separately in the income statement or in the notes to the financial statements. This update applies to all entities that issue financial statements in accordance with US GAAP. Effective for annual reporting periods beginning

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

2.      Summary of significant accounting policies (cont.)

after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact the updated guidance will have on its unaudited condensed consolidated financial statements and disclosures.

In January 2025, the Financial Accounting Standards Board (“FASB”) updated 2025-01: Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. Public business entities must adopt the guidance in Update 2024-03 for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. The update clarifies that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. The Company is evaluating the impact the updated guidance will have on its unaudited condensed consolidated financial statements and disclosures.

In July 2025, the FASB issued ASU 2025-05, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets,” which provides guidance for entities that apply the practical expedient and accounting policy election, if applicable, when estimating expected credit losses on current accounts receivable and/or current contract assets arising from transactions under Topic 606, including those assets acquired in a business combination accounted for under Topic 805. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this guidance.

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (“Topic 815”) and Revenue from Contracts with Customers (“Topic 606”): Derivatives Scope Refinements and Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract (“ASU 2025-07”). ASU 2025-07, expands an existing scope exception under Topic 815 to exclude non-exchange-traded contracts where the underlying is based on the operations or activities specific to one of the contract parties. The Company is currently evaluating the impact that this update will have on the unaudited condensed consolidated financial statements.

In November 2025, the FASB issued ASU 2025-08, Financial Instruments — Credit Losses (“Topic 326”): Purchased Loans (“ASU 2025-08”). The amendments expand the population of acquired loans subject to the gross-up approach, treating non-credit-deteriorated loans (excluding credit cards) as “seasoned” if purchased at least 90 days after origination or acquired in a business combination. ASU 2025-08 is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact that this update will have on the unaudited condensed consolidated financial statements.

The Company did not identify other recent accounting pronouncements that could potentially have a material impact to the Company’s unaudited condensed consolidated results of operations or financial position

3.      Accounts receivable

Accounts receivable consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Accounts receivable	$733,340	$1,955,840
Provision of credit losses	—	(585,302)
Accounts receivable, net	$733,340	$1,370,538

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

3.      Accounts receivable (cont.)

The movements of the allowance for credit losses for the six months ended September 30, 2024 and 2025 were as follows:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Balance at beginning of period	$—	$—
Changes in credit losses	—	585,302
Balance at the end of period	$—	$585,302

The Company recorded nil and US$585,302 credit losses for the six months ended September 30, 2024 and 2025, respectively.

4.      Other current assets

Other current assets consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Loan to third-parties	$221,348	$230,851
Total other current assets	$221,348	$230,851

The Company’s receivables from third parties primarily consisted of short-term fund lending arrangements with a 5% annual interest rate, which are expected to be recovered in the short term. Till issuance of the unaudited condensed consolidated financial statements, the Company had collected US$105,000 from the above third parties.

5.      Accrued expenses

Accrued expenses consisted of the following:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Accrued offering costs	$—	$429,822
Accrued professional expenses(1)	31,345	59,800
Accrued payroll payable	—	30,030
Accrued referral expenses(2)	195,000	—
Total accrued expenses	$226,345	$519,652

____________

(1)      Accrued professional expenses arose from the accrual for procuring human resources services from a third — party provider.

(2)      Accrued referral expenses represented project-related referral-driven fees, specifically denoting referral commissions payable to project introducers.

6.      Leases

Effective on January 1, 2024, the Company adopted Topic 842. At the inception of a contract, the Company determines if the arrangement is, or contains, a lease. The leases of the Company mainly consisted of office leasing. Management determined the incremental borrowing rate was 3.99% for the lease that began in 2024 according to the Hong Kong Government Bond yield.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

6.      Leases (cont.)

Supplemental balance sheet information related to operating lease was as follows:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Right-of-use asset	$3,171	$815

Lease liability – current	(1,972)	—
Total operating lease liability	$(1,972)	$—

The weighted average remaining lease terms and discount rates for the operating lease as of September 30, 2024 and 2025 were as follows:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Weighted average remaining lease term (years)	1.08	0.08
Weighted average discount rate	3.99%	3.99%

For the six months ended September 30, 2024 and 2025, the lease expense was as follows:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Operating lease expense	$2,451	$2,433

7.      Related party transactions

The table below sets forth the major related parties and their relationships with the Company as of September 30, 2024 and 2025:

No.	Names of related parties	Relationship
1	Mr. Chen Qiu	Shareholder and Executive Chairman of the Company
2	Xiamen Hongfang Zhichuang Media Co., Ltd.	63.63% held by Mr. Chen Qiu

The Company had the following balances with related parties:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Amounts due to Xiamen Hongfang Zhichuang Media Co., Ltd.(1)	$—	$34,294
Amounts due to Mr. Chen Qiu(2)	31,027	33,079
Amount due to related parties	$31,027	$67,373

____________

(1)      Amounts due to Xiamen Hongfang Zhichuang Media Co., Ltd. represented funds provided to the Company for deferred offering costs, which were unsecured interest-free and repayable on demand.

(2)      Amounts due to Mr. Chen Qiu represented funds provided to the Company for its daily operations, which were unsecured interest-free and repayable on demand.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

8.      Income tax

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. Additionally, upon payments of dividends by the Company to its shareholders, no Cayman withholding tax will be imposed.

British Virgin Islands

Red Wisdom (BVI) is incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Red Wisdom (BVI) is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Hong Kong

The Company’s subsidiary incorporated in Hong Kong is subject to profits tax in Hong Kong at the rate of 16.5%. According to Tax (Amendment) (No. 3) Ordinance 2018 published by Hong Kong government, effective April 1, 2018, under the two-tiered profits tax rates regime, the profits tax rate for the first HKD2 million of assessable profits will be lowered to 8.25% (half of the rate specified in Schedule 8 to the Inland Revenue Ordinance (IRO)) for corporations.

For the six months ended September 30, 2024 and 2025, the Company generated substantially all of its taxable income in Hong Kong. The tax expenses recorded in the Company’s result of operations are almost entirely attributable to income earned in Hong Kong. Should the Company’s operations expand or change in the future, where the Company generates taxable income in other jurisdictions, the Company’s effective tax rates may substantially change.

The following table sets forth current portion of income tax expense of the Company’s subsidiaries:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Current income tax expenses	$147,402	$255,658
Deferred income tax benefits	—	(96,575)
Total income tax expenses	$147,402	$159,083

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Income before income tax	$1,022,820	$1,092,242
Hong Kong Profit Tax rate	8.25% and 16.50%	8.25% and 16.50%
Non-deductible expenses	(232)	—
Income tax expenses	$147,402	$159,083
Effective income tax rate	14.41%	14.56%

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

8.      Income tax (cont.)

As of March 31, 2025 and September 30, 2025, the significant component of the deferred tax asset is summarized below:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Deferred tax asset:
Allowance for credit losses	$—	$96,575
Total deferred tax asset	$—	$96,575

As of September 30, 2025, the Company has net operating loss carried forward of nil. The Company has not recorded any allowance against its deferred tax assets as management believes it is more likely than not that the deferred tax assets will be fully realizable.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2025 and September 30, 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended September 30, 2024 and 2025 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from September 30, 2025.

9.      Ordinary shares

The shareholders’ equity structures of the Company as of March 31, 2025 and September 30, 2025 were presented after giving retroactive effect to the Reorganization of the Company that was completed on July 5, 2025.

The authorized share capital of the Company is $50,000 divided into 490,000,000 Class A Ordinary Shares of $0.0001 par value per share and 10,000,000 Class B Ordinary Shares of $0.0001 par value per share.

On July 5, 2025, 25,000,000 ordinary shares of the Company, including (i) 20,000,000 Class A ordinary shares and (ii) 5,000,000 Class B ordinary shares, were issued to the participating shareholders in connection with the restructuring of the Company with par value of US$0.0001. In accordance with SEC SAB Topic 4, the nominal share issuance was accounted for as a stock split and that all share and per share information has been retrospectively restated to reflect such stock split for all periods presented.

All shares rank equally with regard to the participating shareholders’ residual assets. The holders of ordinary shares are entitled to receive dividends as declared from time to time. The holders of Class A ordinary shares are entitled to one vote per share at meetings of the Company. The holders of Class B ordinary shares are entitled to fifty votes per share at meetings of the Company.

During the six months ended September 30, 2024 and 2025, the Company didn’t declare and paid any dividend to its shareholders.

The share subscription receivable presents the receivable for the issuance of ordinary shares of the Company and is reported as a deduction of equity and presented on a retroactive basis before the incorporation of the Company. Subscription receivable has no payment terms nor any interest receivable accrual.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

10.    Contingencies

Legal proceedings

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

11.    Concentration and Risk

Concentration of credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for expected credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Percentage of the Group’s total revenue
Customer A	*	27%
Customer B	*	18%
Customer C	*	17%
Customer D	*	13%
Customer E	17%	*
Customer F	15%	*
Customer G	11%	*

____________

*        Represented the percentage below 10%

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Percentage of the Group’s accounts receivable
Customer H	29%	25%
Customer I	18%	23%
Customer J	22%	16%
Customer K	*	14%
Customer L	*	12%
Customer E	11%	*
Customer F	11%	*

____________

*      Represented the percentage below 10%

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

11.    Concentration and Risk (cont.)

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s total purchases:

	For the six months ended September 30,
	2024	2025
	(Unaudited)
Percentage of the Group’s total cost of revenue
Supplier A	*	33%
Supplier B	*	21%
Supplier C	*	12%
Supplier D	23%	*
Supplier E	13%	*
Supplier F	10%	*

____________

*        Represented the percentage below 10%

The following table sets forth a summary of single suppliers who represent 10% or more of the Company’s accounts payable:

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
Percentage of the Group’s total accounts payable
Supplier G	54%	38%
Supplier F	32%	24%
Supplier H	*	15%
Supplier I	*	11%

____________

*        Represented the percentage below 10%

Economic and political risks

The Company’s operations are mainly conducted in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in Hong Kong.

The Company’s operations in Hong Kong are subject to special considerations and significant risks. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in Hong Kong, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Liquidity Risk

The Company is also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

11.    Concentration and Risk (cont.)

Credit Risk

Assets that potentially subject the Company to a significant concentration of credit risk primarily consist of cash, accounts receivable and other current asset.

The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Company periodically evaluates the creditworthiness of the existing clients in determining an allowance for expected credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

12.    Subsequent events

The Company renewed the lease agreement for its office premises located in Hong Kong. The renewed lease commenced on November 15, 2025 and will expire on November 14, 2026. Under the terms of the renewed lease, the Company is required to pay aggregate lease payments of approximately US$4,812 over the lease term. The monthly lease payment remains unchanged at RMB2,900 (US$401) per month.

The Company has evaluated events subsequent to the balance sheet date of September 30, 2025 through January 16, 2026, the date on which the unaudited condensed consolidated financial statements were issued and noted that there are no other subsequent events.

13.    Schedule I — Parent Only Financial Information

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiary exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of unaudited condensed consolidated subsidiary in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s subsidiary exceeded 25% of the unaudited condensed consolidated net assets of the Company. Therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of unaudited condensed consolidated subsidiary shall mean that amount of the Company’s proportionate share of net assets of unaudited condensed consolidated subsidiary (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiary in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s unaudited condensed consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiary. Such investment is presented on the condensed balance sheets as “Investment in a subsidiary” and the respective profit as “Equity in earnings of a subsidiary” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the unaudited condensed consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

As of September 30, 2025, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the unaudited condensed consolidated financial statements, if any.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

13.    Schedule I — Parent Only Financial Information (cont.)

The following presents condensed parent company only financial information of March 31, 2025 and September 30, 2025.

Condensed Balance Sheets

	As of March 31, 2025	As of September 30, 2025
	(Audited)	(Unaudited)
ASSETS
Non-current asset:
Investment in a subsidiary	$1,164,122	$2,097,281
Total current assets	1,164,122	2,097,281
TOTAL ASSETS	$1,164,122	$2,097,281

SHAREHOLDERS’ EQUITY
Class A ordinary shares (par value of US$0.0001 per share; 490,000,000 Class A ordinary shares authorized, 20,000,000 Class A ordinary shares issued and outstanding as of March 31, 2025 and September 30, 2025, respectively)*	2,000	2,000
Class B ordinary shares (par value of US$0.0001 per share; 10,000,000 Class B ordinary shares authorized, 5,000,000 Class B ordinary shares issued and outstanding as of March 31, 2025 and September 30, 2025, respectively)*	500	500
Subscription receivable	(2,500)	(2,500)
Retained earnings	1,164,122	2,097,281
Total shareholders’ equity	1,164,122	2,097,281
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,164,122	$2,097,281

____________

*        The shares amounts are presented on a retroactive basis.

Condensed Statements of Operation

	For the six months ended September 30,
	2024	2025
	(Unaudited)
EQUITY IN EARNINGS OF A SUBSIDIARY	$875,418	$933,159

INCOME BEFORE INCOME TAX EXPENSES	875,418	933,159
INCOME TAX EXPENSES	—	—
NET INCOME	$875,418	$933,159

Condensed Statements of Cash Flows

The Parent Company had no cash activities for the six months ended September 30, 2024 and 2025.

(a)     Basis of presentation

The Company was incorporated under the law of the Cayman Islands as an exempted company with limited liability on February 12, 2025 and as a holding company.

The condensed parent company financial information of the Company has been prepared using the same accounting policies as set out in the accompanying unaudited condensed consolidated financial statements.

RED WISDOM CREATION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in U.S. dollars, except for share and per share data)

13.    Schedule I — Parent Only Financial Information (cont.)

The condensed parent-company-only financial statements are presented as if the incorporation of the Company and its subsidiary had taken place on August 9, 2019 and throughout the two periods ended September 30, 2025.

(b)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiary exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiary shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiary (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiary in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiary of Red Wisdom exceed 25% of the unaudited condensed consolidated net assets of Red Wisdom. The abilities of the Company’s subsidiary in Hong Kong to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiary of Red Wisdom does not exceed 25% of the unaudited condensed consolidated net assets of Red Wisdom and accordingly the above condensed parent company only financial information of Red Wisdom is presented for supplementary reference.

As of March 31, 2025 and September 30, 2025, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the unaudited condensed consolidated Financial Statements, if any.

Red Wisdom Creation Limited

6,250,000 Class A Ordinary Shares

––––––––––––––––––––––––––––––

PROSPECTUS

––––––––––––––––––––––––––––––

[    ], 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Part II — Information Not Required in the Prospectus

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide that to the extent permitted by law, our Company shall indemnify each existing or former director (including alternate director), secretary and other officer of our Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning our Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, our Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of our Company in respect of any matter identified in the amended and restated articles of association on condition that the director (including alternate director), secretary or officer must repay the amount paid by our Company to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

•        On February 12, 2025, we formed the Company. On the date of its incorporation, 1 ordinary share was issued to ICS Corporate Services (Cayman) Limited. On the same date, the 1 ordinary share was transferred from ICS Corporate Services (Cayman) Limited to Red Wisdom CQ Limited.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

Item 8. Exhibits.

(a)     The following documents are filed as part of this registration statement:

1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association of the Registrant, effective as at July 5, 2025
4.1*	Specimen Share Certificate
5.1	Opinion of Ogier as to the validity of the Class A Ordinary Shares
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*	Director Agreement between the Registrant and Chen Qiu
10.2*	Independent Director Agreement between the Registrant and Liao Lingjie
10.3*	Independent Director Agreement between the Registrant and Zhou Mo
10.4*	Independent Director Agreement between the Registrant and Zhou Wensi
10.5*	Officer Agreement between the Registrant and Lin Shenghong
10.6*	Form of Indemnification Agreement between the Registrant and its directors
10.7*	Lease Agreement for Office Tower 2 of The Harbourfront, 22 Tak Fung Street, Hung Homg, Hong Kong dated January 1, 2024
10.8*	Lease Agreement for Office Tower 2 of The Harbourfront, 22 Tak Fung Street, Hung Homg, Hong Kong dated November 15, 2025
10.9*	Human Resource Services Agreement dated September 30, 2023
14.1*	Form of Code of Business Conduct and Ethics
21.1*	List of Subsidiaries
23.1	Consent of Ogier (included in Exhibit 5.1)
23.2	Consent of Enrome LLP
23.3*	Consent of Flash-Stone Consulting
23.4*	Consent of Loeb & Loeb LLP
23.5*	Consent of Tenet & Partners
24.1	Power of Attorney (included on signature page to the registration statement)
99.1*	Form of Charter of the Audit Committee
99.2*	Form of Charter of the Compensation Committee
99.3*	Form of Charter of the Nominating and Corporate Governance Committee
99.4*	Consent of Liao Lingjie
99.5*	Consent of Zhou Mo
99.6*	Consent of Zhou Wensi
99.7*	Clawback Policy
99.8*	Form of Whistleblower Policy
99.9*	Form of Insider Trading Policy
107	Calculation of Registration Fee

____________

*        Previously Filed

(b)    Financial Statement Schedules

None.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)     to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

(b)    insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(c)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(d)    for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on February 26, 2026.

By:	/s/ Chen Qiu
Name:	Chen Qiu
Title:	Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chen Qiu, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Chen Qiu	Chief Executive Officer and Director	February 26, 2026
Chen Qiu	(Principal executive officer)
/s/ Lin Shenghong	Chief Financial Officer	February 26, 2026
Lin Shenghong	(Principal financial and accounting officer)

Authorized U.S. Representative

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Red Wisdom Creation Limited, has signed this registration statement in New York, on February 26, 2026.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.